UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2008
clickNsettle.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8899 Beverly Boulevard, Suite 619
Los Angeles, California	90048
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 274-2036
4400 Biscayne Boulevard, Suite 950, Miami, Florida 33137
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The disclosure set forth under Item 2.01 to this Current Report on Form 8-K is incorporated by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 29, 2008, clickNsettle.com, Inc. (“CKST”) completed an acquisition of Cardo Medical, LLC, a privately held California limited liability company (“Cardo”), and its subsidiaries pursuant to a Merger Agreement and Plan of Reorganization, dated as of June 18, 2008, as amended, by and among CKST, Cardo and Cardo Acquisition, LLC, a California limited liability company and wholly-owned subsidiary of CKST.
The Merger Agreement provides for the merger of Cardo with and into Cardo Acquisition, LLC, with Cardo continuing as the surviving entity in the merger and a wholly-owned subsidiary of CKST (referred to as the “Merger”).
As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2008, on or about the signing of the Merger Agreement, Frost Gamma Investments Trust and other investors invested $12.975 million in Cardo in exchange for units of Cardo’s membership interests. Dr. Phillip Frost, Chairman and Chief Executive Officer of Opko Health, Inc. (formerly known as eXegenics Inc.), is the trustee and beneficiary of Frost Gamma Investments Trust. Cardo used approximately $9.7 million of the proceeds from these investments to close on the acquisition of the outstanding equity interests of three partially owned subsidiaries of Cardo (Accelerated Innovation, LLC, Cervical Xpand, LLC and Uni-Knee, LLC), to repay an existing member loan (in the amount of $1.2 million) and for transaction expenses, and expects to use the remaining funds to accelerate its research and product development.
Under the terms of the Merger Agreement, at the closing of the Merger, each Cardo unit issued and outstanding was converted into and exchanged for the right to receive 667,204.70995 shares of common stock of CKST. As a result of the Merger, CKST’s shareholders and optionholders own approximately 5.5% of the combined company on a fully diluted basis (or 11,298,979 shares of common stock outstanding and underlying options), the members of Cardo, excluding the new investors, own approximately 64.8% of the combined company on a fully diluted basis (or 133,440,942 shares of common stock), the new investors own approximately 28.5% of the combined company on a fully diluted basis (or 58,641,701 shares of common stock), and optionholders of Cardo own approximately 1.2% of the combined company on a fully diluted basis (or 2,398,400 shares of common stock underlying those options).
In connection with the consummation of the Merger, CKST will propose to its shareholders an amendment to its Certificate of Incorporation to change its name from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.” CKST’s trading symbol is “CKST.OB,” which we expect to change in connection with the name change. CKST intends to apply to have its shares listed on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing.
In addition, 10 days after filing and transmitting an Information Statement to CKST’s shareholders (approximately September 19, 2008) pursuant to Section 14(f) of the Securities

Exchange Act of 1934, as amended, and Rule 14f-1 thereunder (the “Information Statement”), the Board of Directors of Cardo initially will consist of five directors to be appointed by Dr. Andrew Brooks and two directors to be appointed by Dr. Frost. Dr. Brooks, an orthopedic surgeon, will serve as Chief Executive Officer of the combined company and as its Chairman of the Board 10 days after we file the Information Statement and transmit it to CKST’s shareholders. The company will be headquartered in Los Angeles, California.
Escrow Agreement
As security for the customary indemnification obligations of Cardo to CKST, 10.0% of CKST’s shares issued in connection with the Merger to the historical members of Cardo (i.e., the members of Cardo prior to the admission of the new investors) will be held in escrow by a third-party escrow agent until August 28, 2009, which shares will thereafter be released except with respect to a number of escrowed shares as determined by the Board of Directors to be necessary to satisfy any unresolved claim until the claim is fully and finally resolved.
Lockup Agreements
In connection with the Merger, the officers and directors of the combined company and certain of their family members, as well as each Cardo member owning 5% or more of the outstanding capital stock of CKST, entered into lockup agreements. Each lockup agreement provides that the shares of CKST issued in the Merger may not be, directly or indirectly, sold for a period of two years following completion of the Merger.
* * *
The summary discussion of material terms of the Merger Agreement set forth above is qualified by reference to the Merger Agreement and its amendment, copies of which are attached as Exhibits 2.1 and 2.2 to the Current Report on Form 8-K filed on June 23, 2008 and are incorporated herein by reference. The summary discussion of material terms of the Escrow Agreement and the Lockup Agreements set forth above is qualified by reference to those agreements, copies of which are attached as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.
On September 2, 2008, we issued a press release announcing the closing of the Merger Agreement and the related transactions described herein, which press release is attached as Exhibit 99.1 to this report.

FORM 10 DISCLOSURES
As disclosed under Item 2.01 of this Current Report on Form 8-K, on August 29, 2008, clickNsettle.com, Inc. acquired Cardo Medical, LLC and its subsidiaries in the Merger. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the Merger, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended.
Accordingly, we provide below the information that would be included in Form 10. Please note that the information provided below relates to the combined company after the completion of the Merger, except that information relating to periods before the date of the Merger only relates to clickNsettle.com, Inc., unless otherwise specifically indicated.
EXPLANATORY NOTE REGARDING DISCLOSURES ABOUT
DIRECTORS AND EXECUTIVE OFFICERS
     Except where the context otherwise requires, disclosures presented in this Current Report on Form 8-K, including the disclosures in accordance with Form 10, regarding the directors and executive officers of clickNsettle.com, Inc. are as of the tenth day following the filing and transmission to shareholders of the Information Statement (approximately September 19, 2008). Prior to that date, the directors and executive officers are the following: Glenn L. Halpryn, Chairman of the Board, Chief Executive Officer and President; Noah M. Silver, Vice President, Secretary, Treasurer and director; Alan Jay Weisberg, Chief Financial and Accounting Officer and director; and Curtis Lockshin, director. Information regarding these directors and executive officers can be found in the following filings of clickNsettle.com, Inc., which are incorporated by reference: Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, filed on February 20, 2008; Current Report on Form 8-K filed on March 18, 2008; and Information Statement Pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, filed on September 9, 2008.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K, including the disclosures in accordance with Form 10, contain “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995, or the PSLRA. Forward-looking statements include statements about our expectations, beliefs or intentions regarding our product development efforts, business, financial condition, results of operations, strategies or prospects. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements.
Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements.

Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described under the caption “Risk Factors” in Item 1A of these Form 10 disclosures, some of which are briefly listed below. Other factors besides those listed there also could adversely affect us.
Any or all of our forward-looking statements in this Current Report on Form 8-K may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many factors mentioned in our discussion in this Current Report on Form 8-K will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.
Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:
•	our ability to market, commercialize and achieve market acceptance of any of our products or any product candidates that we are developing or may develop in the future, and the acceptance of those products;

•	our ability to maintain an adequate sales network for our products, including our ability to attract and retain independent distributors;

•	our ability to obtain regulatory approval for our products and our ability to comply with ongoing regulation of our products;

•	the effect on Medicare prescription drug coverage legislation and future legislative or regulatory reform of the health care system and its effect on our ability to sell our products profitably;

•	our business strategy and our underlying assumptions about market data, demographic trends, reimbursement trends, pricing trends, and trends in the treatment of spine, hip and knee disorders;

•	our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements, liquidity and our potential need to raise additional financing;

•	our ability to comply with industry standards in regulatory compliance matters;

•	our ability to control our costs and achieve profitability;

•	our ability to market and sell our products in any international market that we attempt to enter;

•	our ability to attract and retain a qualified management team, as well as other qualified personnel and advisors;

•	our ability to enter into licensing and business combination agreements with third parties and to successfully integrate the acquired technology and/or businesses;

•	our management team’s ability to accommodate growth and manage a larger organization;

•	our ability to protect our intellectual property, and to not infringe upon the intellectual property of third parties;

•	because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected;

•	our ability to conclude that we have effective disclosure controls and procedures; and

•	our ability to comply with corporate governance programs and with changing regulations concerning corporate governance and public disclosure.
Except where the context otherwise requires, the term “we,” “us,” “our,” “the company” or “CKST” refers to the business of clickNsettle.com, Inc. and its consolidated subsidiaries as follows: the term “Cardo” or “Cardo Medical, LLC” refers to the business of Cardo Medical, LLC, our wholly-owned subsidiary, prior to the consummation of the Merger; the term “Accelerated” or “Accelerated Innovation, LLC” refers to the business of Accelerated Innovation, LLC, the wholly-owned subsidiary of Cardo; the term “Cervical Xpand” or “Cervical Xpand, LLC” refers to the business of Cervical Xpand, LLC, a subsidiary owned by Cardo directly and indirectly through Accelerated; and the term “Uni-Knee” or “Uni-Knee, LLC” refers to the business of Uni-Knee, LLC, a subsidiary owned by Cardo directly and indirectly through Accelerated. Cardo, Accelerated, Cervical Xpand and Uni-Knee are CKST’s operating subsidiaries and comprise all of the operations of the combined company as of the date of this Current Report on Form 8-K.

Item 1. Business.
Information about clickNsettle.com, Inc. Before the Merger
clickNsettle.com, Inc., or CKST, was incorporated in the State of Delaware on January 12, 1994. CKST previously was involved in the business of providing alternative dispute resolution, or ADR, services. On October 31, 1994, CKST acquired all of the outstanding common stock of its predecessor operating company, which was formed on February 6, 1992, and was primarily owned by its former Chief Executive Officer and President. CKST’s predecessor began operations in March 1992 as a provider of ADR services. CKST’s predecessor was merged into CKST as of the end of June 1999. In June 2000, CKST’s name was changed from “NAM Corporation” to “clickNsettle.com, Inc.” CKST ceased all operations relating to its historical ADR business in January 2005 when it sold that business to National Arbitration and Mediation, Inc., a company owned by CKST’s former Chief Executive Officer. From the consummation of the sale of the ADR business and until the closing of the Merger, CKST had no operating business. As such, prior to the Merger, CKST was a publicly traded shell company actively searching for a new operating business to acquire or to enter into a merger transaction. Upon consummation of the Merger, CKST adopted Cardo’s business plan, which is now CKST’s wholly-owned subsidiary. You should read the discussion below in conjunction with CKST’s consolidated financial statements and the related notes and the pro forma financial statements contained in this Current Report on Form 8-K.
Information about Cardo Medical, LLC and Its Subsidiaries
Overview
Cardo Medical, LLC is an early-stage orthopedic medical device company specializing in designing, developing and marketing reconstructive joint devices and spinal surgical devices. Reconstructive joint devices are used to replace knee, hip and other joints that have deteriorated through disease or injury. Spinal surgical devices involve products to stabilize the spine for fusion and reconstructive procedures. Within these areas, Cardo intends to focus on the higher-growth sectors of the orthopedic industry, such as advanced minimally invasive instrumentation and bone-conserving high-performance implants. Cardo is focused on developing surgical devices that will enable surgeons to bridge the gap between soft tissue-driven sports medicine techniques and classical reconstructive surgical procedures. Cardo commercializes its reconstructive joint devices through its Cardo Orthopedics division and its spine devices through its Cardo Spine division.
In December 2006, Cardo initiated sales of the Align 360 unicompartmental knee device, a partial knee resurfacing device for the medial or lateral part of the knee. Cardo has received approval under Section 510(k) of the Federal Food, Drug and Cosmetic Act (“Section 510(k)”) for its uniquely instrumented patello-femoral arthroplasty, a resurfacing device for the back of the kneecap, as well as for its total hip replacement system and its monopolar and bipolar hip systems. Cardo also have received Section 510(k) approvals for its spinal lumbar fusion system and its cervical plate and screw systems. Cardo is actively engaged in a number of research and development projects for total knee arthroplasty, spinal motion preservation, fusion devices and minimally invasive approaches for treating an array of spinal disorders.

Recent Transactions
Cardo Medical, LLC was formed on April 6, 2007 as a California limited liability company for the purpose of acquiring an interest in the medical device business conducted by Accin Corporation directly and through Accin’s interests in Cervical Xpand, LLC and Uni-Knee, LLC. Following Cardo’s organization:
•	Cardo and Accin formed a Delaware limited liability company on April 20, 2007 under the name Accelerated Innovation, LLC;

•	On May 21, 2007, Accin contributed substantially all of its business, properties and assets, including its majority interests in Cervical Xpand and Uni-Knee, to Accelerated in exchange for a 62.5% interest in Accelerated and the distribution referenced below in the amount of $3.75 million;

•	Concurrently with the above, on May 21, 2007, Cardo contributed $3.75 million to Accelerated in exchange for a 37.5% interest in Accelerated; and

•	the amount of $3.75 million was distributed by Accelerated to Accin.
Under the terms of Accelerated’s Limited Liability Company Agreement, Cardo was granted an option to purchase the 62.5% interest in Accelerated held by Accin for a purchase price of $6.25 million. Following the exercise of that option in June 2008, Cardo acquired all of the interests in Accelerated held by Accin, and Accelerated became a wholly-owned subsidiary of Cardo.
Prior to that, in February 2008, Cardo entered into Membership Interest Purchase Agreements with the holders of the minority membership interests in Cervical Xpand and Uni-Knee. Cervical Xpand and Uni-Knee were formed as New Jersey limited liability companies on July 12, 2005 and May 10, 2006, respectively, for the purpose of conducting research and development activities. Prior to the closing of the transactions contemplated by the Membership Interest Purchase Agreements, Accelerated, as the assignee of Accin’s assets, owned 52.083% of the membership interests in Cervical Xpand and 51.21% of the membership interests in Uni-Knee, and the minority holders held the remaining outstanding interests. Upon the closing of the transactions contemplated by the Membership Interest Purchase Agreements, in June 2008, Cardo acquired the outstanding membership interests from the minority holders for an aggregate purchase price of $1,437,510 for the Cervical Xpand interests and $2,049,180 for the Uni-Knee interests. As a result, Cardo now owns all of the interests in Cervical Xpand and Uni-Knee directly and indirectly through its ownership of Accelerated.
On June 18, 2008, Cardo entered into a Merger Agreement and Plan of Reorganization with CKST and Cardo Acquisition, LLC, a California limited liability company and wholly-owned subsidiary of CKST. Upon the consummation of the transactions contemplated by the Merger Agreement, CKST acquired Cardo through a merger of Cardo with Cardo Acquisition, with Cardo continuing as the surviving entity in the Merger and a wholly-owned subsidiary of CKST. Pursuant to the Merger Agreement, all of the issued and outstanding units of Cardo’s membership interests were converted into the right to receive shares of the common stock of CKST.

On or about the signing of the Merger Agreement, Frost Gamma Investments Trust and other investors invested $12.975 million in Cardo in exchange for units of Cardo’s membership interests. Dr. Phillip Frost, Chairman and Chief Executive Officer of Opko Health, Inc. (formerly known as eXegenics Inc.), is the trustee and beneficiary of Frost Gamma Investments Trust. Cardo used approximately $9.7 million of the proceeds from these investments to close on the acquisition of the outstanding equity interests of three partially owned subsidiaries of Cardo (Accelerated Innovation, LLC, Cervical Xpand, LLC and Uni-Knee, LLC), to repay an existing member loan (in the amount of $1.2 million) and for transaction expenses, and expects to use the remaining funds to accelerate its research and product development.
In addition, as of the closing of the Merger, CKST had cash and cash equivalents in the approximate amount of $2.5 million held in money market accounts and certificates of deposit, which is now available for use in our business due to the Merger. In total, following the Merger, the combined company currently has $4.7 million in cash and cash equivalents.
Under the terms of the Merger Agreement, at the closing of the Merger, each Cardo unit issued and outstanding was converted into and exchanged for the right to receive 667,204.70995 shares of common stock of CKST. As a result of the Merger, CKST’s shareholders and optionholders own approximately 5.5% of the combined company on a fully diluted basis (or 11,298,979 shares of common stock outstanding and underlying options), the members of Cardo, excluding the new investors, own approximately 64.8% of the combined company on a fully diluted basis (or 133,440,942 shares of common stock), the new investors own approximately 28.5% of the combined company on a fully diluted basis (or 58,641,701 shares of common stock), and optionholders of Cardo own approximately 1.2% of the combined company on a fully diluted basis (or 2,398,400 shares of common stock underlying those options).
Ten days following the filing and transmission to shareholders of the Information Statement (approximately September 19, 2008), our Board of Directors will consist of five directors originally designated by Andrew A. Brooks, M.D. and two directors originally designated by Phillip Frost, M.D. Dr. Brooks, an orthopedic surgeon, will serve as the Chairman of the Board and Chief Executive Officer of the combined company on the tenth day after we file and transmit the Information Statement. In the future, our directors will be designated by our shareholders. However, given that a few shareholders together own a majority of our common stock, they will be able to elect a majority of the directors of CKST.
We are headquartered in Los Angeles, California. In connection with the consummation of the Merger, CKST will propose to its shareholders an amendment to its Amended and Restated Certificate of Incorporation to change its name from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.” CKST’s trading symbol is “CKST.OB,” which we expect to change in connection with the name change. CKST’s common stock is quoted on the National Association of Securities Dealers, Inc.’s, Over-the-Counter Bulletin Board, or the OTC Bulletin Board.
We intend to apply to have our shares listed on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing.
As soon as practicable after the closing of the Merger, we will merge Accelerated with and into Cardo, with Cardo as the surviving entity in that merger, and then convert Cardo into a Delaware limited liability company. In addition, following Cardo’s conversion, we will merge each of Cervical Xpand and Uni-Knee with a Cardo wholly-owned subsidiary formed in Delaware, with each Delaware entity as the surviving entity in those mergers.
Products
Following is a listing of our current products:
Knee Portfolio
•	Align 360 Unicompartmental Knee System - A uniquely instrumented partial knee replacement that allows resurfacing of either the medial or lateral compartments of the knee. This product promotes the consistent balancing of the flexion and extension gaps for unicompartmental knee surgery.

•	Align 360 Patellofemoral System - A uniquely instrumented and novel patellofemoral system that allows resurfacing of the patellofemoral joint. This product is an anatomic system that addresses the disease of the patellofemoral joint.
Hip Portfolio
•	Accin Total Hip System - A taperloc type of hip system that allows replacement of the ball and socket of the hip joint. This product offers a dual taper hip design for total hip arthroplasty complemented by the Accin Bipolar and Monopolar Hip Systems for hip fracture applications.

•	Accin Bipolar Hip System - A bipolar hip that allows replacement of the ball of the hip for either fracture, tumors or reconstruction from some other type of pathology.

•	Accin Monopolar Hip System - A monopolar hip that allows replacement of the ball of the hip from either fracture, tumors or reconstruction from some other type of pathology.
Spinal Product Line
•	Accin Lumbar Pedicle Screw/Rod System- A pedicle screw and rod system for instrumentation of lumbar spine fusion incorporating an evolutionary locking mechanism allowing for high screw angulation.

•	Accin Cervical Plate/Screw System- An innovative low-profile system for cervical spine fusion incorporating an integrated, floating tapered-ring locking mechanism to simplify surgical procedure.
Our products listed above have received Section 510(k) approval. In addition, we have submitted Section 510(k) applications for our Helibone VBR System, a novel device with potentially larger applications in spine surgery, and our Accin Total Knee System, a uniquely instrumented high-performance total knee device, which are currently being reviewed by the FDA. We have a number of earlier stage research and development projects underway, some of which we may submit for regulatory approval in the future.

Orthopedic Industry
According to the 2007-2008 Orthopaedic Industry Annual Report published by Knowledge Enterprises, Inc., which we refer to herein as the Industry Annual Report, the worldwide market for orthopedic products in 2007 was estimated to be $32.5 billion, representing an 11.8% increase from the previous year. According to this report, bone and joint diseases account for half of all the chronic conditions in people over 50 years of age. With the predicted doubling of the aged population by the year 2020, the report suggests that demographics alone will drive growth in the global orthopedic industry. We also believe that the orthopedic industry will continue to grow due to an increasingly older population and extended life spans in the Unites States and other developed countries worldwide.
According to the Industry Annual Report, the world’s six largest replacement companies—Zimmer, Johnson & Johnson, Stryker, Smith & Nephew, Biomet and Wright Medical—generated 89% of joint product sales in 2007. We believe that the size of these companies often leads them to concentrate their marketing and research and development efforts on products that they believe will have a relatively high minimum threshold level of sales. As a result, there is an opportunity for a smaller orthopedic company, such as us, to focus on smaller, higher-growth sectors of the orthopedic market, while still offering a comprehensive product line to address the needs of its customers in a customized and interactive fashion.
Orthopedic devices are commonly divided into several primary sectors corresponding to the major subspecialties within the orthopedic field: reconstruction, trauma, arthroscopy, spine and biologics. Management’s initial focus is on innovation related to reconstructive joint devices and spinal products, as discussed below.
Reconstructive Joint Device Market
Most reconstructive joint devices are used to replace or repair joints that have deteriorated as a result of disease or injury. Despite the availability of non-surgical treatment alternatives such as oral medications, injections and joint fluid supplementation of the knee, severe cases of disease or injury often require reconstructive joint surgery.
Reconstructive joint surgery involves modifying the bone area surrounding the affected joint and inserting one or more manufactured components, and also may involve using bone cement.
The reconstructive joint device market is generally divided into the areas of hips, knees and extremities. According to the Industry Annual Report, it is estimated that the worldwide reconstructive joint device market had sales of approximately $11.6 billion in 2007, with hip reconstruction and knee reconstruction representing the largest sectors.
Knee Reconstruction. The knee joint involves the surfaces of three distinct bones: the lower end of the femur, or thigh bone, the upper end of the tibia, or shin bone, and the patella, or kneecap. Cartilage on any of these surfaces can be damaged due to disease or injury, leading to pain and inflammation requiring knee reconstruction. According to the Industry Annual Report, knee reconstruction was the largest sector of the reconstructive joint device market in 2007, with estimated sales of approximately $5.9 billion worldwide.

One of the major trends in knee reconstruction includes the use of minimally invasive techniques to accomplish reconstructive goals with less damage to surrounding soft tissues. Our unicompartmental device has been designed to be inserted through small incision surgery with an innovative instrumentation approach. Our design approach was to develop an innovative instrumentation system to improve and simplify surgical technique for a clinically proven implant concept. We believe that our system allows the surgeon to simply and reproducibly balance both flexion and extension gaps. This is a general approach we plan to continue with our other products.
Hip Reconstruction. The hip joint is a ball-and-socket joint that enables the large range of motion that the hip performs in daily life. The hip joint is most commonly replaced due to degeneration of the cartilage between the head of the femur (the ball) and the acetabulum or hollow portion of the pelvis (the socket). This degeneration causes pain, stiffness and a reduction in hip mobility. According to the Industry Annual Report, it is estimated that the worldwide hip reconstruction market had sales of approximately $5.1 billion in 2007.
Similar to the knee reconstruction market, major trends in hip replacement procedures and implants are to extend implant life and to preserve bone stock for possible future procedures. New products have been developed that incorporate advances in bearing surfaces from the traditional polyethylene surface. These alternative bearing surfaces include metal-on-metal, cross-linked polyethylene and ceramic-on-ceramic combinations, which exhibit improved wear characteristics and lead to longer implant life. In addition to advances in bearing surfaces, implants that preserve more natural bone have been developed in order to minimize surgical trauma and recovery time for patients. These implants, known as bone-conserving implants, leave more of the hip bones intact, which may be beneficial given the likelihood of future revision replacement procedures as the average patient’s lifetime increases. Bone-conserving procedures are intended to enable patients to delay their first total hip procedure and may significantly increase the time from the first procedure to the time when a revision replacement implant is required. Our hip product portfolio, currently consisting of three products, is focused on improving the surgical techniques for bone-conservative procedures. These products integrate implant designs that are based on predicate devices (i.e., a device with a similar design that has already received clearance) with successful long-term clinical histories. We are actively engaged in several research and development efforts to develop better instrumentation for less traumatic surgeries, improved component designs and bearing surfaces to increase longevity of our devices.
Spine Market
Back and neck pain is one of the leading causes of healthcare expenditures in the United States, with a direct cost of approximately $86 billion annually for diagnosis, treatment and rehabilitation, according to an article published in The Journal of the American Medical Association (published February 13, 2008). According to the Industry Annual Report, the U.S. market for lumbar and cervical spine fusion, which is the focus of our spinal business, was estimated to be over $3 billion in 2006 and over $3.6 billion in 2007, and is estimated to grow to more than $4.2 billion in 2008.

The spine consists of vertebrae, which are 29 separate bones connecting the skull to the pelvis. The vertebrae are joined together by soft tissue structures that provide the core of the human skeleton. Within the spinal column, the spinal cord, which is the body’s central nerve pathway, is protected by the bony parts of the vertebrae. Nerves contained in the spinal column exit through the foramen openings to the rest of the body. Vertebrae are joined to each other in pairs which are often referred to as motion segments. These motion segments move by means of three joints: two facet joints and one spine disc. The facet joints provide stability and enable the spine to bend and twist while the discs absorb pressures and shocks to the vertebrae.
The four major categories of spine disorders are degenerative conditions, deformities, trauma and tumors. The largest market, and the focus of our spinal research and development business, is degenerative conditions of the facet joints and disc space. These conditions can result in instability and pressure on the nerve roots as they exit the spinal column, causing back pain or radiating pain in the arms or legs.
The recommended treatments for spine disorders depend on the severity and duration of the disorder. Initially, physicians will prescribe non-operative procedures, including bed rest, bracing, medication, lifestyle modification, exercise, physical therapy, chiropractic care and steroid injections. In most cases, non-surgical treatment options are effective; however, many patients do not respond to non-operative treatments and require spine surgery to alleviate their symptoms.
It is estimated that in excess of one million patients undergo spine surgery each year in the United States. The most common spine surgery procedures are: discectomy, which consists of the removal of all or part of a damaged disc; laminectomy, the removal of all or part of a lamina, or thin layer of bone, to relieve pinching of the nerve and narrowing of the spinal canal; and fusion, where two or more adjoining vertebrae are fused together to provide stability. All three of these procedures require access to the spine through either a traditional open approach or through smaller, less invasive methods using various types of retractors or other percutaneous techniques.
We believe that the implant market for spine surgery procedures will continue to grow because of the following market dynamics:
Demographics. The population cohort most likely to experience back pain is likely to grow as a result of our aging baby boomer population. The first baby boomers turned 62 in 2008, and over the next two decades we will see a substantial increase in our aging population. We believe that this generation of older people is less willing to compromise on reducing activity levels and is more interested in treatments that will allow a more rapid return to activities with shorter periods of disability.
Increased Acceptance of Implants. The implementation of implants for use in spine surgery has become the standard of care over the past decade. In the last five years, there has been a substantial and significant increase in the percentage of spinal fusion surgeries using implants. According to Millennium Research Group, an estimated 85% or more of all spinal fusion procedures involve an implant. The current generation of modern trained spine surgeons has accepted usage of implants as the gold standard for achieving optimal results.

Increased Demand for Newer Technologies. Because of the ubiquitous nature of back pain, the market is interested in newer technologies, such as motion preservation, and novel minimally invasive techniques which would potentially allow earlier intervention in the degenerative process of the spine for many patients.
Government Regulation
United States
Our products are regulated by the U.S. Food and Drug Administration, or the FDA, under the Federal Food, Drug, and Cosmetic Act. Some of our products also are regulated by state agencies. FDA regulations and the requirements of the Federal Food, Drug, and Cosmetic Act affect the pre-clinical and clinical testing, design, manufacture, safety, efficacy, labeling, storage, recordkeeping, advertising and promotion of our medical device products. FDA regulations govern, among other things, the following activities that we or our partners perform and will continue to perform:
•	product design and development;
•	product testing;
•	product manufacturing;
•	product labeling;
•	product storage;
•	premarket clearance or approval;
•	advertising and promotion; and
•	product sales and distribution.
Generally, before we can market a new medical device, marketing clearance from the FDA must be obtained through either a premarket notification under Section 510(k) or the approval of a premarket approval, or PMA, application. The FDA typically grants a Section 510(k) clearance if the applicant can establish that the device is substantially equivalent to a predicate device (i.e., a device with a similar design that has already received clearance). It generally takes approximately three months from the date of a Section 510(k) submission to obtain clearance, but it may take longer, particularly if a clinical trial is required. The FDA may find that a Section 510(k) clearance is not appropriate or that substantial equivalence has not been shown and, as a result, will require a PMA application.
PMA applications must be supported by valid scientific evidence to demonstrate the safety and effectiveness of the device, typically including the results of human clinical trials, bench tests and laboratory and animal studies. The PMA application also must contain a complete description of the device and its components, and a detailed description of the methods, facilities and controls used to manufacture the device. In addition, the submission must include the proposed labeling and any training materials. The PMA application process can be expensive and generally takes significantly longer than the Section 510(k) process. Additionally, the FDA may never approve the PMA application. As part of the PMA application review process, the FDA generally will inspect the manufacturer’s facilities to ensure compliance with applicable quality system regulatory requirements, which include quality control testing, control documentation and other quality assurance procedures.
If human clinical trials of a medical device are required and the device presents a significant risk, the sponsor of the trial must file an investigational device exemption, or IDE, application prior to commencing human clinical trials. The IDE application must be supported by data, typically including the results of animal and/or laboratory testing. If the IDE application is approved by the FDA and one or more institutional review boards, human clinical trials may begin at a specific number of investigational sites with a specific number of patients, as approved by the FDA. If the device presents a nonsignificant risk to the patient, a sponsor may begin the clinical trial after obtaining approval for the trial by one or more institutional review boards without separate approval from the FDA. Submission of an IDE does not give assurance that the FDA will approve the IDE and, if it is approved, we cannot assure you that the FDA will determine that the data derived from the trials support the safety and effectiveness of the device or warrant the continuation of clinical trials. An IDE supplement must be submitted to and approved by the FDA before a sponsor or investigator may make a change to the investigational plan that may affect its scientific soundness, study indication or the rights, safety or welfare of human subjects. The trial also must comply with the FDA’s IDE regulations and informed consent must be obtained from each subject.
If the FDA believes we are not in compliance with the law, it can institute proceedings to detain or seize products, issue a market withdrawal, enjoin future violations and seek civil and criminal penalties against us and our officers and employees. If we fail to comply with these regulatory requirements, our business, financial condition and results of operations could be harmed.
Thus far, all of our approved products have been cleared by the FDA through the Section 510(k) premarket notification process. We have not needed to conduct any clinical trials to support some of our regulatory approvals. Regulations regarding the manufacture and sale of our products are subject to change. We cannot predict the effect, if any, that these changes might have on our business, financial condition and results of operations. In addition to granting approvals for our products, the FDA has the authority to randomly inspect us for compliance with regulatory requirements that apply to our operations. These requirements include labeling regulations, manufacturing regulations, quality system regulations, regulations governing unapproved or off-label uses and medical device regulations. Medical device regulations require a manufacturer to report to the FDA serious adverse events or certain types of malfunctions involving its products. The FDA inspects device and drug manufacturing facilities in the United States in order to assure compliance with applicable quality system regulations. As discussed in the section below titled “Manufacturing and Supply,” we currently outsource the manufacture of our products to third-party vendors.
Further, we are subject to various federal and state laws concerning health care fraud and abuse, including false claims laws, anti-kickback laws and physician self-referral laws. Violations of these laws can result in criminal and/or civil punishment, including fines, imprisonment and, in the United States, exclusion from participation in government health care programs. The scope of these laws and related regulations is expanding and their interpretation is evolving. There is very little precedent related to these laws and regulations. Increased funding for enforcement of these laws and regulations has resulted in greater scrutiny of marketing practices in our industry and resulted in several investigations by various government authorities. If a governmental authority were to determine that we do not comply with these laws and regulations, then we and our officers and employees could be subject to criminal and civil sanctions, including exclusion from participation in federal health care reimbursement programs.
International
In the next few years, we plan to seek required regulatory approvals and comply with extensive regulations governing product safety, quality, manufacturing and reimbursement processes in order to market our products in some major foreign markets, which may include countries in Latin America, Europe or Asia. These regulations vary significantly from country to country and with respect to the nature of the particular medical device. The time required to obtain these foreign approvals to market our products may be longer or shorter than that required in the United States, and requirements for approval may differ from FDA requirements.
If we sell any of our products internationally, the products will be subject to certain foreign regulatory approvals. In order to market our product devices in the member countries of the European Union, we will be required to comply with the European Medical Devices Directives and obtain “CE” mark certification. CE mark certification is the European symbol of adherence to quality assurance standards and compliance with applicable European Medical Devices Directives. Under the European Medical Devices Directives, all medical devices including active implants must qualify for CE marking. We also would be required to comply with other foreign regulations, such as obtaining Ministry of Health Labor and Welfare approval in Japan, Health Protection Branch approval in Canada, and Therapeutic Goods Administration approval in Australia, if we market in those jurisdictions.
Research and Development
Our research and development engineering personnel have extensive experience in developing medical devices to treat joint and spine pathologies. Our engineers work closely with surgeons to design devices that are intended to improve patient care, simplify surgical techniques and reduce overall costs. In addition to constantly enhancing and improving our current product offerings, we are focusing our research and development efforts in novel approaches to total knee arthroplasty, spinal motion preservation devices and products that promote new fusion techniques and minimally invasive surgical techniques for reconstructive and spinal surgery. On a consolidated basis with Accin, we spent approximately $480,000 and $256,000 on research and development activities in the fiscal years ended December 31, 2006 and December 31, 2007, respectively.
Our research and development efforts are part of our overall business plan to become a market leader in providing solutions for the reconstructive joint and spine markets. To further promote this strategy, we are focused on converting these research and development efforts into commercially viable products that incorporate minimally invasive techniques and quick recovery to improve patient outcomes across all of our products. Currently, our research and development staff is located in New Jersey, and we also engage the services of independent contractors in that state. However, we intend to expand this staff by hiring engineers in California as well. We expect our research and development costs to increase as we continue to expend significant resources to develop and commercialize our products and potential products.
At this time, we have no formal consulting arrangements with surgeons. However, we work with surgeons informally to obtain their feedback to enhance our products and to identify product candidates that we would like to develop. We plan to work closely with product opinion leaders to develop and enhance our product portfolio.
Manufacturing and Supply
We do not have a manufacturing facility, and we currently do not intend to build manufacturing facilities of our own in the foreseeable future. We utilize third-party vendors to manufacture all of our implants and instruments, including components of our products, while internally performing product design and quality assurance. We currently use up to seven manufacturers for each of our devices.
Our outsourced manufacturing process typically involves machining semi-completed raw materials for both our metal and polyethylene components that make up our joint replacement systems. After being machined, the parts are inspected and processed in preparation for final polishing and finishing as needed. Prior to being packaged, our parts are inspected again to ensure that they are within approved specifications. We also use components in our devices that we acquire from other companies. We distribute both sterile and non-sterile implants and instruments.
Our outsourcing strategy is targeted at companies that meet FDA Quality Standards and our internal policies and procedures. Supplier performance is maintained and managed through a corrective action program intended to ensure that all product requirements are met or exceeded. We believe these manufacturing relationships minimize our capital investment, help control costs and allow us to compete with larger volume manufacturers of spine surgery and reconstructive surgical products.
We currently utilize a small number of manufacturers for our products and rely on a limited number of sources for our product components that are manufactured by third parties. In the future, we may consider manufacturing certain products or product components internally, if and when demand or quality requirements make it appropriate to do so.
Although we believe that alternative third-party manufacturers are available, we cannot assure you that we will be able to timely replace our third-party manufacturers immediately if one or more of them can no longer provide us with their manufacturing services. In addition, while we do not anticipate that we will encounter problems in obtaining adequate supplies of components, we cannot assure you that we will continue to be able to obtain components under acceptable terms and in a timely manner.

Sales and Marketing
We mostly rely on third-party independent distributors to market and sell our products. In the future, we intend to increase the number of our internal sales and marketing personnel and further build our own sales and marketing infrastructure to market some of our products targeting surgeons in certain regions. We also intend to continue collaborating with third-party independent distributors, including large regional distributors.
Currently, our products are sold in California, Florida, Georgia and Pennsylvania. However, we intend to expand our sales to other states as we expand our internal sales force and relationships with third-party distributors.
Patents and Proprietary Technology; Trademarks
Patents
We have applied for U.S. and foreign patents covering several of our implant components, and some of our surgical instrumentation. As of August 29, 2008, we had 19 pending domestic and foreign patent applications covering five devices.
Patents and intellectual property will continue to be an important aspect of the orthopedic and spine industry. In this regard, we intend to defend our intellectual property rights. We believe that our patents and products do not and will not infringe patents or violate proprietary rights of others, although it is possible that our existing patent rights may not be valid or that infringement of existing or future patents or proprietary rights may occur. If some of our intellectual property and agreements relating to our products are deemed invalid, that action may have a material adverse effect on our financial condition and results of operations.
The medical device industry is characterized by patent and other intellectual property litigation, and we could become subject to litigation that could be costly, result in diverting management’s time and efforts, require us to pay damages and/or prevent us from marketing our existing or future products. Patent litigation typically involves complex factual and legal questions whose outcome is uncertain. Any claim relating to infringement of patents that is successfully asserted against us may require us to pay substantial damages. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time-consuming and could divert our management’s attention. Our success will depend in part on our not infringing patents issued to others, including our competitors and potential competitors. If our products are found to infringe the patents of others, the development, manufacture and sale of our products or potential products could be severely restricted or prohibited. Also, our competitors may independently develop similar technologies that are not restricted by other companies’ patents, including ours. Due to the importance of our patents to our business, our market share can decline if we fail to protect our intellectual property rights.
A patent infringement suit brought against us or our partners may force us or our partners to halt the development, manufacture or sale of products or potential products that are claimed to be infringing, unless that party grants us or our partners rights to use its intellectual property. As a result, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products, which we may not be able to do on acceptable terms, or at all. Even if we or any partner were able to obtain rights to the third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some of our products or potential products or may have to cease some of our business operations as a result of patent infringement claims, which could severely harm our business.
As more companies enter the orthopedic and spine market, the possibility of a patent infringement claim against us grows. While we try to ensure that our products do not infringe others’ patents and proprietary rights, our products, potential products and methods may be covered by patents held by our competitors.
Trademarks
As of August 29, 2008, we had one registered trademark with the U.S. Patent and Trademark Office, or USPTO, for the mark “Accin,” and we have applications pending for the marks “Cardo Medical,” “Align 360” and “A La Carte.” On July 16, 2008, the USPTO issued a Notice of Publication dated August 5, 2008 for the mark “Align 360.” If no opposition is filed within 30 days of the publication date, then the mark “Align 360” will be registered with the USPTO.
Competition
The orthopedic and spinal device industry is highly competitive and dominated by a number of large companies with substantially greater financial and other resources than we have. Our largest competitors in the orthopedic and spinal surgical device market are DePuy Orthopaedics, Inc. and DePuy Spine, Inc. (divisions of Johnson & Johnson Company), Zimmer, Inc. (a subsidiary of Zimmer Holdings, Inc.), Stryker Howmedica Osteonics (a subsidiary of Stryker Corporation), Smith & Nephew plc, Biomet Orthopedics, Inc. (a subsidiary of Biomet, Inc.), Medtronic Sofamor Danek, and Synthes Inc.
Companies in the industry compete on the basis of product features and design, innovation, service, the ability to maintain new product flow, relationships with key orthopedic surgeons and hospitals, the strength of their distribution network and price. While price is a key factor in the orthopedic market, other significant factors could negatively impact our results of operations and financial condition, including: technological innovation, reimbursement rates, surgeon preference, ease of use, clinical results and service provided by us and our representatives.
Our products are, and any potential products we commercialize will be, subject to intense competition. Many of our current and potential competitors have substantially greater financial, technical and marketing resources than we do, and they may succeed in developing products that would render our products obsolete or noncompetitive. Many of these competitors also have significantly greater operating history and reputations than we do in our respective fields. We may not be able to compete successfully if we are unable to develop proprietary products that reach the market in a timely manner, receive adequate reimbursement and are safer, less invasive and less expensive than alternatives available for the same purpose. Because of the rapidly growing orthopedic market, we anticipate that companies will dedicate significant resources to developing competing products.

Regarding our spinal portfolio, we also face competition from a growing number of smaller companies with more limited product offerings and geographic reach than our larger competitors. These companies, who represent intense competition in specified markets, include Abbott Spine, Inc. (a division of Abbott Laboratories, Inc.), Orthofix International N.V. (parent of Blackstone Medical, Inc.), Alphatec Spine Inc. (a subsidiary of Alphatec Holdings, Inc.), Globus Medical, Inc., and Nuvasive, Inc.
Product Liability and Insurance
We are subject to potential product liability risks that are inherent in the design, marketing and sale of orthopedic implants and surgical instrumentation. We have implemented strict quality control measures and currently maintain product liability insurance in amounts that we believe are typical in the industry for companies with a comparable size to ours. Our insurance premiums are paid as a percentage of sales. We plan to evaluate our levels of product liability insurance annually, as well as the amount of retention carried compared to other comparable companies in the industry. Due to the volatility of the insurance marketplace, the value of the product liability insurance products delivered and the small number of providers of these products, there can be no guarantees as to whether we will be able to secure coverage in the future at a reasonable cost.
Third-Party Reimbursement
Sales of our products will depend on the availability of adequate reimbursement from third-party payors (such as governmental programs, for example, Medicare and Medicaid, private insurance plans and managed care programs), both in terms of the sales volumes and prices of our products. Healthcare providers, such as hospitals that purchase medical devices for treating their patients, generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. These third-party payors may deny reimbursement if they feel that a device is not the most cost-effective treatment available, or was used for an unapproved indication. As such, surgeons are unlikely to use our products if they do not receive reimbursement adequate to cover the cost of their involvement in the surgical procedures. We also believe that future reimbursement may be subject to increased restrictions both in the U.S. and internationally. If we sell our products internationally, market acceptance may depend, in part, upon the availability of reimbursement within the prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government sponsored healthcare and private insurance.
Future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for our existing products or our products currently under development and limit our ability to sell our products on a profitable basis.
Also, third-party payors are increasingly challenging the prices charged for medical products and services. Particularly in the United States, third-party payors carefully review, and increasingly challenge, the prices charged for procedures and medical products. Also, greater numbers of insured individuals are receiving (and will continue to receive over the next decade) their medical care through managed care programs, which monitor and often require pre-approval of the services that a member will receive. Many managed care programs are paying their providers on a capitated basis, which puts the providers at financial risk for the services provided to their patients by paying them a predetermined payment per member per month.
Legislative or administrative reforms to the U.S. or international reimbursement systems in a manner that significantly reduces reimbursement for procedures using our medical devices or denies coverage for those procedures could have a material adverse effect on our business, financial condition or results of operations. We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. We cannot assure you that third-party reimbursement and coverage will be available or adequate, or that future legislation, regulation, or reimbursement policies of third-party payors will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. We also cannot assure you that our products will be considered cost-effective by third-party payors, that reimbursement will be available or, if available, that the third-party payors’ reimbursement policies will not adversely affect our ability to sell our products profitably.
Healthcare Fraud and Abuse
Our relationship with surgeons, hospitals and the marketers of our products are subject to scrutiny under various state and federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. The federal anti-kickback laws prohibit unlawful inducements for the referral of business reimbursable under federally-funded health care programs, such as remuneration provided to physicians to induce them to use certain medical devices reimbursable by Medicare or Medicaid. Healthcare fraud and abuse laws are complex and subject to evolving interpretations, and even minor, inadvertent violations potentially can give rise to claims that the relevant law has been violated. Certain states in which we market our products have similar anti-kickback, anti-fee splitting and self-referral laws, imposing substantial penalties for violations. Any violations of these laws could result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations. We cannot assure you that any of the healthcare fraud and abuse laws will not change or be interpreted in the future in a manner which restricts or adversely affects our business activities or relationships with surgeons, hospitals and marketers of our products. In addition, possible sanctions for violating these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of these prohibitions.
We must comply with a variety of other laws, such as laws prohibiting false claims for reimbursement under Medicare and Medicaid, which also can be triggered by violations of federal anti-kickback laws; Healthcare Insurance Portability and Accountability Act of 1996, which protects the privacy of individually identifiable healthcare information; and the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections. In certain cases, federal and state authorities pursue actions for false claims on the basis that manufacturers and distributors are promoting unapproved or off-label uses of their products.

Employees
As of August 29, 2008, we have 16 employees, all of whom were full-time. We plan to add to our headcount in key functional areas that will allow us to further develop our product candidates. In addition, we plan to hire additional qualified information technology and financial reporting personnel. None of our employees are represented by a collective bargaining agreement. We consider our relations with our employees to be satisfactory.
As of August 29, 2008, we also utilize the services of six independent contractors in the research and development of our products and product candidates.
Item 1A. Risk Factors.
An investment in our company involves a high degree of risk. You should carefully consider the risk factors described below together with the other information included in this report. If any of the risks described below occur, or if other risks not identified below occur, our business, business prospects, cash flow, financial condition, stock price and results of operations could be materially adversely affected. Under these circumstances, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our financial condition and operations.
We have identified the following categories of risk that should be considered by investors:
•	Risks related to our business, industry and regulatory matters;
•	Risks related to our financial results;
•	Risks related to our intellectual property and potential litigation; and
•	Risks related to ownership of our common stock.
Risks Related to Our Business, Industry and Regulatory Matters
We expect to incur significant losses, either directly or indirectly through the companies in which we develop our products, for at least the next several years, and we cannot assure you that we will ever be profitable.
We expect to incur significant losses over the next several years, either directly or indirectly through the companies in which we develop our products, as we expand our research and development activities, apply for regulatory approvals, develop additional technology and expand our operations. We cannot assure you that we will be successful in selling or licensing any of the products we might develop or predict the terms we may be able to obtain in any sales or licensing transaction.

We have a limited number of products currently available for sale and there is a high risk that our research and development efforts might not successfully generate any viable product candidates in the future.
We currently have seven products available for sale, all of which are in the early stages of distribution. Other than these products, we are in the preliminary stages of product identification and development, and have identified only a few potential additional products. We have not yet conducted preclinical studies or clinical testing on these additional products. It is statistically unlikely that the few products that we have identified as potential candidates will actually lead to successful development efforts, and we do not expect any additional products resulting from our research to be commercially available for several years, if at all. Our leads for potential products will be subject to the risks and failures inherent in developing medical devices and products, including, but not limited to, the unanticipated problems relating to research and development, product testing, confirming intellectual property rights and non-infringement, regulatory compliance, manufacturing, marketing and competition. Additional expenses may exceed current estimates and, therefore, adversely affect our profitability.
We may need to raise additional funds in the future to fund our operations and research, and these funds may not be available on acceptable terms, if at all.
We anticipate spending significant amounts of cash on expanding our research and development, sales and marketing efforts, and product commercialization. We believe that the proceeds from our recent transactions, together with our future sales, existing cash and cash equivalent balances and interest we earn on these balances, and the cash and cash equivalents held by CKST as of the closing of the Merger, will be sufficient to meet our anticipated cash requirements for at least the next 12 months. However, actual capital requirements may change as a result of various factors, including:
•	the success of our research and development efforts, and any changes in the breadth of our research and development programs;
•	results from preclinical studies and clinical trials conducted by us or our collaborative partners or licensees, if any;
•	the number and timing of acquisitions and other strategic transactions;
•	our ability to maintain and establish corporate relationships and research collaborations;
•	our ability to manage growth and costs associated with this growth, and the costs associated with increased capital expenditures;
•	the time and costs involved in filing, prosecuting, defending and enforcing patent and intellectual property claims;
•	the cost and timing of obtaining and maintaining regulatory approval or clearance for our products and products in development;

•	the expenses we incur in manufacturing and selling our products;
•	the revenues generated by sales of our products; and
•	the costs associated with our employee retention programs and related benefits.
Our primary goal as it relates to liquidity and capital resources is to attain the appropriate level of debt and equity and the resultant cash to implement our business plan. We may need to raise additional funds, which may not be available to us on favorable terms, if at all. If we raise capital by issuing equity or debt securities, our existing shareholders may experience dilution and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing shareholders. Further, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish rights to our potential products or proprietary technologies, or to grant licenses on terms that are not favorable to us. If we are unable to raise needed capital on terms acceptable to us, we may not be able to develop new products, enhance our existing products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could have a material adverse effect on our business, financial condition and results of operations.
Cost containment measures, pressure from our competitors and availability of medical reimbursement may impact our ability to sell our products at prices necessary to expand our operations and reach profitability.
Healthcare costs have risen significantly over the past decade and numerous initiatives and reforms initiated by legislators, regulators and third-party payors to curb these costs have resulted in a consolidation trend in the healthcare industry, including hospitals. This has resulted in greater pricing and other competitive pressures and the exclusion of certain suppliers from important market segments as group purchasing organizations, independent delivery networks and large single accounts continue to consolidate purchasing decisions for some hospital customers. We expect that market demand, government regulation, third-party reimbursement policies and societal pressures will continue to change the national and worldwide healthcare industry, resulting in further business consolidations and alliances among customers and competitors. This consolidation may reduce competition, exert downward pressure on the prices of our products and adversely impact our business, financial condition or results of operations.
Further, third-party payors in the United States and abroad continue to work to contain healthcare costs. The introduction of cost containment incentives, along with closer scrutiny of healthcare expenditures by both private health insurers and employers, has resulted in increased discounts and contractual adjustments to hospital charges for services performed and has shifted services between inpatient and outpatient settings. Hospitals or physicians may respond to these cost-containment pressures by substituting lower-cost products or other therapies for our products.
The market for orthopedic, knee and hip surgery devices is large and growing at a significant rate. Numerous new companies and technologies, as well as more established companies, have entered this market. New entrants to our markets include numerous niche companies with a singular product focus, as well as companies owned partially by surgeons, who may have greater access than we do to the surgeons who may use our products. As a result of this intensified competition, we believe there will be increasing pressure to reduce pricing of our medical devices. If we are unable to price our products appropriately due to these competitive pressures or for other reasons, our profit margins will shrink and our ability to invest in and grow our business and achieve profitability will decrease.
In addition, sales of our products will depend on the availability of adequate reimbursement from third-party payors (such as governmental programs, for example, Medicare and Medicaid, private insurance plans and managed care programs), both in terms of the sales volumes and prices of our products. Healthcare providers, such as hospitals that purchase medical devices for treating their patients, generally rely on third-party payors to reimburse all or part of the costs and fees associated with the procedures performed with these devices. These third-party payors may deny reimbursement if they feel that a device is not the most cost-effective treatment available, or was used for an unapproved indication. As such, surgeons are unlikely to use our products if they do not receive reimbursement adequate to cover the cost of their involvement in the surgical procedures. We also believe that future reimbursement may be subject to increased restrictions both in the U.S. and international markets. If we sell our products internationally, market acceptance may depend, in part, upon the availability of reimbursement within the prevailing healthcare payment systems. Reimbursement and healthcare payment systems in international markets vary significantly by country, and include both government sponsored healthcare and private insurance.
Future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for our existing products or our products currently under development and limit our ability to sell our products on a profitable basis.
Also, third-party payors are increasingly challenging the prices charged for medical products and services. Particularly in the United States, third-party payors carefully review, and increasingly challenge, the prices charged for procedures and medical products. Also, greater numbers of insured individuals are receiving (and will continue to receive over the next decade) their medical care through managed care programs, which monitor and often require pre-approval of the services that a member will receive. Many managed care programs are paying their providers on a capitated basis, which puts the providers at financial risk for the services provided to their patients by paying them a predetermined payment per member per month.
Legislative or administrative reforms to the U.S. or international reimbursement systems in a manner that significantly reduces reimbursement for procedures using our medical devices or denies coverage for those procedures could have a material adverse effect on our business, financial condition or results of operations. We believe that the overall escalating cost of medical products and services has led to, and will continue to lead to, increased pressures on the healthcare industry to reduce the costs of products and services. We cannot assure you that third-party reimbursement and coverage will be available or adequate, or that future legislation, regulation, or reimbursement policies of third-party payors will not adversely affect the demand for our products or our ability to sell these products on a profitable basis. We also cannot assure you that our products will be considered cost-effective by third-party payors, that reimbursement will be available or, if available, that the third-party payors’ reimbursement policies will not adversely affect our ability to sell our products profitably.
We must convince orthopedic and spine surgeons that our products are an attractive alternative to existing surgical treatments of orthopedic and spine disorders.
To be commercially successful, we believe that we will need surgeons to adopt our products as their preferred treatment option for their patients. Based on our experience, we believe surgeons may not widely adopt our products unless they determine, based on clinical data and published peer-reviewed journal articles, that our products provide benefits or an attractive alternative to conventional modalities of treating joint and spine disorders. Surgeons may be slow to adopt our products for the following reasons, among others:
•	lack of clinical evidence;
•	the time that must be dedicated for training;
•	lack of experience with our products;
•	perceived risks generally associated with the use of new products and procedures;
•	perceived risks associated with purchasing products from an early-stage medical device company;
•	costs associated with the purchase of new products and equipment; and
•	limited availability of reimbursement within healthcare payment systems.
We also believe that recommendations and support of our products by influential surgeons are essential for market acceptance and adoption. If we do not receive support from these surgeons, surgeons and hospitals may not use our products. As a result, we may not achieve expected revenues and may never become profitable.
We generally do not have long-term contracts with our customers.
We anticipate that we will generally not enter into long-term contracts with our customers. As a result, we will be exposed to volatility in the market for our products and loss of our customers, and we may be unable to achieve profitability. If we are unable to market our products on terms we find acceptable, our financial condition and results of operations could suffer materially.
Our business plan relies on certain assumptions about the market for our products, which, if incorrect, may adversely affect our business and profitability.
We believe that the aging of the general population and increasingly active lifestyles will continue and that these trends will increase the need for our medical products. However, the projected demand for our products could differ materially from actual demand if our assumptions regarding these trends and acceptance of our products by the medical community prove to be incorrect or do not materialize, or if non-surgical treatments gain more widespread acceptance as a viable alternative to our devices.
We expect to face significant competition as a result of the rapid technological changes in the medical devices industry, which could have an adverse effect on our business, financial condition or results of operations.
The medical device market is highly competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. We expect to encounter intense competition across our product lines and in each market in which our products are sold from various medical device companies, many of which are likely to have greater financial and marketing resources than us. Primary competitors are Zimmer, J&J/DePuy Orthopaedics, Stryker and Biomet in the hips and knees market, and Medtronic/Sofamor Danek, J&J/DePuy Spine and Synthes in the spine market. In addition, we will face competition from a wide range of companies that sell a single or a limited number of competitive products or which participate only in a specific market segment, as well as from non-medical device companies, including pharmaceutical companies, which may offer alternative therapies for disease states intended to be treated using our products.
Additionally, the medical device market is characterized by extensive research and development, and rapid technological change. Developments by other companies of new or improved products, processes or technologies may make our products or proposed products obsolete or less competitive and may negatively impact our revenues. We will be required to devote continued efforts and financial resources to develop or acquire scientifically advanced technologies and products, apply our technologies cost-effectively across product lines and markets, attract and retain skilled development personnel, obtain patent and other protection for our technologies and products, obtain required regulatory and reimbursement approvals and successfully manufacture and market our products consistent with our quality standards. If we fail to develop new products or enhance existing products, it could have a material adverse effect on our business, financial condition or results of operations.
Many of our larger competitors are either publicly traded or divisions or subsidiaries of publicly traded companies, and enjoy several competitive advantages over us, including:
•	larger and more well-established distribution networks;
•	established relationships with a greater number of surgeons, hospitals, other healthcare providers and third-party payors;
•	products supported by long-term clinical data;
•	greater experience in obtaining and maintaining regulatory approvals or clearances for products and product enhancements;
•	greater name recognition;

•	greater access to manufacturers, vendors and raw materials for manufacturing medical devices;
•	more expansive portfolios of intellectual property rights; and
•	greater financial and other resources for product research and development, sales and marketing, intellectual property protection and litigation.
Hospitals, surgeons, distributors and agents may have existing relationships with other medical device companies that make it difficult for us to establish new relationships with them. As a result, we may not be able to sell and market our products effectively.
We believe that to sell and market our products effectively, we must establish relationships with key surgeons and hospitals in the field of orthopedic knee, hip and spinal surgery. Many of these key surgeons and hospitals already have long-standing relationships with large, better-known companies that dominate the medical devices industry through collaborative research programs and other relationships. Because of these existing relationships, some of which may be contractually enforced, surgeons and hospitals may be reluctant to adopt our products, particularly if our products compete with or have the potential to compete with products supported through their own collaborative research programs or by these existing relationships. Even if these surgeons and hospitals purchase our products, they may be unwilling to enter into collaborative relationships with us to promote joint marketing programs or to provide us with clinical and financial data.
We work primarily with a network of independent orthopedic product agents and distributors that generate sales leads for us, in addition to working with our own internal direct sales force. If these product agents and distributors believe that their relationship with us is less beneficial than other relationships they may have with more established or well-known medical device companies, they may be unwilling to continue their relationships with us, making it more difficult for us to sell and market our products effectively.
Our manufacturers may be unsuccessful in manufacturing products at the levels required to meet future market demand.
We are seeking to rapidly grow sales of our products, and, if we are successful, our growth may strain the ability of our manufacturers to manufacture an increasingly large supply of our products. Manufacturers regularly experience difficulties in scaling up production and our manufacturers may face difficulties in increasing their production levels.
Our manufacturers may not be able to manufacture our products with consistent and satisfactory quality or in sufficient quantities to meet demand, which could hurt our reputation, cause our customers to cancel orders or refrain from placing new orders for our products and reduce or slow growth of sales of our products. The increased production volume also could make it harder for us to maintain control over expenses, manage our relationships with our manufacturers, maintain good relations with our employees or otherwise manage our business.

We rely on single source manufacturers, which could impair our ability to meet demand for delivering our products in a timely manner or within our budget.
We rely on third-party manufacturers to manufacture our products. It is critical to our business that our contract manufacturers be able to provide us with products in substantial quantities, in accordance with agreed upon specifications, in compliance with regulatory requirements, at acceptable cost and on a timely basis. Our anticipated growth could strain the ability of manufacturers to deliver an increasingly large supply of products. If we are unable to obtain sufficient quantities of high quality products to meet customer demand on a timely and cost-effective basis, we could lose customers, our reputation could be harmed and our business could suffer.
We currently use up to seven manufacturers for each of our devices. Our dependence on these few manufacturers involves several risks, including limited control over pricing, availability, quality and delivery schedules. If any one or more of our manufacturers cease to provide us with sufficient quantities of our products in a timely manner or on terms acceptable to us, or cease to manufacture products of acceptable quality, we would have to seek alternative sources of manufacturing. We could experience delays while we locate and engage alternative qualified manufacturers, and we might be unable to engage alternative manufacturers on favorable terms, if at all. Any disruption or increased expenses relating to our supply source could harm our sales and marketing efforts and adversely affect our ability to generate revenue.
If a natural or man-made disaster strikes a facility in which our products are manufactured, we could be unable to deliver our products for a substantial amount of time and our sales could decline.
If a key facility is affected by a natural or man-made disaster, we would be forced to rely on another third-party manufacturer. We do not have insurance for potential losses as a result of damages to these manufacturing facilities.
Our growth will depend on developing new products or product enhancements, requiring significant research and development, clinical trials and regulatory approvals, all of which are expensive and time-consuming and may not result in a commercially viable product.
We believe that it is important for us to continue to build a more complete product offering and to enhance the products we currently offer. Our success in this regard will depend in part on our ability to develop and introduce new products and product enhancements to keep pace with the rapidly changing medical device market. We cannot assure you that we will be able to successfully develop, obtain regulatory approval for or market new products or product enhancements, or that any of our future products or enhancements will be accepted by the surgeons who use our products or the payors who financially support many of the procedures performed with our products.
Factors affecting the success of any new product offering or enhancement to an existing product include our ability to:
•	properly identify and anticipate surgeon and patient needs;

•	develop and introduce new products or product enhancements in a timely manner;
•	avoid infringing upon the intellectual property rights of third parties;
•	obtain the necessary regulatory clearances or approvals for new products or product enhancements;
•	demonstrate, if required, the safety and efficacy of new products with data from preclinical studies and clinical trials;
•	provide adequate training to potential users of our products;
•	receive adequate reimbursement; and
•	develop an effective and dedicated marketing and distribution network.
If we do not develop new products or product enhancements in time to meet market demand or if there is insufficient demand for these products or enhancements, our results of operations may suffer.
If we choose to grow our business by acquiring new and complementary businesses, products or technologies, we may be unable to complete these acquisitions or successfully integrate them in a cost-effective and non-disruptive manner.
We believe that our success depends in part on our ability to continually enhance and broaden our product offering in response to changing customer demands, competitive pressures and technologies and our ability to increase our market share. To achieve this growth, we intend to pursue acquisition of complementary businesses, products or technologies, in some cases instead of developing them ourselves. We may be unable to successfully complete any acquisitions, or we may not be able to successfully integrate any acquired business, product or technology into our business or retain any key personnel, manufacturers or distributors. The success of any acquisition, investment or alliance undertaken will depend on a number of factors, including:
•	our ability to identify suitable opportunities;
•	our ability to finance any acquisition, investment or alliance;
•	whether we are able to establish an acquisition, investment or alliance on terms that are satisfactory to us, if at all;
•	the strength of the other companies’ underlying technology and ability to execute;
•	intellectual property and litigation related to these technologies or businesses; and
•	our ability to successfully integrate the acquired company or business with our existing business, including the ability to adequately fund acquired in-process research and development projects.

These efforts could be expensive and time-consuming, disrupt our ongoing business and distract management. If we are unable to integrate any future acquired businesses, products or technologies effectively, our business, financial condition and results of operations will be materially adversely affected. For example, an acquisition could materially impair our operating results by causing us to incur debt or requiring us to amortize significant amounts of expenses, including non-cash acquisition costs, and acquired assets.
We rely on our independent sales distributors and sales representatives to market and sell our products.
We depend upon independent sales distributors and sales representatives to market and sell our products, in particular due to their sales and service expertise and relationships with customers in the marketplace. Independent distributors and sales representatives may terminate their relationships with us or devote insufficient sales efforts to our products for any number of reasons. We do not control our independent distributors and they may not be successful in implementing our marketing plans. If we fail to maintain our existing relationships with our independent distributors and sales representatives, our operations would suffer. Similarly, our failure to recruit and retain additional skilled, independent sales distributors and sales representatives could have an adverse effect on our operations. We may experience turnover with some of our independent sales distributors, which could adversely affect our short-term financial results while we transition to new distributors. Our failure to manage these transitions effectively could negatively impact our operations and profitability.
We are dependent on the services of Andrew A. Brooks, M.D. and Mikhail Kvitnitsky, and the loss of either of them could harm our business.
Our success depends in part upon the continued service of Andrew A. Brooks, M.D., who will serve as our Chairman of the Board and Chief Executive Officer, and Mikhail Kvitnitsky, who will serve as our President and Chief Operating Officer. Dr. Brooks and Mr. Kvitnitsky are critical to the overall management of our company as well as to the development of our technology, our culture and our strategic direction. The loss of either Dr. Brooks or Mr. Kvitnitsky could have a material adverse effect on our business, results of operations and financial condition. We have not obtained and do not expect to obtain any key-person life insurance policies.
Failure to attract and retain skilled personnel and cultivate key academic collaborations will delay product development programs and business development efforts.
Our success will depend on our ability to continuously attract and retain highly qualified management and scientific personnel and on our ability to develop relationships with academic collaborators. The competition for qualified personnel and collaborators is intense. We cannot assure you that we will be able to attract or retain personnel or cultivate academic collaborations. In addition, our collaborators may have arrangements with other companies to assist those companies in developing products that compete with ours. Our inability to hire or retain qualified personnel or cultivate academic collaborations would harm our business.

If conflicts arise between collaborators or advisors and us, any of these parties may act in its self-interest, which may be adverse to our interests.
We expect to enter into arrangements with corporate collaborators and scientific advisors to help us develop and test potential products or enhance our existing products. If conflicts arise between us and any of these corporate collaborators or scientific advisors, the other party may act in its self-interest and not in our interest. It is possible that some of our corporate collaborators will be conducting multiple product development efforts within each area that is the subject of the collaboration with us. We also might be required to agree not to conduct independently, or with any third party, any research that is competitive with the research conducted under our collaborations. In addition, any of these collaborators may develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of our collaboration with them. Competing products, either developed by collaborators or to which collaborators have rights, may result in their withdrawing support for our product candidates.
If we fail to properly manage our anticipated growth, our business could suffer.
We continue to experience growth in, and will continue to pursue rapid growth in, the number of surgeons using our products, the types of products we offer and the number of states in which our products are sold. This growth has placed and will continue to place significant demands on our managerial, operational and financial resources and systems. We are currently focused on increasing the size and effectiveness of our sales force and distribution network, marketing activities, research and development efforts, inventory management systems, management team, accounting systems and corporate infrastructure. If we do not manage our growth effectively, the quality of our products, our relationships with surgeons, distributors and hospitals, and our reputation could suffer.
We must attract and retain qualified personnel and third-party distributors and manage and train them effectively. Personnel qualified in the design, development, production and marketing of our products are difficult to find and hire, and enhancements of information technology systems to support our growth are difficult to implement. In addition, we will need to carefully monitor and manage our surgeon services, and the quality assurance and efficiency of our manufacturers and distributors. This managing, training and monitoring will require allocation of valuable management resources and significant expense.
If we fail to upgrade our management information systems, or if those systems do not operate as expected, we could experience significant disruption of our business and product developments and our results could suffer.
The efficient operation of our business is dependent on our management information systems, which we rely upon to effectively manage accounting and financial functions, manage order entry, order fulfillment and inventory replenishment processes, and maintain our research and development data. We are assessing various inventory tracking software, as well as an improved ledger accounting system for all business units, which will enhance our internal controls. In addition, we are taking steps to unify the financial reporting of our consolidated subsidiaries, and we are in the initial planning phase of upgrading, where possible, certain of our information technology systems impacting financial reporting.
Any failure of our management information systems to perform as we anticipate could disrupt our business and product development and could result in decreased sales, increased overhead costs, excess inventory and product shortages, causing our business and results of operations to suffer.
If we decide to market and sell our devices and products internationally, we would be subject to various risks relating to our international activities, which could negatively impact our business and financial results.
We currently do not market or sell our products outside of the United States. However, we may actively pursue one or more international markets within the next few years, at which point we would be exposed to risks separate and distinct from those we face in our U.S. operations. Any international business we may engage in may be adversely affected by changing economic conditions in foreign countries, as well as U.S. laws that may affect the international business operations of a U.S. company such as ours. In addition, increases or decreases in the value of the U.S. dollar relative to foreign currencies could affect our results of operations since international sales most likely would be denominated in the functional currency of the country in which the product is sold.
The additional or different risks inherent in engaging in international business include the following:
•	compliance with existing and changing foreign regulatory laws and requirements;
•	export restrictions and controls and other government regulation relating to technology or medical devices;
•	foreign laws and business practices favoring local companies;
•	pricing pressures that we may experience internationally;
•	the availability and level of reimbursement within prevailing foreign healthcare payment systems or insurance providers;
•	shipping delays due to cross-border sales;
•	longer payment cycles;
•	difficulties and costs of establishing, staffing and managing foreign operations;
•	potentially adverse tax consequences, tariffs and other trade barriers;
•	difficulties in enforcing intellectual property rights;

•	difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;
•	political and economic instability; and
•	international terrorism and anti-American sentiment.
Our exposure to each of these risks may increase our costs, impair our ability to market and sell our products and require significant management attention, resulting in harm to our business and financial results.
We are subject to substantial governmental regulation that could change and thus force us to make modifications to how we develop, manufacture and price our products.
The medical device industry is regulated extensively by governmental authorities, principally the Food and Drug Administration, or the FDA, and corresponding state and foreign regulatory agencies. The FDA and other federal, state and foreign governmental agencies regulate, among other things, the development, manufacturing, clinical trials, marketing clearance and approval, promotion and sale of medical devices.
In particular, the FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k), or is the subject of an approved premarket approval application, or PMA. The FDA will approve marketing a medical device through the Section 510(k) process if it is demonstrated that the new product is substantially equivalent to other Section 510(k)-cleared products. The PMA process is more costly, lengthy and uncertain than the Section 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use. To date, all of our products, unless exempt, have been cleared through the Section 510(k) process. We have no experience in obtaining premarket approval.
Compliance with complex regulations is, and will continue to be, time-consuming, burdensome and expensive. Failure to comply with these regulations could jeopardize our ability to manufacture and sell our products and result in enforcement actions such as warning letters, fines, injunctions, civil penalties, termination of distribution, seizures of products, total or partial suspension of production, refusal of the FDA or other regulatory agencies to grant future clearances or approvals, or withdrawals or suspensions of current clearances or approvals. These enforcement actions could result in higher than anticipated costs or lower than anticipated revenue and have a material adverse effect on our business, financial condition and results of operations. In the most egregious cases, we could face criminal sanctions, closure of the manufacturing facilities in which our products are manufactured, and prohibitions on the sales of our products.
Foreign governmental authorities that regulate the manufacture and sale of medical devices have become increasingly vigilant, and if we engage in sales of our products in foreign countries, these sales would be subject to rigorous foreign regulations. In these circumstances, we would rely heavily on our foreign independent sales agencies to comply with the varying regulations, and any failures on their part could result in restrictions on the sale of our products in foreign countries. We currently do not sell any of our products internationally.
Federal regulatory reforms may adversely affect our ability to sell our products profitably.
Legislation may be drafted from time to time and introduced in Congress that could significantly change the statutory provisions governing the clearance or approval, manufacture and marketing of a medical device in the United States. In addition, FDA regulations and guidance often are revised or reinterpreted by the agency in ways that may significantly affect our business and our ability to commercialize our products. It is impossible to predict whether legislative changes will be enacted or FDA regulations, guidance or interpretations changed, and what the impact of these changes, if any, may be. For example, on September 27, 2007, Congress enacted, and the President signed into law, the Food and Drug Administration Amendments Act of 2007. This new legislation grants significant new powers to the FDA and imposes new obligations and requirements on both the FDA and FDA-regulated industries, including the medical device industry. In particular, this law requires, among other things, that the FDA propose, and ultimately implement, regulations that will require manufacturers to label medical devices with unique identifiers unless a waiver is received from the FDA. In addition, it reauthorizes the FDA to collect medical device user fees and amends the existing user fee program by, among other things, reducing device application fees and imposing new fees, including a new annual establishment registration fee. Also, the new law authorizes the FDA to establish a unique medical device identification system and expands the federal government’s clinical trial registry and results databank to include, among other things, information on medical device clinical trials. While these new requirements undoubtedly will have a significant effect on the medical device industry, we cannot yet predict the extent of that effect on our company. As regulations, guidance and interpretations are issued by the FDA relating to the new legislation, its impact on the industry, as well as our business, will become clearer. Compliance with those regulations could require us to take additional steps, and incur additional costs, in manufacturing and labeling products.
We have not yet collected long-term clinical data to support the safety of our products, and our products may, therefore, prove to be less safe and effective than initially thought.
We obtained clearance to offer all of our products that require FDA clearance or approval through the Section 510(k) clearance process, which is less rigorous than the PMA process and requires less supporting clinical data. As a result of using this expedited process, we currently lack the breadth of published long-term clinical data supporting the safety of our products and the benefits they offer that might have been generated using the PMA process. Because of the lack of this in-depth data, surgeons may be slow to adopt our products, we may not have comparative data that our competitors have or are generating, and we may be subject to greater regulatory and product liability risks. Further, future patient studies or clinical experience may indicate that treatment with our products does not improve outcomes. These results would reduce demand for our products, thereby preventing us from becoming profitable. If future results and experience indicate that our products cause unexpected or serious complications or other unforeseen negative effects, we could be subject to significant legal liability and harm to our business reputation. The medical device market has been particularly prone to costly product liability litigation.

The FDA requires us to obtain new Section 510(k) clearances or premarket approvals for modifications to our approved products. Otherwise, we may have to cease marketing, or to recall, the modified products until clearances are obtained.
Any modification to a Section 510(k)-cleared device that could significantly affect its safety or efficacy, or that would constitute a major change in its intended use, requires a new Section 510(k) clearance or, possibly, premarket approval. Under FDA regulations, every manufacturer must make this determination in the first instance, but the FDA may review any manufacturer’s decision. The FDA may not agree with any of our decisions regarding whether new clearances or approvals are necessary. If the FDA requires us to seek Section 510(k) clearance or premarket approval for any modification to a previously cleared product, we may be required to cease marketing, or to recall, the modified product until we obtain clearance or approval. This may expose us to significant regulatory fines or penalties.
In addition, our products could be subject to recall if the FDA determines, for any reason, that our products are not safe or effective. Any recall or FDA requirement that we seek additional approvals or clearances could result in delays, fines, costs associated with modifying a product, loss of revenue, harm to our reputation and loss of customers and potential operating restrictions imposed by the FDA. Any product liability claim or recall would divert managerial and financial resources and could harm our reputation with customers. We cannot assure you that we will not have product liability claims or recalls in the future, or that these claims or recalls would not have a material adverse effect on our business.
If we or our third-party manufacturers fail to comply with the FDA’s Quality System Regulations, the manufacture of our products could be interrupted and our product sales and operating results could suffer.
We and some of our third-party manufacturers are required to comply with the FDA’s Quality System Regulation, or QSR, which covers the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our products. In addition, we and our manufacturers will be subject to the regulations of foreign jurisdictions regarding the manufacturing process if we market our products overseas.
The FDA enforces the QSR through periodic and unannounced inspections of manufacturing facilities. If our facilities or those of our manufacturers fail to take satisfactory corrective action in response to an adverse QSR inspection, the FDA could take enforcement action, including any of the following sanctions:
•	customer notifications or repair, replacement, refunds, recall, detention or seizure of our products;
•	operating restrictions or partial suspension or total shutdown of production;
•	untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;
•	refusing or delaying requests for Section 510(k) clearance or PMA approvals of new products or modified products;

•	withdrawing Section 510(k) clearances or PMA approvals;
•	refusal to grant export approval for our products; or
•	criminal prosecution.
If we sell our products in the European Community, we will be required to maintain certain ISO certifications and must undergo periodic inspections by notified bodies to obtain and maintain these certifications. We cannot assure you that we or our manufacturers will be able to obtain or maintain all required registrations and certifications.
Any of these factors could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We also may be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.
We are subject to various complex laws and regulations. Compliance with these laws and regulations is costly and time-consuming, and failure to comply with them can have adverse consequences on our business.
U.S. federal government entities, such as the Occupational Safety and Health Administration, the Environmental Protection Agency, the Internal Revenue Service, the Centers for Medicare and Medicaid Services and the U.S. Department of Veteran’s Affairs, as well as the FDA and regulatory authorities in other states, have each been empowered to administer certain laws and regulations applicable to us. Many of the laws and regulations are complex, and compliance will require substantial time and effort by our officers, directors and employees and extensive consultations with our advisors. Because of this complexity, we cannot assure you that our efforts will be sufficient to ensure compliance with all of these laws and regulations at any given time.
We are subject to audit, investigation and litigation by each of these entities to ensure compliance, each of which also can be time-consuming, costly, divert the attention of senior management and have a significant effect on our business, even if we are found to have been in compliance or the extent of our non-compliance is deemed immaterial. If we are found to not be in compliance with any of these laws and regulations, we and, in some cases, our officers and directors may be subject to fines, penalties, criminal sanctions and other liability, any of which could have a material adverse effect on our business.
Some proponents have advocated the creation of a national database or registry that tracks how patients with artificial joints fare. Any requirement for surgeons to participate in such a registry may adversely affect our ability to sell our products profitably.
Although the United States currently does not have a mandatory medical device registry, a few medical organizations in the country do, such as Kaiser Permanente and the Hospital for Specialty Surgery in New York, and some foreign countries do have national registries, such as Australia, Britain, Norway and Sweden. If a national, or state, registry is created to collect data on how patients with artificial joints fare, surgeons who use our products would be required to provide information to that registry. Although it is difficult to determine all of the effects of the creation of a medical device registry, one effect it may have is to make surgeons use well-documented medical devices, instead of new ones. If the surgeons who use our products are required to participate in a national or state registry, they may be less inclined to use our products and, consequently, our ability to sell our products could be impaired.
Risks Related to Our Financial Results
We are an early-stage orthopedic medical device company with a limited operating history and our business may not become profitable.
We are an early-stage orthopedic medical device company with a limited operating history. We began commercial sales in 2007. We currently have the following five products with Section 510(k) marketing clearance from the FDA: Accin Unicompartmental Knee (used in partial knee replacement procedures; Accin Hip System (used in total hip replacement procedures); Accin Patello-Femoral Component (used in partial knee replacement procedures); Accin Cervical Plate (used in neck fusion procedures); Accin Pedicle Screw System (used in lumbar spine fusion procedures); Accin Bipolar Hip System (two-piece product used in femoral head replacement procedures); and Accin Monopolar Hip System (one-piece product used in femoral head replacement procedures).
The success of our business will depend, in part, on our ability to develop and obtain regulatory clearances or approvals for enhancements to our products or for planned products, which we may be unable to do in a timely manner, or at all. Our success and ability to generate revenue or be profitable also depends on our ability to establish our sales and marketing force, generate product sales and control costs, all of which we may be unable to do. In addition, we may not be successful in our research and development efforts to develop enhancements of these products or to develop new products.
We have a limited history of operations upon which you can evaluate our business, and our operating expenses are increasing. We have yet to demonstrate that we can generate ongoing sufficient sales of our products to become profitable. The extent of our future operating losses and the timing of profitability, if at all, are difficult to predict. Our lack of any significant operating history also limits your ability to make a comparative evaluation of us, our products and our prospects. Even if we do achieve profitability as planned, we may not be able to sustain or increase profitability on an ongoing basis.
We acquired all of the ownership interests in an existing entity that may have undisclosed liabilities.
As a result of the exercise of the option with Accin Corporation, Cardo became the sole holder of all of the ownership interests in Accelerated. Under the terms of the Contribution Agreement, dated as of May 21, 2007, between Cardo and Accin, Accelerated Innovation assumed all of Accin’s ongoing operations and all of Accin’s disclosed and undisclosed liabilities. Cervical Xpand and Uni-Knee may have undisclosed liabilities as well. Our right to indemnity with respect to any undisclosed liabilities is limited, and, accordingly, any material undisclosed liabilities of Accin could have a material adverse effect on our business, financial condition and results of operations.
Cardo’s acquisition of Accin’s assets in May 2007 may make it difficult for you to evaluate our historical and future performance.
Cardo’s acquisition of substantially all of the assets of Accin (through its ownership of Accelerated Innovation) may make it more difficult for you to evaluate and predict our future operating performance because our financial statements only reflect results of operations that include those assets for the period from May 21, 2007, the date Cardo acquired those assets, through June 30, 2008. Consequently, our historical results of operations and the pro forma financial information provided elsewhere in this report may not give you an accurate indication of how we, together with the business acquired from Accin, will perform in the future.
Our quarterly financial results are likely to fluctuate significantly because our sales prospects are uncertain.
Our quarterly operating results are difficult to predict and may fluctuate significantly from period to period, particularly because our sales prospects are uncertain. These fluctuations also may affect our annual operating results and may cause those results to fluctuate unexpectedly from year to year. The level of our revenues and results of operations at any given time will be based primarily on the following factors:
•	our ability to increase sales of our products;
•	our ability to develop, manufacture and market new products;
•	results of clinical research and trials on our current or planned products;
•	our ability to obtain regulatory approvals;
•	legislative and reimbursement policy changes affecting the products we may offer or those of our competitors;
•	the variability of the profit margins among the products we sell;
•	our ability to expand and maintain an effective and dedicated sales force;
•	pricing pressure from competitors applicable to our products;
•	adverse third-party reimbursement outcomes;
•	timing of new product launches, acquisitions, licenses or other significant events by us or our competitors;
•	the ability of our manufacturers to timely provide us with an adequate supply of products and meet our quality requirements; and
•	interruption in the manufacturing or distribution of our products.

For all the foregoing reasons, it will be difficult for us to forecast demand for our products with any degree of certainty. In addition, we will be increasing our operating expenses as we build our commercial capabilities. Accordingly, we may experience significant, unanticipated quarterly losses. Because of these factors, our operating results in one or more future quarters may fail to meet the expectations of securities analysts or investors.
Risks Related to Our Intellectual Property and Potential Litigation
If we cannot adequately protect our patents and other intellectual property rights, we may lose market share to our competitors and be unable to operate our business profitably.
Our success depends on our ability to protect our proprietary rights to the technologies used in our products. We rely significantly on patent protection, as well as a combination of trade secrets, know-how, continuing technological innovations, strategic alliances and licensing opportunities to develop, maintain and strengthen our competitive position. We also expect to pursue a policy of generally obtaining patent protection in both the United States and abroad for patentable subject matter in our proprietary devices and attempt to review third-party patents and patent applications to the extent they become known to develop an effective patent strategy, avoid infringing third-party patents, identify licensing opportunities and monitor the patent claims of others.
We have a number of U.S. and foreign patent applications pending in spine, hip and knee reconstructive surgery. Although we have filed these patent applications, we cannot assure you that any patents may issue or that, if they issue, these patents will adequately protect our rights or permit us to gain or keep any competitive advantage.
The U.S. Patent and Trademark Office, or USPTO, may deny or require significant narrowing of claims in our pending patent applications, and patents issued as a result of the pending patent applications, if any, may not provide us with significant commercial protection or be issued in a form that is advantageous to us. We also could incur substantial costs in proceedings before the USPTO. These proceedings could result in adverse decisions as to the priority of our inventions and the narrowing or invalidation of claims in any patents that may issue. Any U.S. and foreign patents that may be issued in the future could subsequently be successfully challenged by others and invalidated or rendered unenforceable, which could limit our ability to stop competitors from marketing and selling related products.
Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. Competitors may be able to design around our patents or develop products that provide outcomes that are comparable to our products. Although we have entered into confidentiality agreements and intellectual property assignment agreements with certain of our employees, consultants and advisors as one of the ways we seek to protect our intellectual property and other proprietary technology, these agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements. Furthermore, the laws of some foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States, if at all. Since most of our pending patent applications are for the United States only, we lack a corresponding scope of patent protection in other countries. Thus, we may not be able to stop a competitor from marketing products in other countries that are similar to some of our products.
Changes to intellectual property laws may negatively impact our ability to protect our intellectual property.
There are numerous proposed changes to the patent laws and rules of the USPTO, which, if enacted, may have a significant impact on our ability to protect our technology and enforce our intellectual property rights. For example, proposed changes to the patent rules of the USPTO were scheduled to take effect on November 1, 2007, which would have limited significantly the right to pursue continuation applications. On October 31, 2007, a temporary injunction was granted in a lawsuit against the USPTO which served to stay the application of the proposed rules. On April 1, 2008, the court issued its ruling that the proposed patent rules were void, thus making the injunction permanent. If the ruling is successfully appealed, the proposed rules may take effect and may adversely impact our ability to prevent others from designing around our existing patents.
Moreover, Congress is considering several significant changes to the U.S. patent laws, including changing from a “first to invent” to a “first inventor to file” system, requiring that patent lawsuits be brought in the forum of the defendant, requiring the apportionment of patent damages, and creating a post-grant opposition process to challenge patents after they have issued.
Our commercial success depends significantly on our ability to operate without infringing the patents and other proprietary rights of third parties.
Other entities may have or obtain patents or proprietary rights that could limit our ability to manufacture, use, sell, offer for sale or import products or impair our competitive position. In addition, to the extent that a third party develops new technology that covers our products, we may be required to obtain licenses to that technology, which licenses may not be available or may not be available on commercially reasonable terms, if at all. If licenses are not available to us on acceptable terms, we will not be able to market the affected products or conduct the desired activities, unless we challenge the validity, enforceability or infringement of the third-party patent or circumvent the third-party patent, which would be costly and would require significant time and attention of our management. Third parties may have or obtain valid and enforceable patents or proprietary rights that could block us from developing products using our technology. Our failure to obtain a license to any technology that we require could materially harm our business, financial condition and results of operations.
The medical device industry is characterized by patent and other intellectual property litigation, and we could become subject to litigation that could be costly, result in diverting management’s time and efforts, require us to pay damages, and/or prevent us from marketing our existing or future products.
The medical device market in which we primarily participate is in large part technology-driven. Physician customers move quickly to new products and new technologies. As a result,

intellectual property rights, particularly patents and trade secrets, play a significant role in product development and differentiation. However, intellectual property litigation to defend or create market advantage is inherently complex and unpredictable. Furthermore, appellate courts frequently overturn lower court patent decisions.
In addition, competing parties frequently file multiple suits to leverage patent portfolios across product lines, technologies and geographies and to balance risk and exposure between the parties. In some cases, several competitors are parties in the same proceeding, or in a series of related proceedings, or litigate multiple features of a single class of medical devices. These forces frequently drive settlement not only of individual cases, but also of a series of pending and potentially related and unrelated cases. In addition, although monetary and injunctive relief is typically sought, remedies and restitution generally are not determined until the conclusion of the proceedings and are frequently modified on appeal. Accordingly, the outcomes of individual cases are difficult to time, predict or quantify and are often dependent upon the outcomes of other cases in other geographies.
Certain product categories, including pedicle screws, have been subject to significant patent litigation in recent years. Since we sell orthopedic and spinal devices, such as pedicle screws, knee replacement devices, and cervical plates, and we recently introduced our Accin pedicle screw system, any related litigation could harm our business.
We also may have to take legal action in the future to protect our patents, trade secrets or know-how or to assert them against claimed infringement by others. Any legal action of that type could be costly and time-consuming, and we cannot assure you that any lawsuit will be successful. In addition, we may not have sufficient resources to enforce our intellectual property rights or to defend our patents against a challenge.
Further, we intend to protect our proprietary technology, in part, through proprietary information and inventions agreements with employees, consultants and other parties. These agreements with some of our employees and consultants generally contain standard provisions requiring those individuals to assign to the employer, without additional consideration, inventions conceived or reduced to practice by them while employed or retained by the employer, subject to customary exceptions. If any of our employees, consultants or others breach these agreements, or if these agreements are found to be unenforceable, competitors may learn of our trade secrets and proprietary information.
For the reasons indicated above, enforcing our intellectual property rights may be costly, difficult and time-consuming. Even if successful, litigation to enforce our intellectual property rights or to defend our patents against challenge could be expensive and time-consuming and could divert our management’s attention.
Patent infringement lawsuits brought against us could have a material adverse affect on our ability to develop and sell our products and to operate profitably.
As the number of entrants into our market increases, the possibility of a patent infringement claim against us grows. While we make an effort to ensure that our products do not infringe other parties’ patents and proprietary rights, our products and methods may be covered by patents held by our competitors. In addition, our competitors may assert that future products we may market infringe their patents.
A patent infringement suit brought against us or any strategic partners or licensees may force us or any strategic partners or licensees to stop or delay developing, manufacturing or selling potential products that are claimed to infringe a third party’s intellectual property, unless that party grants us or any strategic partners or licensees rights to use its intellectual property. In those cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to commercialize our products. However, we may not be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all, and any licenses may require substantial royalties or other payments by us. Even if we, any strategic partners or licensees were able to obtain rights to the third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors access to the same intellectual property. Ultimately, we may be unable to commercialize some of our potential products or may have to cease some of our business operations as a result of patent infringement claims, which could severely harm our business.
We may be subject to damages resulting from claims that we or our employees or consultants have wrongfully used or disclosed alleged trade secrets of their former employers.
Some of our employees and consultants were previously employed or engaged at universities or other medical device companies, including our competitors or potential competitors. We could in the future be subject to claims that these employees and consultants, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of their former employers. Litigation may be necessary to defend against these claims. If we fail to defend against these claims, a court could order us to pay substantial damages and prohibit us from using technologies or features that are essential to our products and processes, if these technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. In addition, we may lose valuable intellectual property rights or personnel. A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain potential products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.
Some countries may require us to grant compulsory licenses to third parties. These licenses could be extended to include some of our products or potential product, which may limit our potential revenue opportunities.
Many jurisdictions, including certain countries in Europe, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, most countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may be limited to monetary relief and may be unable to enjoin infringement, which could materially diminish the value of the patent. Compulsory licensing of life-saving products also is becoming increasingly popular in developing countries, either through direct legislation or international initiatives. These compulsory licenses could be extended to include some of our products or product candidates, which may limit our potential revenue opportunities.

Fluctuations in the cost and availability of insurance could adversely affect our profitability or our risk management profile.
We hold a number of insurance policies, including product liability insurance, errors and omissions insurance, directors’ and officers’ liability insurance, property insurance, general liability insurance, employee benefits liability and workers’ compensation insurance. If the costs of maintaining adequate insurance coverage increases significantly at any time, our operating results could be materially adversely impacted. Likewise, if any of our current insurance coverage should become unavailable to us or become economically impractical, we would be required to operate our business without indemnity from commercial insurance providers.
Potential future product liability claims and other litigation, including contract litigation, may adversely affect our business, reputation and ability to attract and retain customers.
Reconstructive and spine surgery involves a high risk of serious complications, including bleeding, nerve injury, paralysis and even death. As a result, we are exposed to potential product liability claims that are inherent in the testing, manufacture and sale of medical devices for surgery procedures. Many of these medical devices are designed to be implanted in the human body for long periods of time or indefinitely. A number of factors could result in an unsafe condition or injury to, or death of, a patient with respect to these or other products that we manufacture or sell, including component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information. These factors could result in product liability claims, a recall of one or more products or a safety alert relating to one or more products. Product liability claims may be brought by individuals or by groups seeking to represent a class.
In connection with Cardo’s purchase of Accin’s assets in May 2007 (through its ownership of Accelerated Innovation) and as a result of the Merger, we assumed the responsibility for any litigation or claims related to Accin’s business, including product liability claims relating to products previously sold by Accin. The outcome of litigation, particularly class action lawsuits, is difficult to assess or quantify. Plaintiffs in these lawsuits often seek recovery of very large or indeterminate amounts, including not only actual damages, but also punitive damages. The magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, the cost to defend against any future litigation may be significant.
Any product liability claim brought against us, with or without merit, could result in the increase of our insurance rates or the inability to secure coverage in the future. In addition, if our product liability insurance proves to be inadequate to pay a damage award, we may have to pay the excess out of our cash reserves, which may harm our financial condition. If longer-term patient results and experience indicate that our products or any component cause tissue damage, motor impairment or other adverse effects, we could be subject to significant liability. Finally, even a meritless or unsuccessful product liability claim could harm our reputation in the industry, lead to significant legal fees and result in diverting management’s attention from managing our business.
Even if any product liability loss is covered by an insurance policy, these policies have substantial retentions or deductibles that provide that insurance proceeds are not recoverable until the losses incurred exceed the amount of those retentions or deductibles. To the extent that any losses are below these retentions or deductibles, we will be responsible for paying these losses. Paying retentions or deductibles for a significant amount of claims could have a material adverse effect on our business, financial condition and results of operations.
Further, it is possible that we may in the future be substantially self-insured with respect to general and product liability claims. As a result of economic factors currently impacting the insurance industry, meaningful product liability insurance coverage also may become unavailable due to its economically prohibitive cost. The absence of significant third-party insurance coverage increases potential exposure to unanticipated claims and adverse decisions. As a result, product liability claims, product recalls and other litigation in the future, regardless of their outcome, could have a material adverse effect on our financial position, results of operations or liquidity.
Any claims relating to our making improper payments to physicians for consulting services, or other potential violations of regulations governing interactions between us and healthcare providers, could be time-consuming and costly.
Our relationship with surgeons, hospitals and the marketers of our products are subject to scrutiny under various state and federal anti-kickback, self-referral, false claims and similar laws, often referred to collectively as healthcare fraud and abuse laws. The federal anti-kickback laws prohibit unlawful inducements for the referral of business reimbursable under federally-funded health care programs, such as remuneration provided to physicians to induce them to use certain medical devices reimbursable by Medicare or Medicaid. Healthcare fraud and abuse laws are complex and subject to evolving interpretations, and even minor, inadvertent violations potentially can give rise to claims that the relevant law has been violated. Certain states in which we market our products have similar anti-kickback, anti-fee splitting and self-referral laws, imposing substantial penalties for violations. Any violations of these laws could result in a material adverse effect on the market price of our common stock, as well as our business, financial condition and results of operations. We cannot assure you that any of the healthcare fraud and abuse laws will not change or be interpreted in the future in a manner which restricts or adversely affects our business activities or relationships with surgeons, hospitals and marketers of our products. In addition, possible sanctions for violating these anti-kickback laws include monetary fines, civil and criminal penalties, exclusion from Medicare and Medicaid programs and forfeiture of amounts collected in violation of these prohibitions.
Federal anti-kickback laws and regulations prohibit any knowing and willful offer, payment, solicitation or receipt of any form of remuneration by an individual or entity in return for, or to induce:
•	the referral of an individual for a service or product for which payment may be made by Medicare, Medicaid or other government-sponsored healthcare program; or

•	purchasing, leasing, ordering or arranging for any service or product for which payment may be made by a government-sponsored healthcare program.

We must comply with a variety of other laws, such as laws prohibiting false claims for reimbursement under Medicare and Medicaid, which also can be triggered by violations of federal anti-kickback laws; Healthcare Insurance Portability and Accountability Act of 1996, which protects the privacy of individually identifiable healthcare information; and the Federal Trade Commission Act and similar laws regulating advertisement and consumer protections. In certain cases, federal and state authorities pursue actions for false claims on the basis that manufacturers and distributors are promoting unapproved or off-label uses of their products.
Pursuant to FDA regulations, we can market our products only for cleared or approved uses. Although surgeons are permitted to use medical devices for indications other than those cleared or approved by the FDA based on their medical judgment, we are prohibited from promoting products for those off-label uses. We market our products and provide promotional materials and training programs to surgeons regarding the use of our products. Although we believe our marketing, promotional materials and training programs for surgeons do not constitute promotion of unapproved uses of our products, if it is determined that our marketing, promotional materials or training programs constitute promotion of unapproved uses, we could be subject to significant fines in addition to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure and criminal penalty.
The scope and enforcement of these laws is uncertain and subject to rapid change, especially in light of the lack of applicable precedent and regulations. We cannot assure you that federal or state regulatory authorities will not challenge or investigate our current or future activities under these laws. Any challenge or investigation could have a material adverse effect on our business, financial condition and results of operations. Any state or federal regulatory review of us, regardless of the outcome, would be costly and time-consuming. Additionally, we cannot predict the impact of any changes in these laws, and whether or not they will be retroactive.
Risks Related to Ownership of Our Common Stock
Our common stock may be thinly traded.
There is a very minimal public market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock will likely be thinly traded compared to larger more widely known companies.
Trades of our common stock are conducted on the OTC Bulletin Board. We anticipate applying for listing of our common stock on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing. Should we fail to satisfy the initial listing standards of the American Stock Exchange, or our common stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.
Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate stock quotations or needed capital. Also, because major wire services generally do not publish press releases about these companies, it is also more difficult for them to obtain coverage for significant news and events.
In addition, the price at which our common stock may be sold is very unpredictable because there could be very few trades in our common stock. We cannot predict the extent to which an active public market for our common stock will develop or be sustained at any time in the future. If our common stock is thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.
We expect that the price of our common stock will fluctuate substantially, potentially adversely affecting the ability of investors to sell their shares.
Before the Merger, there was no public market for Cardo’s membership interests and only a minimal market for CKST’s common stock. The market price of our common stock after the Merger is likely to be highly volatile and subject to wide fluctuations in response to the following factors, many of which are generally beyond our control. These factors may include:
•	volume and timing of orders for our products;
•	the introduction of new products or product enhancements by us or our competitors;
•	quarterly variations in our or our competitor’s results of operations;
•	announcements of technological or medical innovations for treating spine, knee and hip pathologies;
•	our ability to develop, obtain regulatory clearance or approval for, and market new and enhanced products on a timely basis;
•	changes in governmental regulations or in the status of our regulatory approvals, clearances or applications, including announcements of actions by the FDA or other regulatory agencies;
•	changes in the availability of third-party reimbursement in the United States or other countries;
•	the acquisition or divestiture of businesses, products, assets or technology;
•	disputes, litigation or other developments with respect to intellectual property rights or other potential legal actions;
•	sales of large blocks of our common stock, including sales by our executive officers and directors;
•	changes in earnings estimates or recommendations by securities analysts; and
•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Market price fluctuations may negatively affect the ability of investors to sell our shares at consistent prices.
We may become involved in securities class action litigation that could divert management’s attention and harm its business.
The stock market in general and the stocks of medical device companies in particular have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then it may become involved in this type of litigation which would be expensive and divert management’s attention and resources from managing the business.
Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the price of our common stock.
At this time, no securities analyst provides research coverage of our common stock. Further, securities analysts may never provide this coverage in the future. Rules mandated by the Sarbanes Oxley Act of 2002 and other restrictions led to a number of fundamental changes in how analysts are reviewed and compensated. In particular, many investment banking firms are required to contract with independent financial analysts for their stock research. It may remain difficult for a company with a smaller market capitalization such as ours to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect our actual and potential market price and trading volume.
The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline. This could have a negative effect on the market price of our shares.
Because we acquired Cardo by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.
Additional risks to our investors may exist since, prior to the Merger, CKST was a publicly traded shell company and, as a result of the Merger, acquired an operating business through a reverse merger. Security analysts of major brokerage firms may not provide coverage for us. In addition, because of past abuses and fraud concerns stemming primarily from a lack of public information about new public businesses, there are many people in the securities industry and business in general who view reverse merger transactions with public shell companies with suspicion. Without brokerage firm and analyst coverage, there may be fewer people aware of us and our business, resulting in fewer potential buyers of our securities, less liquidity and depressed stock prices for our investors.
Anti-takeover provisions in our charter documents and Delaware law may discourage or prevent a change in control, even if an acquisition would be beneficial to our shareholders, which could affect our stock price adversely and prevent attempts by our shareholders to replace or remove our current management.
Our Certificate of Incorporation and Bylaws contain provisions that could delay or prevent a change in control of our company or changes in our Board of Directors that our shareholders might consider favorable. Some of these provisions:
•	impose limitations on our shareholders to call special shareholder meetings; and
•	authorize the issuance of preferred stock which can be created and issued by the Board of Directors without prior shareholder approval, with rights senior to those of the common stock.
In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with shareholders owning 15% or more of our outstanding voting stock. These and other provisions in our Certificate of Incorporation, our Bylaws and Delaware law could make it more difficult for shareholders or potential acquirers to obtain control of our Board of Directors or initiate actions that are opposed by our then-current Board of Directors, including to delay or impede a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change in control transaction or changes in our Board of Directors could cause the market price of our common stock to decline.
Because our common stock may be a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.
Our common stock may be a “penny stock” if, among other things, the stock price is below $5.00 per share, we are not listed for trading on a national securities exchange or approved for quotation on the Nasdaq Stock Market or any other national stock exchange, or we have not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker also must give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. In addition, broker-dealers must provide customers that hold penny stock in their accounts with that broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.
A significant number of shares will become eligible for future sale by our shareholders and the sale of those shares could adversely affect the stock price.
As of the closing of the Merger, approximately 992,963 shares of our common stock may be sold without restriction under the Securities Act of 1933, as amended, and approximately 202,367,259 shares of our common stock are not eligible for resale under the Securities Act without restriction, for a period of at least one year following the filing of this report.
Also, approximately 148,638,024, or 73.1%, of the outstanding shares of our common stock (included in the restricted shares indicated above) are subject to lockup agreements which limit sales for a two-year period. As a result, 43,444,619 of our outstanding shares which are not currently eligible for resale will become eligible for resale after one year after we file this report and an additional 148,638,024 of our outstanding shares will become eligible for resale after two years from the closing date of the Merger.
If our shareholders whose shares become eligible for resale do sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the legal and contractual restrictions on resale discussed in this filing lapse, the trading price of our common stock could decline.
Directors, executive officers, principal shareholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that you do not consider to be in the best interests of our shareholders.
As of the closing of the Merger, our directors, executive officers, principal shareholders and affiliated entities beneficially owned, in the aggregate, approximately 68.2% of our outstanding voting securities. As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our Board of Directors and the outcome of issues requiring approval by our shareholders. This concentration of ownership also may have the effect of delaying or preventing a change in control of our company that may be favored by other shareholders. This could prevent transactions in which shareholders might otherwise recover a premium for their shares over current market prices.
Our stock price could decline as a result of our failure to meet reporting and other regulatory requirements.
Our new management team will now be responsible for our operations and reporting. This will require outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We intend to hire additional staff to comply with additional Securities and Exchange Commission reporting requirements and compliance under the Sarbanes-Oxley Act. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.
Operating as a small public company also requires us to make forward-looking statements about future operating results and to provide some guidance to the public markets. The new management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, shareholder lawsuits or other litigation, sanctions or restrictions issued by the Securities and Exchange Commission or any stock market upon which our stock is traded.
If we do not implement necessary improvements to our internal control over financial reporting in an efficient and timely manner, or if we discover additional deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.
Our ability to manage our operations and growth requires us to maintain effective operations, compliance and management controls, as well as internal control over financial reporting. As a result of an evaluation of our disclosure controls and procedures, we have identified material weaknesses in our internal control over financial reporting. Accordingly, we have concluded that we have material weaknesses in our disclosure controls and procedures. Our internal controls over financial reporting are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with accounting principles generally accepted in the United States, or GAAP. We have concluded that our controls are not effective because of the following deficiencies:
•	We have a shortage of qualified information technology and financial reporting personnel due to our historically limited financial resources.
•	We did not maintain effective controls to ensure there is timely analysis and review of accounting records, spreadsheets and supporting data.
•	We did not effectively monitor access to, or maintain effective controls over changes to, certain financial application programs and related data.
•	We do not maintain a sufficient level of information technology personnel to execute general computing controls over our information technology structure, which include implementing and assessing information technology policies and procedures.
•	We did not adequately segregate duties within our critical financial reporting applications, the related modules and financial reporting processes.

The deficiency identified in the first bullet above created several adjustments to our 2007 consolidated financial statements, which were not detected initially by management. The adjustments were related to the timing of revenue recognition, the calculation of work in process and the value of fixed assets. The remaining deficiencies did not result in audit adjustments to our 2007 consolidated financial statements. However, any of these control deficiencies could result in a material misstatement of significant accounts or disclosures that would result in a material misstatement to our interim or annual consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that each of these control deficiencies constitutes a material weakness.
We have begun to, or are intending to, take various measures to remediate our material weaknesses. In February 2008, we hired a Chief Financial Officer and subsequently engaged finance and accounting consultants to ensure that there are sufficient resources with the technical abilities to prepare our financial statements and disclosures in accordance with GAAP. We have begun to assess various inventory tracking software, as well as an improved general ledger accounting system for all business units, which will establish mitigating controls to compensate for risks due to lack of segregation of duties. In addition, we are taking steps to unify the financial reporting of our consolidated subsidiaries, and we are in the initial planning phase of upgrading, where possible, certain of our information technology systems impacting financial reporting. In connection with the above, we are currently seeking information technology resources that are adequately qualified to ensure that the information technology general computing controls are effective over our systems impacting financial reporting.
Through these steps, we believe we are addressing the deficiencies that affected our internal control over financial reporting. However, the effectiveness of any system of internal controls is subject to inherent limitations and we cannot assure you that our internal control over financial reporting will prevent or detect all errors. Also, management may not be able to implement necessary improvements to internal control over financial reporting in an efficient and timely manner and may discover additional deficiencies and weaknesses in existing systems and controls, especially if the systems and controls are tested by an increased rate of growth or the impact of acquisitions. In addition, upgrades or enhancements to computer systems could cause internal control weaknesses. Because the remedial actions require hiring additional personnel, upgrading our information technology systems and relying extensively on manual review and approval, the successful operation of these controls for at least several quarters may be required before management may be able to conclude that the material weakness has been remediated.
We intend to continue to evaluate and strengthen our internal controls over financial reporting systems. These efforts require significant time and resources. If we are unable to establish adequate internal controls over financial reporting systems, we may encounter difficulties in the audit or review of our financial statements by our independent public accountants, which in turn may have a material adverse effect on our ability to comply with the reporting obligations imposed upon us by the Securities and Exchange Commission.
It may be difficult to design and implement effective internal control over financial reporting for combined operations as CKST integrates the business it acquired as a result of the Merger, and perhaps other acquired businesses in the future. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.
If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our share price.
Our status as a public company may make it more difficult to attract and retain officers and directors.
The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As an operating public company, we expect these new rules and regulations to increase our compliance costs in 2008 and beyond and to make certain activities more time-consuming and costly than if we were not an operating public company. As an operating public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.
Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.
There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, new regulations promulgated by the Securities and Exchange Commission and rules promulgated by the American Stock Exchange, the other national securities exchanges and the Nasdaq Stock Market. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Our board members, Chief Executive Officer and Chief Financial Officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified board members and executive officers, which could harm our business. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

We do not intend to pay cash dividends. Any return on investment may be limited to the value of our common stock, if any.
We have never declared or paid cash dividends on our capital stock (other than certain dividends that may have been paid by CKST in or before 2005). We currently expect to use available funds and any future earnings in developing, operating and expanding our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be an investor’s only source of potential gain from our common stock for the foreseeable future.
Shareholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.
If future operations or acquisitions are financed through issuing equity securities, shareholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We expect to issue additional equity securities pursuant to employee benefit plans. The issuance of shares of our common stock upon the exercise of options may result in dilution to our shareholders.
Our Certificate of Incorporation grants our Board of Directors the power to designate and issue additional shares of common and/or preferred stock.
Our authorized capital consists of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our preferred stock may be designated into series pursuant to authority granted by our Certificate of Incorporation, and on approval from our Board of Directors. The Board of Directors, without any action by our shareholders, may designate and issue shares in classes or series as the Board of Directors deems appropriate and establish the rights, preferences and privileges of those shares, including dividends, liquidation and voting rights. The rights of holders of other classes or series of stock that may be issued could be superior to the rights of holders of our common shares. The designation and issuance of shares of capital stock having preferential rights could adversely affect other rights appurtenant to shares of our common stock. Furthermore, any issuances of additional stock (common or preferred) will dilute the percentage of ownership interest of then-current holders of our capital stock and may dilute our book value per share.
Item 2. Financial Information.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CARDO
You should read the following discussion and analysis of the financial condition and results of operations of Cardo and its subsidiaries, which now represent our ongoing business operations, together with the financial statements and the related notes appearing at the end of this Current Report on Form 8-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report on Form 8-K, including information with respect to our plans and related financing, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this Current Report on Form 8-K for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. We also refer you to the section titled “Special Note Regarding Forward-Looking Statements” of this Current Report on Form 8-K.
The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
The following discussion and analysis excludes the impact of CKST’s financial condition and results of operations prior to the Merger because they were not material in relation to the financial information for any of the periods presented below.
As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Cardo,” except where the context otherwise requires, the term “we,” “us,” “our” or “Cardo” refers to the business of Cardo Medical, LLC and its consolidated subsidiaries, Accelerated Innovation, LLC, Cervical Xpand, LLC and Uni-Knee, LLC, after the transfer of the medical device business by Accin on May 21, 2007; and the term “Accin” refers to the business of Accin Corporation and these consolidated subsidiaries, prior to the transfer of the medical device business by Accin on May 21, 2007.
Overview
Cardo Medical, LLC, an orthopedic medical device company specializing in designing, developing and marketing reconstructive joint devices and spinal surgical devices, was formed as a California limited liability company in April 2007. Reconstructive joint devices are used to replace knee, hip and other joints that have deteriorated through disease or injury. Spinal surgical devices involve products to stabilize the spine for fusion and reconstructive procedures. Within these areas, we intend to focus on the higher-growth sectors of the orthopedic industry, such as advanced minimally invasive instrumentation and bone conserving high-performance implants. We are focused on developing surgical techniques that bridge the gap between soft tissue-driven sports medicine techniques and classical reconstructive surgical procedures.
We initiated sales of our Align 360 unicompartmental knee device in 2007. We have received Section 510(k) approval from the Food and Drug Administration for our uniquely instrumented patello-femoral arthroplasty as well as for our total hip replacement system and our bipolar and monopolar hip systems. We also have received Section 510(k) approvals for our spinal lumbar fusion system and our cervical plate and screw systems.
Since its inception in July 2005, Cervical Xpand has generated significant losses in connection with the research and development of its technology and has accumulated a deficit equal to $259,528. Since its inception in May 2006, Uni-Knee has generated significant losses in connection with the research and development of its technology and has accumulated a deficit equal to $230,573. Since its inception in June 2007, Accelerated has accumulated a deficit of $943,325 and Cardo has accumulated a deficit of $1,663,161 in connection with research and development activities. The total accumulated deficit at June 30, 2008 was approximately $3.0 million. We expect to continue to generate losses in connection with the research and development activities relating to our technology and products. As a result, we believe that our operating losses are likely to be substantial over the next several years. These losses may fluctuate significantly from quarter to quarter and are expected to increase as we expand our research and development programs. We may need to obtain additional funds to finish testing our products and to further develop our research and development programs.
Internal Controls
We have identified material weaknesses in our internal control over financial reporting, which prevent us from concluding that our disclosure controls and procedures are effective. See the risk factor regarding internal controls under the caption “Risk Factors” in Item 1A of these Form 10 disclosures, which discusses these weaknesses and describes our remediation efforts.
Results of Operations and Financial Condition
The following is an unaudited pro forma presentation of Cardo and Accin Corporation, the company from which Cardo acquired its medical device business, for the year ended December 31, 2007, assuming they were combined at the beginning of 2007, compared to the results of operations of Accin for the year ended December 31, 2006.

	Cardo
	April 6, 2007,		Pro Forma
	Inception,	Accin	Combined	Accin
	Through	Five Months	Year Ended	Year Ended
	December 31,	Ended	December 31,	December 31,
	2007	May 31, 2007	2007	2006	$ Change	% Change
			(unaudited)
Net sales	$642,810	$157,305	$800,115	$9,547	$790,568	8280.8%
Cost of sales	68,553	24,878	93,431	2,107	91,324	4334.3%

Gross profit	574,257	132,427	706,684	7,440	699,244	9398.4%
Research and development expenses	215,251	41,119	256,370	479,723	(223,353)	-46.6%
Selling, general and administrative expenses	671,409	250,517	921,926	146,297	775,629	530.2%

Loss from operations	(312,403)	(159,209)	(471,612)	(618,580)	146,968	-23.8%
Income income (expense), net	33,471	20,363	53,834	47,024	6,810	14.5%

Loss before non-controlling interest	(278,932)	(138,846)	(417,778)	(571,556)	153,778	-26.9%
Non-controlling interest in loss (earnings) of subsidiaries	(7,691)	127,553	119,862	203,399	(83,537)	-41.1%

Net loss	$(286,623)	$(11,293)	$(297,916)	$(368,157)	$70,241	-19.1%

Results of Operations for the Year Ended December 31, 2007 (including the combined results of operations for Cardo and Accin) as Compared to the Year Ended December 31, 2006 (consisting of the results of operations for Accin)
Revenues
Net sales for the year ended December 31, 2007 increased by $790,568 from the previous year. Accin, the company from which Cardo acquired its medical device business, launched and commenced sales of its first product in December 2006, which was a high-performance, unicompartmental knee replacement. Accin had one sale in the amount of $9,547 during the year ended December 31, 2006. During 2007, sales increased as more doctors, the majority of whom are also members of Cardo, started using Cardo’s products in expanding geographic areas. Sales for the year ended December 31, 2007 amounted to $800,115.
Costs of Sales
Costs of sales for the year ended December 31, 2007 increased by $91,324 from the previous year. Costs of sales in fiscal 2006 were only $2,107 as a result of lower sales volume. Our gross profit percentage for 2007 was 88.3%, which represented an increase from 77.9% in 2006. This profit percentage increase resulted from higher average sales prices and lower production costs in 2007. We incur greater production costs the initial time that a product is developed due to additional expenses for setup costs. Over time, the average cost per item decreases, which results in a higher gross profit percentage.
Research and Development Expenses
Research and development expenses for the year ended December 31, 2007 decreased by $223,353, or 46.6%, from 2006. The decrease in research and development expenses was primarily due to our incurring less prototype expenses during 2007. As Accin’s sales were launched in late 2006, Accin spent more on development costs during fiscal 2006 than in fiscal 2007.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for the year ended December 31, 2007 increased by $775,629, or 530.2%, as compared to 2006. During the year ended December 31, 2006, we entered into a developmental and marketing agreement with a third-party contractor relating to our unicompartmental knee replacement product. During 2006, we received $800,000 relating to this agreement, which was recorded as a reduction of our selling, general and administrative expenses. In addition, during 2007, our incentive compensation and sales commission expenses increased by approximately $114,000, and our distribution expenses increased by approximately $86,000 as a result of the increase in sales during the year. We also incurred increased depreciation expense in 2007 of approximately $49,000 due to increased capital expenditures in 2007 for instrumentation and other equipment necessary to support our growth. These increases in selling, general and administrative expenses in 2007 were partially offset by higher engineering consulting expenses in 2006 of approximately $294,447 relating to product development.
Interest Income
Interest income for the year ended December 31, 2007 increased by $6,810, or 14.5%, as compared to 2006. During 2007, our average cash on-hand was higher than during 2006, generating increased interest income.
Results of Operations for the Six Months Ended June 30, 2008 (Cardo) as Compared to the Six Months Ended June 30, 2007 (Accin and Cardo on a combined basis)
The following is a comparison of the consolidated results of operations for Cardo for the six months ended June 30, 2008 (unaudited) and Accin and Cardo for the six months ended June 30, 2007 (unaudited, including the combined results of operations of Accin and Cardo):

		Cardo		Pro Forma
	Cardo	April 6, 2007,	Accin	Combined
	Six Months	Inception,	Five Months	Six Months
	Ended	Through	Ended	Ended
	June 30,	June 30,	May 31,	June 30,
	2008	2007	2007	2007	$ Change	% Change
	(unaudited)	(unaudited)		(unaudited)
Net sales	$521,328	$40,883	$157,305	$198,188	$323,140	163.0%
Cost of sales	72,893	6,160	24,878	31,038	41,855	134.9%

Gross profit	448,435	34,723	132,427	167,150	281,285	168.3%
Research and development expenses	1,088,127	—	41,119	41,119	1,047,008	2546.3%
Selling, general and administrative expenses	1,457,640	162,155	250,517	412,672	1,044,968	253.2%

Loss from operations	(2,097,332)	(127,432)	(159,209)	(286,641)	(1,810,691)	631.7%
Interest income (expense), net	(41,662)	8,409	20,363	28,772	(70,434)	-244.8%

Loss before non-controlling interest	(2,138,994)	(119,023)	(138,846)	(257,869)	(1,881,125)	729.5%
Non-controlling interest in loss of subsidiaries	(147,631)	33,774	127,553	161,327	(308,958)	-191.5%

Net loss	(2,286,625)	$(85,249)	$(11,293)	$(96,542)	$(2,190,083)	2268.5%

Revenues
Net sales for the six months ended June 30, 2008 increased by $323,140, or 163.0%, as compared to the same period in 2007. Accin, the company from which Cardo acquired its medical device business, launched and commenced sales of its first product in December 2006, which was a high-performance, unicompartmental knee replacement product. Sales of this product increased throughout 2007 and into 2008. As a result, our sales for the six months ended June 30, 2008 were higher than in the same period in 2007. In addition, during 2008, we began sales of our reconstructive hip and spine products, which sales amounted to approximately $61,000 during the six months ended June 30, 2008.
Costs of Sales
Costs of sales for the six months ended June 30, 2008 increased by $41,855, or 134.9%, as compared to the same period in 2007 due to our sales escalating during 2007 and 2008. Our costs of sales in 2008 included approximately $13,000 attributable to sales of our hip and spine products, which commenced during the six months ended June 30, 2008. Our gross profit percentage for 2008 was 86.0%, representing an increase from 84.3% in 2007. This increase was primarily a result of lower per unit production costs during 2008. We incur greater production costs the first time that a product is developed as a result of additional expenses for setup costs. Over time, the average cost decreases, which results in a higher gross profit percentage.
Research and Development Expenses
Research and development expenses for the six months ended June 30, 2008 increased by $1,047,008, or 2,546.3%, from the same period in 2007. The increase was primarily due to $937,500 of in-process research and development expenses acquired in connection with the purchase of the non-controlling interest in Accelerated Innovation, LLC in June 2008. The acquired in-process research and development, which is related to a total knee system under development, is expected to be completed in the fourth quarter of 2008. In addition, we increased prototype expenses in 2008 for production of our hip replacement prototypes. There were no expenditures for these items in 2007.
Selling, General and Administrative Expenses
Selling, general and administrative expenses for the six months ended June 30, 2008 increased by $1,044,968, or 253.2%, as compared to the same period in 2007. During 2008, we incurred approximately $821,000 in selling, general and administrative expenses, that we did not incur during the six months ended June 30, 2007. These expenses related primarily to legal and accounting fees associated with the Merger, contract labor and payroll expenses, as well as rent and office related expenses. In addition, during 2008, our incentive compensation and sales commission expenses increased by approximately $96,000 and our distribution expenses increased by approximately $15,000 as a result of the increase in sales during the period. We also incurred $35,156 of expenses in 2008 relating to share-based compensation pursuant to an employment offer letter presented to Derrick Romine in February 2008. We also incurred increased depreciation expense in 2008 of approximately $62,000 as a result of increased capital expenditures during the latter part of 2007 and 2008 for instrumentation and other equipment necessary to support our growth. We also had an increase in amortization expense of approximately $25,000 for license fees paid in late 2007 and 2008.
Interest Income
Net interest expense for the six months ended June 30, 2008 amounted to $41,662, which consisted of interest expense of $48,329 relating to a note payable of $1.2 million issued in February 2008, offset by interest income of $6,667. During the six months ended June 30, 2007, our interest income amounted to $28,772. We had no interest expense in 2007, as we had no outstanding debt.

Liquidity and Capital Resources
Capital Resources
Over the next 12 months, we intend to use our capital to accelerate our research and product development, to add internal sales and financing personnel, to increase in-house vendor-related operations, and for working capital.
In May 2007, we raised an aggregate of $5.0 million in capital contributions as the initial capitalization in connection with the formation of Cardo. Thereafter, also in May 2007, Accin contributed substantially all of its business, properties and assets, including its majority interests in Cervical Xpand and Uni-Knee, to Accelerated, and we contributed $3.75 million to Accelerated, which amount was distributed to Accin. This resulted in Cardo owing a 37.5% ownership interest in Accelerated, and Accin owning a 62.5% ownership interest with an option to acquire the ownership interest from Accin for a purchase price of $6.25 million. After the capital contribution to Accelerated, Cardo had remaining cash of approximately $1.25 million.
In February 2008, Cardo borrowed $1.2 million from the trustee of a member of Cardo to partially finance the acquisition of the minority interests of Cervical Xpand and Uni-Knee for an aggregate purchase price of $3,486,690.
On June 19, 2008, on or about the signing of the Merger Agreement, Frost Gamma Investments Trust and other investors invested $12.975 million in Cardo in exchange for units of Cardo’s membership interests. Dr. Phillip Frost, Chairman and Chief Executive Officer of Opko Health, Inc. (formerly known as eXegenics Inc.), is the trustee and beneficiary of Frost Gamma Investments Trust. Cardo used approximately $9.7 million of the proceeds from these investments to close on the acquisition of the outstanding equity interests of three partially owned subsidiaries of Cardo (Accelerated Innovation, LLC, Cervical Xpand, LLC and Uni-Knee, LLC), to repay an existing member loan (in the amount of $1.2 million) and for transaction expenses, and expects to use the remaining funds to accelerate its research and product development.
In addition, as of the closing of the Merger, CKST had cash and cash equivalents in the approximate amount of $2.5 million held in money market accounts and certificates of deposit, which is now available for use in our business due to the Merger. In total, we currently have $4.7 million in cash and cash equivalents.
Liquidity
We historically have used significant amounts of cash in our operating activities. We have funded our working capital requirements from a combination of cash provided by member contributions, an arrangement with a third-party contractor as described above to finance our activities related to a certain product and the gross profit from sales of our products. If we are unable to obtain additional equity financing before our sales increase to the point that they can sustain our operations, there could be a material adverse effect on our business, financial condition and results of operations.

We anticipate spending significant amounts of cash on expanding our research and development, sales and marketing efforts, and product commercialization. We expect that general and administrative expenses also will increase as we expand our finance and administrative staff, add infrastructure and incur additional costs related to being an operating public company in the United States, including the costs of directors’ and officers’ insurance, investor relations programs and increased professional fees. Our future capital requirements will depend on a number of factors, including the continued progress of our research and development of product candidates, the timing and outcome of obtaining regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims and other intellectual property rights, acquiring licenses to new products, the status of competitive products, the availability of financing and our success in developing markets for our product candidates. We believe that the proceeds from our recent transactions, together with our future sales, existing cash and cash equivalent balances and interest we earn on these balances, and the cash and cash equivalents held by CKST as of the closing of the Merger, will be sufficient to meet our anticipated cash requirements for at least the next 12 months.
Our primary goal as it relates to liquidity and capital resources is to attain the appropriate level of debt and equity and the resultant cash to implement our business plan. We may need to raise additional funds, which may not be available to us on favorable terms, if at all. If we raise capital by issuing equity or debt securities, our existing shareholders may experience dilution and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing shareholders. Further, if we raise additional funds through collaboration, licensing or other similar arrangements, it may be necessary to relinquish rights to our potential products or proprietary technologies, or to grant licenses on terms that are not favorable to us. If we are unable to raise needed capital on terms acceptable to us, we may not be able to develop new products, enhance our existing products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements. Any of these events could have a material adverse effect on our business, financial condition and results of operations.
Commitments and Contractual Obligations
We had total outstanding debt of $0 and $1.2 million as of December 31, 2007 and June 30, 2008, respectively. This debt was due to the trustee of a member of Cardo. As of June 30, 2008, we were current on all of our debt obligations. The $1.2 million loan was repaid in full on July 3, 2008, prior to its maturity date, with proceeds from our sale of units prior to the closing of the Merger.
We have agreements with Mikhail Kvitnitsky, a member of Cardo, and another developer of our unicompartmental knee product, each of whom are entitled to 5% of the revenue generated from the sales of that product. Following the closing of the Merger, we intend to replace those agreements with these two employees with compensation packages that are competitive with those paid for comparable positions in similarly situated companies.

We have purchase commitments with a vendor to purchase inventory in the amount of $318,125 upon receipt of FDA approval of the related products and expect the delivery of this inventory to take place in the fourth quarter of 2008.
In February 2008, we presented an employment offer letter to Derrick Romine, the Chief Financial Officer of Cardo, pursuant to which he would have been granted, upon completion of a private placement transaction contemplated by Cardo at that time, units of membership interests in Cardo equal to 1.25% of all then-outstanding membership interests in Cardo. This grant would be made pursuant to terms and conditions set forth in a Restricted Unit Agreement to be entered into by Cardo and Mr. Romine upon the grant of the units, which Cardo and Mr. Romine never entered into. Pursuant to the terms of the offer letter, the units would have been subject to vesting in five equal annual installments commencing on the first anniversary of Mr. Romine’s start date with Cardo, subject to acceleration on a “change in control” event that would have been defined in the Restricted Unit Agreement, and subject to forfeiture of any unvested units and a right of repurchase in favor of Cardo of any vested units upon any termination of his employment. At June 18, 2008, the closing date of the Merger, we had a contingent obligation to grant these units to Mr. Romine. The estimated fair value of these units is $562,500 as of June 30, 2008. On September 5, 2008, Mr. Romine executed a new offer letter in which he acknowledged that the offer letter presented to him in February 2008 is void and of no effect and does not create any rights or obligations for him or Cardo. As such, the contingent liability based on the February offer letter no longer exists.
Under the terms of Accelerated’s Limited Liability Company Agreement, Cardo was granted an option to purchase the 62.5% interest in Accelerated held by Accin for a purchase price of $6.25 million. Following the exercise of that option in June 2008, Cardo acquired all of the interests in Accelerated held by Accin, and Accelerated became Cardo’s wholly-owned subsidiary.
Prior to that, in February 2008, Cardo entered into Membership Interest Purchase Agreements with the holders of the minority membership interests in Cervical Xpand and Uni-Knee. Cervical Xpand and Uni-Knee were formed as New Jersey limited liability companies on July 12, 2005 and May 10, 2006, respectively, for the purpose of conducting research and development activities. Prior to the closing of the transactions contemplated by the Membership Interest Purchase Agreements, Accelerated, as the assignee of Accin’s assets, owned 52.083% of the membership interests in Cervical Xpand and 51.21% of the membership interests in Uni-Knee, and the minority holders held the remaining outstanding interests. Upon the closing of the transactions contemplated by the Membership Interest Purchase Agreements, Cardo acquired the outstanding membership interests from the minority holders for an aggregate purchase price of $1,437,510 for the Cervical Xpand interests and $2,049,180 for the Uni-Knee interests. As a result, Cardo owns all of the interests in Cervical Xpand and Uni-Knee directly and indirectly through our ownership of Accelerated.
Additionally, we lease a distribution facility and offices located in Los Angeles, California, Van Nuys, California and Clifton, New Jersey, under operating leases.
The following is an analysis of the contractual obligations discussed above as of June 30, 2008:

		Payments Due by Period
Contractual Obligations	Total	< 1 year	1-3 years
Operating lease obligations	$16,480	16,480	—
Repayment of notes payable	1,200,000	1,200,000	—

Total	$1,216,480	1,216,480	—

We do not have any contractual obligations with payments due past one year.
Critical Accounting Policies
The foregoing discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of financial statements requires management to make estimates and assumptions in applying certain critical accounting policies. Certain accounting estimates are particularly sensitive because of their significance to our consolidated financial statements and because of the possibility that future events affecting the estimates could differ markedly from current expectations. We believe that the following are some of the more critical judgment areas in the application of our accounting policies that affect our financial statements.
Revenue Recognition
We recognize revenues when there is persuasive evidence of an arrangement, product delivery and acceptance have occurred, the sales price is fixed and determinable, and collectability of the resulting receivable is reasonably assured. We record revenues when title and the risk of loss pass to the customer. Generally, these conditions occur on the date that the surgery takes place at the hospital.
Research and Development Costs
Research and development costs consist of expenditures for the research and development of new product lines and technology. These costs are primarily payroll and payroll related expenses, purchased research and development and various sample parts. Research and development costs are expensed as incurred.
Recently Issued Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. We have adopted the provisions of SFAS No. 161, but since we do not have any derivative instruments or hedging activities, the adoption did not have any impact on its financial position, results of operations or cash flows.
In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”) regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that the detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. We currently do not have stock options outstanding, but it will follow the guidance in SAB 110 if it grants any options in the future. Adoption of this standard is not expected to have any impact on us.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). We will adopt this statement beginning January 1, 2009. It is not believed that this will have an impact on our financial position, results of operations or cash flows.
In December 2007, the FASB, issued SFAS No. 141 (revised 2007), “Business Combinations.” This statement replaces FASB Statement No. 141, “Business Combinations,” but retains the fundamental requirements in Statement 141. This statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” We will adopt this statement beginning January 1, 2009. It is not believed that this will have an impact on our financial position, results of operations or cash flows.
In February 2007, the FASB, issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of SFAS No. 115.” This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in SFAS No. 159 are elective; however, an amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS No.

157, “Fair Value Measurements.” We adopted SFAS No. 159 beginning January 1, 2008 and it had no impact on our financial statements.
Effective January 1, 2007, we adopted FSP No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48,” (FSP FIN 48-1). FSP FIN 48-1 was issued May 2, 2007 and amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48. FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As Cardo is a tax flow-through entity, and is not an income tax payer, the adoption of FSP FIN 48-1 did not have an impact on the accompanying financial statements.
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. We adopted this statement January 1, 2008, and it did not have an impact on our financial position, results of operations or cash flows.
Effective January 1, 2007, we adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes— an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return, including a decision whether to file or not to file a return in a particular jurisdiction. Under the Interpretation, the financial statements must reflect expected future tax consequences of these positions presuming the taxing authorities full knowledge of the position and all relevant facts. The Interpretation also revises disclosure requirements and introduces a prescriptive annual, tabular roll-forward of the unrecognized tax benefits. This Interpretation is effective for fiscal years beginning after December 15, 2006, including our 2008 fiscal year, although early adoption is permitted. As Cardo’s form of organization is a limited liability company, it is not an income tax payer. Consequently, the adoption of this Interpretation had no impact on our financial statements.
Going Concern
The financial statements as of December 31, 2007 included in this filing have been prepared in conformity with GAAP and contemplate the continuance of our company as a going concern. As a result of the historic losses from operations, negative cash flows from operations and current liabilities exceeding current assets, there was substantial doubt as to our ability to continue as a going concern. However, as a result of the recent transactions discussed above, we have available to us an approximate aggregate of $4.7 million in cash and cash equivalents, which we expect will be sufficient for us to meet our anticipated cash requirements for at least the next 12 months.
If additional funds are required, management intends to use borrowings and securities sales to mitigate the effects of our use of that cash. However, we cannot assure you that debt or equity financing, if and when required, will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue our existence.
Off-Balance Sheet Arrangements
Cardo has no off-balance sheet arrangements.
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CKST
The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, the financial statements and the notes thereto included with this Current Report on Form 8-K, our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007, and our subsequent Quarterly Reports on Form 10-QSB filed for the fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008. As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CKST,” the term “CKST” refers to the business of clickNsettle.com, Inc. without reference to Cardo Medical, LLC, Accelerated Innovation, LLC, Cervical Xpand, LLC or Uni-Knee, LLC.
Status as Shell Company
CKST ceased all operations relating to its historical ADR business in January 2005 as a result of the sale of that business. Therefore, before the consummation of the Merger, CKST was a shell company that had no operations or revenues and had assets consisting only of cash, cash equivalents and nominal other assets. CKST’s expenses consisted of the amounts required to maintain its status as a reporting public company, the costs associated with the sale of its stock in September 2007 and March 2008, and the costs incurred in connection with the Merger. Professional fees constituted CKST’s primary expense. CKST’s expenses were greater than its interest income.

At June 30, 2008, CKST had cash and cash equivalents of $2,696,946 and no liabilities. CKST had an accumulated deficit of $10,308,164 at June 30, 2008. CKST’s net loss for the fiscal year ended June 30, 2008 was $259,107. Expenses in fiscal 2008 were higher than in the two previous years principally because of the stock sales and the resulting changes of control in September 2007 and March 2008.
Item 3. Properties.
Leases
Our principal corporate office is now located at 8899 Beverly Boulevard, Suite 619, Los Angeles, California 90048. The rent for this office is approximately $2,200 per month. The lease for this office expired on July 14, 2008, and we are currently leasing this office on a month-to-month basis. We expect to move our corporate office to a larger space within the next six months.
Since February 2008, Cardo has maintained an office and distribution facility located at Van Nuys, California, which was provided by Andrew A. Brooks, M.D. There is no written lease agreement and, as the amount of rent was not deemed material, prior to the closing of the Merger, Dr. Brooks did not charge rent for using this office. The monthly lease payment for this office is approximately $2,300, which was paid by Dr. Brooks prior to the closing of the Merger. Upon closing of the Merger, the lease for this space is being transferred to us, and we will reimburse Dr. Brooks for our use of this space since February 2008.
In addition, we currently lease office space in Clifton, New Jersey, where most of our engineering activities take place. The rent for this office is $2,600 per month. The lease for this office is terminable upon 60-days’ notice to the landlord.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
Security Ownership of Directors and Executive Officers
We refer you to the section titled “Explanatory Note Regarding Disclosures about Directors and Executive Officers” of this Current Report on Form 8-K with respect to the beneficial ownership of the directors and executive officers of CKST prior to the completion of the Merger.
The following tables set forth information with respect to the beneficial ownership of our outstanding common stock as of August 29, 2008, by (i) each nominee for director of ours, (ii) each named executive officer identified in the Summary Compensation Table below, (iii) all nominees for director and nominees for executive officers as a group, and (iv) each shareholder identified as beneficially owning greater than 5% of our common stock. Except as otherwise indicated below, each person named in the tables has sole voting and investment power with respect to all shares of common stock beneficially owned by that person, except to the extent that authority is shared by spouses under applicable law. None of the shares reported below are pledged as security.

For purposes of the following tables, a person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from August 29, 2008 upon exercise of options, warrants and/or other convertible or exercisable securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and other convertible or exercisable securities that are held by that person (but not those held by any other person) and that are convertible or exercisable within the 60-day period have been exercised. The percentage of outstanding common shares has been calculated based upon 203,360,222 shares of common stock outstanding on August 29, 2008. None of the shareholders listed below have any options, warrants or other derivative securities with respect to our common stock that are convertible or exercisable within 60 days from August 29, 2008.

	Shares of Common Stock
	Beneficially Owned
	Number and Nature of
Directors and Officers	Beneficial Ownership	Percent
Andrew A. Brooks, M.D.	61,823,189	30.4%
Mikhail Kvitnitsky	28,916,653	14.2%
Joseph Loggia	—	*
Thomas H. Morgan	7,855,615	3.9%
Ronald N. Richards, Esq.	667,205	*
Derrick Romine	667,941	*
Steven D. Rubin	45,197	*
Subbarao Uppaluri, Ph.D.	338,967	*
All directors and executive officers as a group (8 persons)	100,314,767	49.3%

*	Indicates ownership of less than 1%.

	Shares of Common Stock
	Beneficially Owned
	Number and Nature of
5% or More Shareholders (1)	Beneficial Ownership	Percent
Frost Gamma Investments Trust (2)	30,965,196	15.2%

*	Indicates ownership of less than 1%.

(1)	Andrew A. Brooks, M.D. and Mikhail Kvitnitsky also are 5% or more shareholders. See their beneficial ownership information provided in the first table under this Item 4.

(2)	The business address of Frost Gamma Investments Trust is 4400 Biscayne Boulevard, Suite 1500, Miami, Florida 33137. Phillip Frost, M.D. is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is the sole shareholder of Frost-Nevada Corporation.

Item 5. Directors and Executive Officers.
We refer you to the section titled “Explanatory Note Regarding Disclosures about Directors and Executive Officers” of this Current Report on Form 8-K with respect to biographical information about the current directors and executive officers of CKST (prior to the new directors and executive officers taking office).
The following table sets forth information, as of August 29, 2008, concerning the individuals named below, including their ages and the positions they will take 10 days after we file and transmit the Information Statement (approximately September 19, 2008):

Name	Age	Position
Andrew A. Brooks, M.D.	46	Chairman of the Board and Chief Executive Officer
Mikhail Kvitnitsky	44	President, Chief Operating Officer and Director
Derrick Romine	40	Chief Financial Officer and Secretary
Joseph Loggia	49	Director
Thomas H. Morgan	56	Director
Ronald N. Richards, Esq.	41	Director
Steven D. Rubin	48	Director
Subbarao Uppaluri, Ph.D.	59	Director
Business Experience of Directors and Executive Officers During the Past Five Years
Andrew A. Brooks, M.D. Dr. Brooks will serve as our Chairman of the Board and Chief Executive Officer commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). He founded Cardo Medical, LLC on April 6, 2007, and has served as the President and Chief Executive Officer and manager of Cardo and of Accelerated Innovation, LLC. Dr. Brooks has been in the private practice of orthopedic surgery since 1994, specializing in sports medicine, arthroscopy and joint reconstruction. He has previously served as a design consultant to major companies for joint reconstruction and sports medicine products. He currently maintains a part time surgical practice at the Southern California Orthopedic Institute in Van Nuys, California.
Dr. Brooks was a founder and managing partner of Specialty Surgical Centers, a group of multi-specialty outpatient surgical centers operating in Beverly Hills, Encino, Irvine, Arcadia and Westlake Village. These surgical centers were sold to Symbion Healthcare, Inc. (NASDAQ: SMBI) in August 2005. Dr. Brooks currently serves as a managing partner of Specialty Surgical Center in Westlake Village. Dr. Brooks also co-founded the Ridgecrest Sports Rehabilitation Center in 1995, which was sold to a public company in February 1998.
Dr. Brooks is a graduate of the University of Southern California School of Medicine. He completed his residency in Orthopaedic Surgery at the University of Southern California, and subsequently completed a fellowship in arthroscopic reconstructive surgery and sports medicine at the Hughston Clinic in Columbus, Georgia. Dr. Brooks is board-certified by the American Board of Orthopaedic Surgery and is a Fellow of the American Academy of Orthopaedic Surgeons. He is also a Fellow of the American College of Surgeons and a member of the

Arthroscopy Association of North America. He is an active member of the Los Angeles Chapter of the Young Presidents Organization.
Mikhail Kvitnitsky. Mr. Kvitnitsky will serve as our President and Chief Operating Officer and as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Since May 2007, Mr. Kvitnitsky has served as the Chief Operating Officer and manager of Cardo Medical, LLC and Accelerated Innovation, LLC. He also has served as the President and manager of Cervical Xpand, LLC, a developmental-stage spinal company, since July 2005, and of Uni-Knee, LLC, a developmental-stage orthopedic company, since May 2006. Mr. Kvitnitsky founded Accin Corporation, a medical device company, for which he has served as President, Chief Executive Officer and director since February 2005. Prior to that, he served as the Vice President, Innovation and Business Development, of Stryker International, division of Stryker Corporation (NYSE: SYK), from 1998 until January 2005. His prior employment, during 1990 to 1998, included engineering and research positions with multinational medical device companies in the United States and, during 1986 to 1989, included research institutions in Ukraine.
Derrick Romine. Mr. Romine will serve as our Chief Financial Officer and Secretary commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Since February 2008, Mr. Romine has served as the Chief Financial Officer of Cardo Medical, LLC. Prior to joining Cardo, he worked for 18 years in all aspects of finance and strategy, including corporate restructuring, capital structure management and organizational development. Most recently, from 2004 to February 2008, Mr. Romine served as Controller for Specialty Surgical Centers, following its acquisition by Symbion Healthcare, Inc. From 2000 to 2004, Mr. Romine held a key financial position at Doane Pet Care, Inc. As Doane’s Director of Financial Planning and Control, he orchestrated financial modeling for the largest private label pet food manufacturer globally. Prior to that, from 1997 to 2000, he worked in strategic projects as Director of Strategy & Analysis at Service Merchandise Corporation, a retail company, where he focused specifically on corporate restructure and capital management. Prior to 1997, Mr. Romine held various financial and operational positions in both the public and private sector and also has served seven years’ active duty in the U.S. Air Force as a Medical Service Corp Officer (including for a period in 2006 when he took a leave of absence as Controller of Specialty Surgical Centers).
Joseph Loggia. Mr. Loggia will serve as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Mr. Loggia has served as the Chief Executive Officer of Advanstar, Inc. and its wholly-owned subsidiary, Advanstar Communications, Inc., a leading worldwide media company providing integrated marketing solutions for the fashion, life sciences and powersports industries, since January 2004. As Chief Executive Officer, he led Advanstar’s effort to develop and implement a new strategy, transforming the company from a traditional B2B publisher and trade show producer to a market-focused media company, culminating in a $1.14 billion sale of the company in 2007 to Veronis Suhler Stevenson, LLC, a private equity firm focusing on media, communications, information and education industries in North America and Europe. From 2001 through 2003, Mr. Loggia served as President and Chief Operating Officer of Advanstar, leading the company’s efforts to enhance its operating efficiencies and implementing state-of-the-art data systems, new business development procedures and rewards, and a new growth-

based management compensation system. From 1995 through 1998, he served as President and Chief Executive Officer of MAGIC International, producer of the MAGIC Marketplace apparel trade show, leading the acquisition of MAGIC by Advanstar in 1998. Prior to joining MAGIC, Mr. Loggia, who is a certified public accountant, was a manager at the accounting firm of Coopers & Lybrand in its fraud and financial investigations division, after having spent 10 years in law enforcement.
Thomas H. Morgan. Mr. Morgan will serve as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). He is the managing member of Morgan Exploration, LLC, Morgan Marathon, LLC and Morgan United, LLC. Through these and other entities, since 1985, Mr. Morgan has owned and developed numerous shopping centers, apartment complexes, condo towers and luxury single-family residences throughout the United States. Since 1982, Mr. Morgan also has been the founder and President of Morgan Energy Corporation, an oil and gas exploration company. Prior to that, he worked for Conoco Oil Company and Gulf Oil Company. Mr. Morgan has drilled, developed and owned interests in thousands of oil and gas wells throughout the Rocky Mountain region, Texas and Oklahoma. Mr. Morgan is on the Board of Directors of the Big Brothers Big Sisters charity organization.
Ronald N. Richards, Esq. Mr. Richards will serve as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Mr. Richards has represented Specialty Surgical Centers, as one of its litigation counsel, and other medical professionals and clinics throughout Southern California. Since 2000, he was the senior partner of Ronald Richards & Associates based in Beverly Hills, California. Since 2003, Mr. Richards has served as Secretary of Sierra Towers Homeowners Association. Mr. Richards was a professor of law at the San Fernando Valley College of Law from 2006 to 2007. He has had numerous published opinions in the state courts and federal courts of appeal. Mr. Richards lectures to other attorneys on various legal matters and has published works on various related medical topics. In 2008, he obtained a Certificate of Management from the Anderson School of Management at the University of California, Los Angeles . Mr. Richards received his law degree from University of La Verne in 1995 and his undergraduate degree from the University of California, Los Angeles, in 1991.
Steven D. Rubin. Mr. Rubin will serve as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Mr. Rubin has served as Executive Vice President—Administration of Opko Health, Inc. (formerly known as eXegenics Inc.) (AMEX: OPK), a developmental-stage health care company, since May 2007 and a director of that company since February 2007. He is also a member of The Frost Group, LLC. He served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. Prior to joining IVAX, Mr. Rubin was Senior Vice President, General Counsel and Secretary with privately-held Telergy, Inc., a provider of business telecommunications and diverse optical network solutions, from January 2000 to August 2001. In addition, he was with the Miami law firm of Stearns Weaver Miller Weissler Alhadeff & Sitterson from 1986 to 2000, in the Corporate and Securities Department. Mr. Rubin had been a shareholder of that firm since 1991 and a director from 1998 to 2000. In addition to serving as a director of Opko, Mr. Rubin currently serves on the Board of Directors of Dreams, Inc. (AMEX: DRJ), a vertically integrated sports licensing and products company, Safestitch Medical, Inc. (OTCBB: SFES), a medical device company, Ideation Acquisition Corp. (AMEX: IDI), a special purpose acquisition company formed for the purpose of acquiring a business in the digital media sector, Modigene, Inc. (OTCBB: MODG), a developmental-stage biopharmaceutical company, and Longfoot Communications Corp. (OTCBB: LGFC), a public shell company that recently completed a merger with Kidville Holdings, LLC, an operator of upscale learning and play facilities for children.
Subbarao Uppaluri, Ph.D. Dr. Uppaluri will serve as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Dr. Uppaluri has served as Senior Vice President and Chief Financial Officer of Opko Health, Inc. (formerly known as eXegenics Inc.) (AMEX: OPK), a developmental-stage health care company, since May 2007 and as a director of that company from February 9, 2007 through March 27, 2007. He is also a member of The Frost Group, LLC. He served as the Vice President, Strategic Planning and Treasurer of IVAX Corporation from February 1997 until December 2006. Before joining IVAX, from 1987 to August 1996, Dr. Uppaluri was Senior Vice President, Senior Financial Officer and Chief Investment Officer with Intercontinental Bank, a publicly traded commercial bank in Florida. In addition, he served in various positions, including Senior Vice President, Chief Investment Officer and Controller, at Peninsula Federal Savings & Loan Association, a publicly traded Florida savings and loan, from October 1983 to 1987. His prior employment, during 1974 to 1983, included engineering, marketing and research positions with multinational companies and research institutes in India and the United States. In addition to serving as a director of Opko, Dr. Uppaluri currently serves on the Board of Directors of Ideation Acquisition Corp. (AMEX: IDI), a special purpose acquisition company formed for the purpose of acquiring a business in the digital media sector, and Longfoot Communications Corp. (OTCBB: LGFC), a public shell company that recently completed a merger with Kidville Holdings, LLC, an operator of upscale learning and play facilities for children.
Relationship among Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, Dr. Brooks nominated Messrs. Kvitnitsky, Loggia, Morgan and Richards and himself to serve as our directors, and Dr. Frost nominated Mr. Rubin and Dr. Uppaluri to serve as our directors. No family relationships exist among any of the individuals who will serve as our directors or executive officers.
Item 6. Executive Compensation.
We refer you to the section titled “Explanatory Note Regarding Disclosures about Directors and Executive Officers” of this Current Report on Form 8-K with respect to the compensation of the directors and executive officers of CKST prior to the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008).
Compensation Discussion and Analysis
Our compensation philosophy will be to offer our executives compensation and benefits commensurate with those that are provided by peer companies in the medical device industry of a similar size and stage of development as ours. In doing so, our Board of Directors, with management’s assistance, seeks to attract, retain and motivate highly skilled and dedicated executives so that we can execute our business plans and create value for our shareholders. We intend to determine the levels and types of compensation to reward individual contribution and the overall financial performance of our company. In that regard, we intend to tie annual and long-term cash and stock incentives to achievement of specified performance objectives.
To achieve these goals, we plan to form a compensation committee to recommend executive compensation packages to our Board of Directors. Generally, these packages will be based on a mix of salary, discretionary bonus and equity awards, a substantial portion of which will be tied to the achievement of our corporate goals.
Historic Review of Compensation
In the past, Cardo has conducted periodic reviews of the aggregate level of its executive compensation and other benefits given to executives. Cardo has based these reviews on its survey of peer companies in the medical device industry of a similar size and stage of development as ours. In addition, Cardo has reviewed other publicly available information within and outside its industry and also within the geographic areas in which it has had operations. Cardo has not retained a compensation consultant to review its policies and procedures with respect to executive compensation. However, we may retain the services of third-party executive compensation specialists from time to time in connection with establishing cash and equity compensation and related policies.
Elements of Compensation
We intend to set targets for our executives and evaluate their individual performance and our overall corporate performance in relation to other companies of similar size and stage of development. To that end, the compensation packages determined for our executive officers will consist of one or more of the following elements:
Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within the medical device industry and within the geographical areas in which we operate.
Discretionary Annual Bonus. In addition to base salaries, our Board of Directors or our compensation committee will have the authority to award discretionary annual bonuses to our executive officers. Annual incentive bonuses will be granted based on individual performances that contribute to our company by achieving corporate goals and creating value for our shareholders.
Long-Term Incentive Program. We believe that long-term individual and corporate performance is achieved through ownership that incentivizes executive officers through the use of stock and stock-based awards. To that end, we intend to use equity and equity-based awards to achieve our compensation goals. We have not adopted formal stock ownership guidelines. Our Board of Directors will consider adopting and implementing an equity incentive plan, pursuant to which we may grant various types of equity and equity-

based awards to our executives, employees and contractors, including awards of stock options and restricted stock. See the section titled “Equity Incentive Plan” below.
Severance and Change-in-Control Benefits. Our Chief Financial Officer, Derrick Romine, is entitled to certain severance benefits under an employment offer letter, the terms of which are described below. We may grant other executive officers severance and change-in-control benefits in the future as part of their compensation package. We believe severance and change-in-control benefits are essential in assisting us in recruiting and retaining talented individuals.
Other Compensation. Our Board of Directors or compensation committee will periodically evaluate the compensation packages for our executive officers, and in the future may revise, amend or add benefits and perquisites of any executive officer based upon the factors described above.
Summary Compensation Table
None of the officers of CKST received any compensation or other benefits since January 13, 2005, the date of sale of CKST’s ADR business. Accordingly, in accordance with Item 402(a)(5) of Regulation S-K, we have omitted from this report the Summary Compensation Table otherwise required by that Item. The value of services of the named executive officers of CKST subsequent to January 13, 2005 has neither been quantified nor imputed as it was deemed to be immaterial.
The following table sets forth a summary of compensation awarded to, earned by or paid to the principal executive officers, principal financial officers and three other most highly compensated executive officers, if any, of Cardo, on a consolidated basis with its subsidiaries, for the applicable periods prior to the closing of the Merger.

Name and
Principal				All Other
Position	Year	Salary	Bonus	Compensation		Total
Andrew A. Brooks (1)	2007	—	—	—		—
Mikhail Kvitnitsky (2)	2007	$52,000	—	$30,276	(3)	$82,276
	2006	$52,000	—	$100,000	(3)	$152,000
	2005	$44,000	—	—		$44,000
Derrick Romine (4)	—	—	—	—		—

(1)	Dr. Brooks will serve as our Chairman of the Board and Chief Executive Officer commencing on the tenth day after filing and transmitting the Information Statement

(approximately September 19, 2008). He has served as the President, Chief Executive Officer and manager of Cardo Medical, LLC and Accelerated Innovation, LLC since May 2007. He has not received any compensation for his services as an officer.

(2)	Mr. Kvitnitsky will serve as our President and Chief Operating Officer and as a director of our company commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). Since May 2007, Mr. Kvitnitsky has served as the Chief Operating Officer and manager of Cardo Medical, LLC and Accelerated Innovation, LLC. He also has served as the President and manager of Cervical Xpand, LLC since July 2005, and of Uni-Knee, LLC since May 2006. Mr. Kvitnitsky founded Accin Corporation, for which he has served as President, Chief Executive Officer and director since February 2005. The information presented in this table reflects all compensation received by Mr. Kvitnitsky from Cardo, Accelerated, Cervical Xpand, Uni-Knee and Accin on a consolidated basis for the applicable periods.

(3)	These amounts reflect 5% of the net receipts from the sale of the Align 360 unicompartmental knee product, which Mr. Kvitnitsky is entitled to receive per his compensation arrangement with us. See “Employment Agreements and Change in Control Arrangements—Compensation Arrangement with Mikhail Kvitnitsky” below.

(4)	Mr. Romine will serve as our Chief Financial Officer and Secretary commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008). He has served as the Chief Financial Officer of Cardo Medical, LLC since February 2008.
Director Compensation
The following table sets forth a summary of compensation awarded to, earned by or paid to each director for the fiscal year ended June 30, 2008. Prior to the Merger, directors of CKST received $600 for attendance at each Board meeting. We intend to review this compensation policy for our directors and may adopt a policy of paying independent, non-employee directors an annual retainer and/or a fee for attendance at Board and committee meetings. We anticipate reimbursing each director for reasonable travel expenses related to that director’s attendance at Board of Directors and committee meetings.

	Fees Earned or	All Other
Name	Paid in Cash	Compensation	Total
Glenn L. Halpryn (1)	$2,400	—	$2,400
Noah M. Silver (1)	$2,400	—	$2,400
Alan Jay Weisberg (1)	$2,400	—	$2,400
Curtis Lockshin (1)	$2,400	—	$2,400
Roy Israel (2)	—	—	—
Willem F. Specht (2)	—	—	—
Corey J. Gottlieb (2)	—	—	—
Randy Gerstenblatt (2)	$250	—	$250
Kenneth W. Good (2) (3)	$250	—	$250

(1)	Messrs. Halpryn, Silver, Weisberg and Lockshin will resign as directors effective as of on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008).

(2)	Messrs. Israel, Specht, Gottlieb, Gerstenblatt and Good resigned as directors in connection with a change in control of CKST on September 26, 2007.

(3)	These payments were made to Mr. Good’s employer, ISO Investment Holdings, Inc.
Compensation of Named Executive Officers after the Merger
Commencing August 29, 2008, the closing date of the Merger, the annual compensation for our executive officers is as follows:

		Potential
Name and Principal Position	Salary	Bonus (1)	Total
Andrew A. Brooks, Chief Executive Officer	$250,000	$250,000	$500,000
Mikhail Kvitnitsky, President and Chief Operating Officer	$220,000	$220,000	$440,000
Derrick Romine, Chief Financial Officer and Secretary	$180,000	$45,000	$225,000

(1)	The amount reflected in this column reflects the maximum potential bonus that our Board of Directors may grant to each of the above executive officers.
Equity Incentive Plan
Our Board of Directors will consider adopting and implementing an equity incentive plan, pursuant to which we may grant various types of equity and equity-based awards to our executives, employees and contractors, including awards of stock options and restricted stock. Awards made pursuant to the plan may be made subject to the attainment of performance goals relating to one or more business criteria. If adopted, this plan is intended to assist our company in attracting, retaining and motivating designated eligible employees and independent contractors of ours and our subsidiaries and to increase their interest in the success of our company in order to promote our long-term interests. This plan will be designed to meet this intent by providing designated eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of our company.
The Compensation Committee of our Board of Directors, as soon as it is created, is expected to have complete authority, subject to the express provisions of the plan, to approve the employees or contractors to be granted awards, to determine the number of stock options or other awards to be granted, to set the terms and conditions of the awards, to remove or adjust any restrictions and conditions upon those awards, and to adopt rules and regulations, and to make all other determinations deemed necessary or desirable for the administration of this plan.
Employment Agreements and Change in Control Arrangements
Mikhail Kvitnitsky Employment Agreement, as Terminated as of June 23, 2008
On January 31, 2005, Mikhail Kvitnitsky entered into an employment agreement with Accin Corporation, under which he served as Chief Executive Officer of Accin. Accin assigned this agreement to Cardo’s wholly-owned subsidiary, Accelerated Innovation, LLC, on May 21, 2007, along with substantially all of the other assets of Accin. On June 6, 2008, Mr. Kvitnitsky and Accelerated entered into an amendment to this employment agreement to remove references to a shareholders agreement for Accin. On June 23, 2008, Cardo acquired all of the ownership interests in Accelerated held by Accin, and Accelerated became the wholly-owned subsidiary of Cardo. Upon the closing of this acquisition, Mr. Kvitnitsky and Accelerated terminated Mr. Kvitnitsky’s employment agreement.
Prior to its termination, the term of the employment agreement was from June 1, 2005 through May 30, 2008, with automatic renewal thereafter for successive one-year periods ending on each May 30, unless (i) either party elected to terminate the employment agreement at the end of the then-current term by giving the other party four months’ advance written notice, or unless the agreement was earlier terminated by Accelerated for “Cause” or by Mr. Kvitnitsky for “Good Reason,” as defined in the employment agreement. The employment agreement was automatically renewed for one year on May 30, 2008 and terminated by mutual agreement effective June 23, 2008. Under this employment agreement, Mr. Kvitnitsky was entitled to receive the following compensation and benefits:
•	Initial annual base salary of $52,000;

•	Eligibility to receive stock options upon implementing a stock option plan;

•	Eligibility to share in “milestone” payments;

•	Five weeks of paid time off, including sick, vacation and personal days;

•	Reimbursement for all reasonable and necessary business-related expenses;

•	Participation in the life and health insurance plans, 401(k) plan and other employee benefit plans and programs generally made available to other employees; and

•	Certain severance benefits if his employment was terminated by Accelerated without Cause or by Mr. Kvitnitsky for Good Reason.

•	failure to perform his duties under this agreement or to otherwise comply with the terms of this agreement, if Mr. Kvitnitsky does not cure that failure within 30 days after his receipt of written notice of the failure; provided, that if requested by Mr. Kvitnitsky prior to the expiration of this 30-day period, Mr. Kvitnitsky will be afforded a reasonable opportunity to be heard by the Board of Directors prior to termination.
Compensation Arrangement with Mikhail Kvitnitsky
Mikhail Kvitnitsky is entitled to receive 5% of net receipts from the sale of the Align 360 unicompartmental knee product. For the year ended December 31, 2006, Accin (the party from which Cardo acquired its medical device business in 2007) paid $100,000 to Mr. Kvitnitsky under this arrangement, and paid him $6,863 for the period from January 1, 2007 through May 21, 2007 (the date of sale of Accin’s business to Cardo). For the period from May 21, 2007 through December 31, 2007, Accelerated (which acquired Accin’s medical device business) paid $22,918 to Mr. Kvitnitsky under this arrangement, and paid him $26,933 for the six months ended June 30, 2008.
We plan to substitute this compensation arrangement for Mr. Kvitnitsky with a compensation package competitive with those paid to executives with similar responsibilities and levels of experience paid by companies for similar positions within the medical device industry and within the geographical areas in which we operate.
Derrick Romine Employment Offer Letter
Derrick Romine serves as the Chief Financial Officer of Cardo, and will serve in that same capacity for CKST, on an at-will basis pursuant to an employment offer letter dated September 5, 2008. This offer letter provides that Mr. Romine will receive an annual base salary of $180,000, a discretionary bonus of up to a maximum amount of $45,000 based on specific performance objectives tied to Cardo meeting its financial targets, and reimbursement for normal business expenses. In addition, he is entitled to participate in all health insurance and employee benefits adopted by Cardo and is eligible to accrue three weeks of vacation during his first year of employment. The offer letter also confirmed the grant of options to Mr. Romine exercisable for units of membership interests in Cardo, which converted into options exercisable for shares of common stock of CKST upon completion of the Merger. See the section titled “Outstanding Option Grants” below for more information regarding the options granted to Mr. Romine.
If Cardo terminates Dr. Romine’s employment without “Cause” (as defined below), or if he terminates his employment without “Good Reason” (as defined below), at any time on or prior to September 4, 2010, Mr. Romine will be entitled to the following severance benefits:
•	Cardo will pay Mr. Romine the sum of six months of his then-current monthly salary as severance payment to be paid in bi-weekly installments so long as he does not work or otherwise provide services to a competitor of Cardo or CKST during that six-month period.

•	Fifty percent of Mr. Romine’s unvested options will become fully exercisable as of the date of termination of his employment and, together with any vested options at the termination date, may be exercised pursuant to the terms thereof within 90 days of the termination date (or one year after the termination date if Mr. Romine dies during that 90-day period). The remaining unvested options at the termination date, to the extent not then presently exercisable, shall terminate as of the termination date and shall not be exercisable thereafter.
If Mr. Romine is terminated for Cause, or if he voluntarily terminates his employment or resigns from his positions with the Company or CKST without Good Reason, he will not be entitled to the Severance Benefits. As used in the offer letter, the term “Cause” means an act or omission that constitutes fraud, deceit, intentional misconduct, a knowing violation of law, recklessness or gross negligence that materially and adversely has affected or affects the business of Cardo and/or CKST, a material breach of any of Mr. Romine’s obligations under any written agreement with Cardo and/or CKST, or material nonperformance of his duties to Cardo and/or CKST which has not been cured after 15 days’ written notice from Cardo and/or CKST setting forth in reasonable detail the nature of the nonperformance. As used in the offer letter, the term “Good Reason” means a material breach by Cardo and/or CKST of any of their obligations under any written agreement with Mr. Romine, a substantial and unusual reduction in his duties, responsibilities or authority, or receipt of instructions to take actions in violation of law that has not been cured after 15 days’ written notice from Mr. Romine to Cardo and/or CKST setting forth in reasonable detail the nature of the action giving rise to the claim of Good Reason.
Outstanding Option Grants
At August 29, 2008, the date of the closing of the Merger, CKST had outstanding options to purchase 21,400 shares of CKST’s common stock with exercise prices ranging from $0.50 to $24.69 and expiring between 2010 and 2014. All of these options remain outstanding.
In August 2008, Cardo issued options exercisable for units of membership interests in Cardo with an exercise price of $147,625 per unit (which is not less than the fair market value on the date of grant). Each option has a term of 10 years and vests in equal installments over a five-year period commencing on the first anniversary of the date of grant. In connection with the Merger, these options converted into options exerciseable for shares of CKST’s common stock with an exercise price of $0.22126 per share (which is not less than the fair market value on the date of grant). The following table provides information with respect to (i) the name and relation of the optionee to Cardo, (ii) the number of units of membership interests in Cardo that may be acquired pursuant to an exercise of the options, and (iii) the number of shares of CKST’s common stock that may be acquired pursuant to an exercise of the options following the Merger, in each case subject to the terms of the options:

	Number of Cardo Units	Number of CKST Shares
	pursuant to	pursuant to
Name and Relation	Option Exercise	Option Exercise
Andrew A. Brooks, M.D., President, Chief Executive Officer and Manager	0.33723	225,000
Mikhail Kvitnitsky, Chief Operating Officer and Manager	0.29976	200,000
Derrick Romine, Chief Financial Officer	0.70443	470,000
Joseph Loggia, Manager	0.05995	40,000
Thomas H. Morgan, Manager	0.05995	40,000
Ronald N. Richards, Manager	0.05995	40,000
Steven D. Rubin, Manager	0.05995	40,000
Subbarao Uppaluri, Ph.D., Manager	0.05995	40,000
Corporate Governance
Trades of our common stock are conducted on the OTC Bulletin Board. Accordingly, we are not required to have an audit, compensation or nominating committee. However, we plan to submit a listing application to list our shares on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing. We currently monitor developments in the area of corporate governance to ensure we will be in compliance with the standards and regulations required by the American Stock Exchange.
Shareholder Communications with Board Members
Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, may communicate directly with the Board of Directors. These communications may be confidential or anonymous. These communications should be sent by letter addressed to the member or members of the Board of Directors to whom the communication is directed, care of the Secretary, Cardo Medical, 8899 Beverly Boulevard, Suite 619, Los Angeles, California 90048. These communications, other than sales-related communications, will be forwarded to the Board member or members specified.

Item 7. Certain Relationships and Related Transactions, and Director Independence.
Cervical Xpand, LLC and Uni-Knee, LLC
Our wholly-owned subsidiaries, Cervical Xpand, LLC and Uni-Knee, LLC were formed as New Jersey limited liability companies on July 12, 2005 and May 10, 2006, respectively, for the purpose of conducting research and development activities. In connection with the formation of these companies, Mikhail Kvitnitsky, who will serve as our President and Chief Operating Officer commencing on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008), contributed an aggregate of $120,000 and $84,000 in cash and intangible assets to Cervical Xpand and Uni-Knee, respectively, pursuant to the Limited Liability Company Agreements of each of these companies. In exchange, Mr. Kvitnitsky received a 10.417 percentage interest in Cervical Xpand and a 7.14 percentage interest in Uni-Knee.
On February 7, 2008, Cardo entered into Membership Interest Purchase Agreements with the holders of the minority membership interests in Uni-Knee and Cervical Xpand, including Mr. Kvitnitsky. Upon the closing of the transactions contemplated by the Membership Interest Purchase Agreements, Cardo acquired the outstanding membership interests from the minority holders for an aggregate purchase price of $1,437,510 for the Cervical Xpand interests and $2,049,180 for the Uni-Knee interests. Of these amounts, Mr. Kvitnitsky received $312,510 for his interests in Cervical Xpand and $214,200 for his interests in Uni-Knee. As a result of these transactions, Cardo owns all of the interests in Cervical Xpand and Uni-Knee directly and indirectly through its ownership of Accelerated. See the section titled “History—Cardo Medical, LLC and Its Subsidiaries” for a further description of the Membership Interest Purchase Agreements.
Cardo Medical, LLC
Formation
Cardo Medical, LLC was formed on April 6, 2007 as a California limited liability company for the purpose of acquiring an interest in the medical device business conducted by Accin Corporation directly and through Accin’s interests in Cervical Xpand, LLC and Uni-Knee, LLC. In May 2007, in connection with the formation of Cardo, the following related parties made cash contributions to Cardo, pursuant to the Limited Liability Company Agreement of Cardo, in exchange for interests in Cardo as follows:

		Percentage
		Interest of Cardo	Percentage Interest of
		at Time of	Cardo at Time of
Name and Relation	Contribution	Contribution	Recent Financing (1)
Andrew A. Brooks, M.D., Chairman of the Board and Chief Executive Officer	$1,303,333	46.3%	32.2%
Mikhail Kvitnitsky, President, Chief Operating Officer and director	$501,667	21.7%	15.1%
Family members of Dr. Brooks (1)	$1,250,000	12.5%	8.7%
Thomas H. Morgan, director	$250,000	2.5%	1.7%
Ronald N. Richards, Esq., director	$50,000	*	*

*	Indicates ownership of less than 1%.

(1)	Information regarding the recent financing of Cardo is described below and elsewhere in this report.

(2)	The amounts represented for the family members represent their aggregate contribution to and percentage interests in Cardo.
Recent Financing
In June 2008, on or about the signing of the Merger Agreement described elsewhere in this report, Frost Gamma Investments Trust and other investors invested $12.975 million in Cardo in exchange for units of Cardo’s membership interests. Dr. Phillip Frost, Chairman and Chief Executive Officer of Opko Health, Inc. (formerly known as eXegenics Inc.), is the trustee and beneficiary of Frost Gamma Investments Trust. As part of these investment transactions, the following related parties made cash contributions to Cardo, pursuant to the Limited Liability Company Agreement of Cardo, in exchange for interests in Cardo as follows:

Name and Relation	Contribution		Percentage Interest of Cardo
H. Leon Brooks, M.D. (1)	$150,000	(1)	*
Glenn L. Halpryn, current director (2)	$118,000		*
Thomas H. Morgan, director (3)	$1,000,000		2.4%
Derrick Romine, Chief Financial Officer and Secretary	$150,000		*
Steven D. Rubin, director	$10,000		*
Subbarao Uppaluri, Ph.D., director	$75,000		*
Frost Gamma Investments Trust, 5% or more shareholder	$5,831,000		13.7%

*	Indicates ownership of less than 1%.

(1)	H. Leon Brooks, M.D. is the father of Andrew A. Brooks, M.D. Dr. Leon Brooks also invested an additional $150,000 in Cardo in May 2007, and his investment is reflected in the table above summarizing the contributions in connection with Cardo’s formation.

(2)	This investment was made by IVC Investors, LLLP, an entity controlled by Mr. Halpryn.

(3)	Mr. Morgan also invested an additional $250,000 in Cardo in May 2007, and his investment is reflected in the table above summarizing the contributions in connection with Cardo’s formation. Mr. Morgan had a combined 4.1% interest in Cardo prior to the Merger.

See the section titled “History—Cardo Medical, LLC and Its Subsidiaries” for a further description of the May 2007 and June 2008 private placement transactions of Cardo described above.
Member Loan
On February 6, 2008, Cardo issued a Secured Promissory Note in the principal amount of $1.2 million to an individual whose family trust was a member of Cardo, the proceeds of which were used by Cardo to make down payments on its purchase of the interests in Cervical Xpand and Uni-Knee from their minority holders. In connection with this indebtedness, Cardo granted a security interest in certain collateral pursuant to a Security Agreement, dated as of February 6, 2008, by and between Cardo and this individual. Our Chairman of the Board and Chief Executive Officer, Andrew A. Brooks, M.D., guaranteed the indebtedness under the Secured Promissory Note. Cardo discharged all of its obligations and liabilities under this Secured Promissory Note by repaying the original principal amount of $1.2 million plus $48,329 in accrued interest on July 3, 2008. The lender has released all security interests and the guaranty made by Dr. Brooks.

Accelerated Innovation, LLC
Under the terms of Accelerated’s Limited Liability Company Agreement, Cardo was granted an option to purchase the 62.5% interest in Accelerated held by Accin for a purchase price of $6.25 million. Following the exercise of that option in June 2008, Cardo acquired all of the interests in Accelerated held by Accin, and Accelerated became a wholly-owned subsidiary of Cardo. Mikhail Kvitnitsky is the founder of Accin and, at the time of the exercise of the option, had a 33.0% ownership interest in Accin. As a result of his ownership interest in Accin, Mr. Kvitnitsky received approximately $2.0 million of the distribution made by Accin of the purchase price paid by Cardo for its interests in Accelerated.
See the section titled “History—Cardo Medical, LLC and Its Subsidiaries” for a further description of the exercise by Cardo of its option to acquire the remaining interests in Accelerated from Accin.
clickNsettle.com, Inc. Transactions
September 2007 Stock Issuances
On September 26, 2007, CKST sold 44,921,052 shares of its pre-reverse stock split common stock, par value $0.001 per share (reflecting 4,492,105 shares on a post-split basis), to investors led by Glenn L. Halpryn and Steven Jerry Glauser for an aggregate offering price of $1,567,000. Of this amount, the following related parties invested the following amounts in CKST in exchange for the number of CKST’s shares indicated in the table below:

			Percentage	Current
		Number of	Interest at Time of	Percentage
Name and Relation	Investment	CKST Shares (1)	Investment(2)	Interest (3)
Glenn L. Halpryn, Chairman of the Board, Chief Executive Officer and President	$145,300	479,316	8.7%	*
Noah M. Silver, Vice President, Secretary, Treasurer and director	$30,256	162,131	2.9%	*
Alan Jay Weisberg, Chief Financial and Accounting Officer and director	$8,391	48,783	*	*
Curtis Lockshin, director	$2,256	8,514	*	*
Steven Jerry Glauser, 5% or more shareholder	$222,963	623,587	11.3%	*
Stephen Bittel, 5% or more shareholder	$175,652	351,306	6.3%	*
Ernest M. Halpryn, 5% or more shareholder	$176,482	501,268	9.1%	*

*	Indicates ownership of less than 1%.

(1)	The share amounts reflected in this table reflect share amounts after giving effect to the one-for-ten reverse stock split that took effect on March 13, 2008.

(2)	The percentage of outstanding common shares has been calculated based upon 5,540,276 shares of common stock outstanding (on a post-stock split basis) on September 26, 2007.

(3)	The percentage of outstanding common shares has been calculated based upon 203,360,222 shares of common stock outstanding on August 29, 2008, the date of closing the Merger Agreement.

The disclosure set forth under Items 3.02 and 5.01 of the Current Report on Form 8-K filed by CKST on October 2, 2007 is incorporated by reference into this Item 7.
Stock Purchase Agreement (March 2008 Closing)
On March 18, 2008, pursuant to a Stock Purchase Agreement dated December 19, 2007, as amended on January 31, 2008, CKST sold 5,762,448 shares of common stock to certain purchasers for an aggregate offering price of $1,338,100, representing 51% of the outstanding shares of CKST on a fully diluted basis. Of this amount, the following related parties invested the following amounts in CKST in exchange for the number of CKST’s shares indicated in the table below:

			Percentage	Current
		Number of	Interest at Time of	Percentage
Name and Relation	Investment	CKST Shares	Investment (1)	Interest (2)
Steven D. Rubin, Director (3)	$13,381	57,625	*	*
Subbarao Uppaluri, Ph.D., Director (3)	$13,381	57,625	*	*
Frost Gamma Investments Trust, 5% or more shareholder	$1,070,480	4,609,958	40.9%	2.3%

*	Indicates ownership of less than 1%.

(1)	The percentage of outstanding common shares has been calculated based upon 11,277,579 shares of common stock outstanding on March 18, 2008, the date of closing the Stock Purchase Agreement.

(2)	The percentage of outstanding common shares has been calculated based upon 203,360,222 shares of common stock outstanding on August 29, 2008, the date of closing the Merger Agreement.

(3)	Mr. Rubin and Dr. Uppaluri will become our directors on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008).
The disclosure set forth under Items 1.01 and 3.02 of the Current Report on Form 8-K filed by CKST on March 18, 2008 is incorporated by reference into this Item 7.
Van Nuys Office
Since February 2008, Cardo has maintained an office and distribution facility located at Van Nuys, California, which was provided by Andrew A. Brooks. There is no written lease agreement and, as the amount of rent was not deemed material, prior to the closing of the

Merger, Dr. Brooks did not charge rent for using this office. The monthly lease payment for this office is approximately $2,300, which was paid by Dr. Brooks. Upon closing of the Merger, the lease for this space was transferred to us, and we will reimburse Dr. Brooks for our use of this space since February 2008.
Approval of Related Party Transactions
Until a formal policy is established, the independent members of our Board of Directors will review and approve all future transactions that would be required to be reported under Item 404(a) of Regulation S-K.
Independent Directors
Currently, of the four members of our Board of Directors, only Curtis Lockshin is independent of management. However, we believe a majority of the new members of our Board of Directors (who will take office on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008)) will be independent from management. Those individuals who we believe will be independent directors are Joseph Loggia, Thomas H. Morgan, Ronald N. Richards, Steven D. Rubin and Subbarao Uppaluri, Ph.D. Our Board of Directors will determine the independence of the Board members from time to time in reference to the listing standards adopted by the American Stock Exchange, the independence standards set forth in the Sarbanes-Oxley Act and the rules and regulations promulgated by the Securities and Exchange Commission under applicable law. In particular, we plan to form an audit committee that will periodically evaluate and report to the Board of Directors on the independence of each member of the Board.
Our independent directors will hold formal meetings, separate from management, at least annually in executive session without the presence of non-independent directors and management.
We currently do not have a formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage their attendance and anticipate most of our directors will attend these meetings.
Item 8. Legal Proceedings.
None.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
Trades of our common stock are conducted on the OTC Bulletin Board under the symbol “CKST.OB,” which we expect to change in connection with the name change as disclosed in Item 5.03 of this report.
We intend to apply to have our shares listed on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing.

We issued 192,082,643 shares of our common stock pursuant to the Merger and, accordingly, there are currently 203,360,222 shares of common stock outstanding. As of August 29, 2008, the last price quoted for our common stock was $1.45 per share.
The following table sets forth the range of the reported high and low bid quotations for our common stock for the periods indicated:

Period	High	Low
Fiscal Year of CKST Ended June 30, 2008:
4th Fiscal Quarter	$2.00	$1.05
3rd Fiscal Quarter	$2.30	$0.16
2nd Fiscal Quarter	$0.60	$0.30
1st Fiscal Quarter	$0.49	$0.07

Fiscal Year of CKST Ended June 30, 2007:
4th Fiscal Quarter	$0.12	$0.07
3rd Fiscal Quarter	$0.22	$0.06
2nd Fiscal Quarter	$0.10	$0.07
1st Fiscal Quarter	$0.09	$0.06
The information in the above table is derived from reports provided by the OTC Bulletin Board.
The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.
As of the close of business on August 29, 2008, there were approximately 150 holders of record of our common stock.
We have no plans to declare cash dividends on our common stock in the future and have not declared any thus far during fiscal year 2008 or during the last two completed fiscal years. Although we currently are not restricted from declaring cash dividends on our common stock by contract, we may obtain debt financing which may impose these restrictions on us.
Equity Compensation Plan Table
The following table sets forth certain information with respect to the Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan and certain stock options maintained by CKST as of August 29, 2008:

	(a)		(b)	(c)
				Number of Securities
				Remaining Available
				for Future Issuance
	Number of Securities		Weighted-Average	Under Equity
	to be Issued Upon		Exercise Price of	Compensation Plans
	Exercise of		Outstanding	(Excluding Securities
	Outstanding Options,		Options, Warrants	Reflected in
Plan Category	Warrants and Rights		and Rights	Column (a))

Equity compensation plans approved by shareholders	21,400	(1)	$3.00	—	(2)
Equity compensation plans not approved by shareholders	2,398,400	(3)	$0.22126	—

Total	2,419,800		—	—

(1)	Consists of options issued by CKST under its Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.

(2)	CKST’s Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan terminated pursuant to its terms on April 1, 2006. The only options outstanding under this Plan are those set forth in column (a) above. No additional options may be issued under this Plan.

(3)	Consists of options issued by Cardo prior to the completion of the Merger, which were converted into options to purchase shares of CKST’s common stock in connection with Merger. We intend to present these options for ratification by our shareholders.
Item 10. Recent Sales of Unregistered Securities
Recent Sales of Unregistered Securities by clickNsettle.com, Inc.
The disclosure set forth under Items 3.02 and 5.01 of the Current Report on Form 8-K filed by CKST on October 2, 2007 is incorporated by reference into this Item 10.
The disclosure set forth under Items 1.01 and 3.02 of the Current Report on Form 8-K filed by CKST on March 18, 2008 is incorporated by reference into this Item 10.
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 10.
Recent Sales of Unregistered Securities by Cardo Medical, LLC
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K, including Item 10 thereunder, is incorporated by reference into this Item 10.

ITEM 11. Description of Registrant’s Securities.
Common Stock
We are authorized to issue 750,000,000 shares of common stock, par value $.001 per share. As of August 29, 2008, the date of closing of the Merger, 203,360,222 shares of common stock are outstanding and are held of record by 150 persons (which reflects a one-for-ten reverse stock split that took effect on March 13, 2008). Holders of common stock are entitled to (i) one vote for each share at all meetings of shareholders, (ii) receive, subject to the prior rights of holders, if any, of outstanding stock having prior rights as to dividends, dividends as may be declared by the Board of Director, and (iii) subject to the prior rights of holders, if any, of outstanding stock having prior rights as to asset distributions, our remaining assets upon liquidation, dissolution or winding up of our company. The holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock now outstanding are fully paid and nonassessable.
Preferred Stock
We are authorized to issue up to 50,000,000 shares of preferred stock, par value $.001 per share, without further shareholder approval (except as may be required by applicable law or stock exchange regulations). The Board of Directors is authorized to determine, without any further action by the holders of the common stock, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms of any series of preferred stock, as well as the number of shares constituting such series and the designation thereof. Should the Board of Directors elect to exercise its authority, the rights and privileges of holders of the common stock could be made subject to the rights and privileges of any series of preferred stock. No shares of preferred stock are outstanding.
These provisions give the Board of Directors the power to approve the issuance of a series of preferred stock that could, depending on its terms, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business transaction if the terms of those shares include series voting rights which would enable a holder to block business transactions or the issuance of new shares might facilitate a business transaction if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.
Dividends
Our payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. Prior to the closing of the Merger, CKST effectuated various stock splits and dividends. Most recently, on March 13, 2008, CKST effectuated a one-for-ten reverse stock split on our common stock.

We currently expect to use available funds and any future earnings in developing, operating and expanding our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, the terms of any future debt or credit facility we may obtain may preclude us from paying any dividends. As a result, capital appreciation, if any, of our common stock will be an investor’s only source of potential gain from our common stock for the foreseeable future.
Transfer Agent and Registrar
Our transfer agent and registrar is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.
Shares Eligible for Future Sale
There is a very minimal public market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock will likely be thinly traded compared to larger, more widely known companies.
Trades of our common stock are conducted on the OTC Bulletin Board and, as soon as is practicable, we anticipate applying for listing of our common stock on the American Stock Exchange. We cannot ensure that we will be able to satisfy the listing standards of the American Stock Exchange or that our common stock will be accepted for listing. Should we fail to satisfy the initial listing standards of the American Stock Exchange, or our common stock is otherwise rejected for listing and remains listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.
As of the closing of the Merger, approximately 992,963 shares of our outstanding shares of common stock may be sold without restriction under the Securities Act of 1933, as amended, and approximately 202,367,259 outstanding shares of our common stock are not eligible for resale under the Securities Act without restriction, for a period of at least one year following the filing of this report.
Also, approximately 148,638,024, or 73.1%, of the outstanding shares of our common stock (included in the restricted shares indicated above) are subject to lockup agreements which limit sales for a two-year period. As a result, 43,444,619 of our outstanding shares which are not currently eligible for resale will become eligible for resale after one year after we file this report and an additional 148,638,024 of our outstanding shares will become eligible for resale after two years from the closing date of the Merger.
If our shareholders whose shares become eligible for resale do sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the legal and contractual restrictions on resale discussed in this filing lapse, the trading price of our common stock could decline.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Delaware Statute
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:
•	prior to that date, our Board of Directors approves either the business combination or the transaction that resulted in the shareholder’s becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owns at least 85% of our outstanding voting stock, excluding shares held by directors, officers and certain employee stock plans; or

•	on or after the consummation date, the business combination is approved by our Board of Directors and by the affirmative vote at an annual or special meeting of shareholders holding at least two-thirds of our outstanding voting stock that is not owned by the interested shareholder.
For purposes of Section 203, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested shareholder, and an “interested shareholder” is generally a person who, together with affiliates and associates of such person:
•	owns 15% or more of our outstanding voting stock; or

•	is an affiliate or associate of ours and was the owner of 15% or more of our outstanding voting stock at any time within the prior three years.
Certificate of Incorporation and Bylaw Provisions
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which we refer to as the Certificate and the Bylaws, respectively, include provisions that, among others, could have the effect of delaying, deferring or discouraging potential acquisition proposals and could delay or prevent a change in control of our company. The provisions in the Certificate and the Bylaws that may have such effect include:
•	Preferred Stock. As noted above, our Board of Directors, without shareholder approval, has the authority under the Certificate to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, we could issue preferred stock quickly and easily, which could adversely affect the rights of holders of our common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

•	Removal of Directors. Directors may be removed by the affirmative vote of the holders of at least a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote thereon. In addition, directors may be removed by the affirmative vote of the Board of Directors.

•	Shareholder Meetings. Special meetings of our shareholders may be called only by the Chairman of the Board, Chief Executive Officer, President, a majority of the directors or by an officer upon the request of a shareholder holding at least a majority of the outstanding stock of all classes entitled to vote.
ITEM 12. Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware, or the GCL, permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with that action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Our Amended and Restated Certificate of Incorporation, or the Certificate, requires us to so indemnify any person, according to the above terms, who is or was a director or officer of ours or who served as an officer or director of another entity at our request as described above. The Certificate permits us to extend these indemnification rights to any employee or agent of ours or any other person if permitted to do so by our Amended and Restated Bylaws or upon the approval of the Board of Directors.
As permitted under Section 145(b) of the GCL, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of that action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged to be liable to the corporation unless, and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Section 145(e) of the GCL permits a corporation, and the Certificate requires us, to advance expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding, and such expenses may be paid by the corporation in advance of the final disposition of that action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advanced amount if it ultimately is determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145(e). The Certificate also permits us to extend these advancement of expenses rights to any employee or agent of ours or to others if permitted to do so by our Amended and Restated Bylaws or upon the approval of the Board of Directors.
In addition, the indemnification and advancement of expenses provided by Section 145 of the GCL will not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding office. The indemnification and advancement of expenses will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the persons’ heirs, executors and administrators.
In addition, the Certificate provides that, to the fullest extent permitted by law, no director of the registrant will be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. However, this does not eliminate or limit liability of a director (1) for any breach of the director’s duty of loyalty to us or our shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL (for unlawful payments of dividends, stock purchases or redemptions) or (4) for any transaction from which the director derived an improper personal benefit.
The Certificate also provides that we may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in the Certificate. We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in the Certificate, and intend to enter into indemnification agreements with any new directors and executive officers in the future.
In addition, Section 145(g) of the GCL provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against that person and incurred by that person in that official capacity, or arising out of the person’s status as such, regardless of whether the corporation is empowered to indemnify that person under the provisions of law. We have purchased insurance pursuant to which our directors and officers are insured against liability which they may incur in their capacity as such.
ITEM 13. Financial Statements and Supplementary Data.
The disclosure set forth under Item 9.01(a) and (b) to this Current Report on Form 8-K is incorporated into this item by reference.

ITEM 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
The disclosure set forth under Items 4.01 and 9.01 of the Current Report on Form 8-K filed by CKST on October 9, 2007 is incorporated by reference into this Item 14.
ITEM 15. Financial Statements and Exhibits.
The disclosure set forth under Item 9.01 to this Current Report on Form 8-K is incorporated into this item by reference.
Item 3.02. Unregistered Sales of Equity Securities.
Recent Sales of Unregistered Securities by clickNsettle.com, Inc.
The disclosure set forth under Items 3.02 and 5.01 of the Current Report on Form 8-K filed by CKST on October 2, 2007 is incorporated by reference into this Item 3.02.
The disclosure set forth under Items 1.01 and 3.02 of the Current Report on Form 8-K filed by CKST on March 18, 2008 is incorporated by reference into this Item 3.02.
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K, including Item 10 thereunder, is incorporated by reference into this Item 3.02.
Recent Sales of Unregistered Securities by Cardo Medical, LLC
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K, including Item 10 thereunder, is incorporated by reference into this Item 3.02.
Item 5.01. Changes in Control of Registrant.
As a result of the Merger described in Item 2.01 to this Current Report on Form 8-K, including the Form 10 disclosures, the shareholders and optionholders of CKST prior to the Merger beneficially own approximately 5.5% of the now-outstanding voting securities of CKST on a fully diluted basis, or 11,298,979 shares of common stock outstanding and underlying options. The members and optionholders of Cardo now collectively own 94.5% of the now-outstanding voting securities of CKST on a fully diluted basis, or 194,481,043 shares outstanding and underlying options.
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The disclosure set forth under Item 2.01 of this Current Report on Form 8-K, including the Form 10 disclosures, is incorporated into this item by reference.

Officers and Directors
Effective on the tenth day after filing and transmitting the Information Statement (approximately September 19, 2008), the following individuals will resign from our Board of Directors: Alan Jay Weisberg, Noah M. Silver and Curtis Lockshin. Concurrently, Messrs. Weisberg and Silver also will resign from all officer positions they hold with us.
Also on or about September 19, 2008, in accordance with our Amended and Restated Bylaws for filling Board vacancies, Glenn L. Halpryn, our sole remaining director, will appoint the following individuals to our Board of Directors: Andrew A. Brooks (who will serve as Chairman of the Board), M.D., Mikhail Kvitnitsky, Joseph Loggia, Thomas H. Morgan, Ronald N. Richards, Esq. and Steven D. Rubin. Immediately after making these appointments, Mr. Halpryn will resign as Chairman of the Board and all officer positions he holds with us. Our new Board of Directors will appoint Subbarao Uppaluri, Ph.D. as its final member. All directors hold office until the next annual meeting of shareholders and until their successors are elected and qualified.
Also on or about September 19, 2008, our Board of Directors will appoint the following persons to serve in the offices set forth immediately after their names, each of whom serves at the discretion of our Board of Directors:

Name	Position
Andrew A. Brooks, M.D.	Chief Executive Officer
Mikhail Kvitnitsky	President and Chief Operating Officer
Derrick Romine	Chief Financial Officer and Secretary
Stock Option Grants
The disclosure set forth under Item 6 of the Form 10 disclosures contained in Item 2.01 of this Current Report on Form 8-K is incorporated into this item by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Name Change
Following the consummation of the Merger, we will propose to our shareholders an amendment to our Amended and Restated Certificate of Incorporation to change our name from “clickNsettle.com, Inc.” to “Cardo Medical, Inc.” In connection with the name change, we also expect to change the stock symbol for our common stock, which is quoted on the OTC Bulletin Board.
Change in Fiscal Year
Also on August 29, 2008, our Board of Directors changed our fiscal year end to December 31. We intend to file a transition report on the Annual Report on Form 10-K that we will file for the year ending December 31, 2008.

Item 5.06. Change in Shell Company Status.
The disclosure set forth under Item 2.01 to this Current Report on Form 8-K is incorporated into this item by reference. As a result of the completion of the Merger, we believe we are no longer a shell company, as that term is defined in Rule 12(b)-2 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
      (a) Financial statements of business acquired.
CKST’s financial information prior to the consummation of the Merger included with its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2007 and its Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 2007, December 31, 2007 and March 31, 2008 are incorporated by reference.
      (b) Pro forma financial information.

INDEX TO FINANCIAL STATEMENTS

Cardo Medical, LLC
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of December 31, 2007 and June 30, 2008	F-2
Consolidated Statements of Operations for the period April 6, 2007, inception, through December 31, 2007 and the six months ended June 30, 2008	F-3
Consolidated Statements of Members’ Equity and Non-Controlling Interest for the period April 6, 2007, inception, through December 31, 2007 and the six months ended June 30, 2008	F-4
Consolidated Statements of Cash Flows for the period April 6, 2007, inception, through December 31, 2007 and the six months ended June 30, 2008	F-5
Notes to Consolidated Financial Statements	F-6

Accin Corporation
Report of Independent Registered Public Accounting Firm	F-20
Consolidated Balance Sheets as of December 31, 2006 and May 31, 2007	F-21
Consolidated Statements of Operations for the year ended December 31, 2006 and the five months ended May 31, 2007	F-22
Consolidated Statements of Shareholders’ Equity and Non-Controlling Interest for the year ended December 31, 2006 and the five months ended May 31, 2007	F-23
Consolidated Statements of Cash Flows for the year ended December 31, 2006 and the five months ended May 31, 2007	F-24
Notes to Consolidated Financial Statements	F-25

Pro Forma Financial Information	F-35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Managers and Members
Cardo Medical, LLC
Los Angeles, California
     We have audited the accompanying consolidated balance sheet of Cardo Medical, LLC (the “Company”) as of December 31, 2007 and the related consolidated statements of operations, members’ deficit, and cash flows for the period from April 6, 2007, inception to December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cardo Medical, LLC as of December 31, 2007 and the results of their operations and their cash flows for the period from inception, April 6, 2007 to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Los Angeles, California
May 23, 2008, except for Note 1 “Management’s Plan” as to which the date is September 8, 2008

CARDO MEDICAL, LLC
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2007	2008
		(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$903,595	$4,191,710
Accounts receivable	208,360	124,125
Inventories	436,591	597,604
Prepaid expenses and other current assets	107,149	100,045

Total current assets	1,655,695	5,013,484

Property and equipment, net	386,735	353,707
Goodwill	—	2,689,837
Other intangible assets		5,328,037
Other assets, net	112,500	217,500

Total assets	$2,154,930	$13,602,565

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$232,811	$750,600
Fair value of put option derivative	—	283,555
Membership interests refundable	—	540,000
Notes payable, related party	—	1,200,000

Total liabilities	232,811	2,774,155

Commitments and contingencies (See Note 10)

Non-controlling interest	633,685	—

Members’ equity
Members’ equity	1,288,434	11,728,410
Note receivable from members	—	(900,000)

Total members’ equity	1,288,434	10,828,410

Total liabilities, non-controlling interest and members’ equity	$2,154,930	$13,602,565

The accompanying notes are an integral part of these consolidated financial statements

CARDO MEDICAL, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

	April 6, 2007,	Six	April 6, 2007,
	Inception,	Months	Inception,
	Through	Ended	Through
	December 31,	June 30,	June 30,
	2007	2008	2007
		(unaudited)	(unaudited)
Net sales	$642,810	$521,328	$40,883
Cost of sales	68,553	72,893	6,160

Gross profit	574,257	448,435	34,723
Research and development expenses	215,251	1,088,127	—
Selling, general and administrative expenses	671,409	1,457,640	162,155

Loss from operations	(312,403)	(2,097,332)	(127,432)
Interest income (expense), net	33,471	(41,662)	8,409

Loss before non-controlling interest	(278,932)	(2,138,994)	(119,023)
Non-controlling interest in loss (earnings) of subsidiaries	(7,691)	(147,631)	33,774

Net loss	$(286,623)	$(2,286,625)	$(85,249)

The accompanying notes are an integral part of these consolidated financial statements

CARDO MEDICAL, LLC
CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY AND
NON-CONTROLLING INTEREST
FOR THE PERIOD FROM APRIL 6, 2007, INCEPTION, THROUGH
DECEMBER 31, 2007, AND FOR THE SIX MONTHS ENDED JUNE 30, 2008
(unaudited)

			Total
	Members’	Note Receivable	Members’	Non-Controlling
	Equity	From Members	Equity	Interest
Balance at April 6, 2007, inception	$—	$—	$—	$—

Capital contribution	5,000,000		5,000,000	—
Contribution of net assets of Accin Corporation	325,057		325,057	625,994
Distribution to Accin Corporation	(3,750,000)		(3,750,000)	—
Net loss	(286,623)		(286,623)	7,691

Balance at December 31, 2007	1,288,434	—	1,288,434	633,685

Capital contribution (unaudited)	12,975,000	(900,000)	12,075,000	—
Fair value of put option derivative (unaudited)	(283,555)		(283,555)	—
Share-based compensation	35,156	—	35,156	—
Acquisition of minority interest of Accelerated Innovation, LLC (unaudited)			—	(785,927)
Acquisition of minority interest of Uni-Knee, LLC (unaudited)			—	(14,893)
Acquisition of minority interest of Cervical Xpand, LLC (unaudited)			—	19,504
Net loss (unaudited)	(2,286,625)		(2,286,625)	147,631

Balance at June 30, 2008 (unaudited)	$11,728,410	$(900,000)	$10,828,410	$—

The accompanying notes are an integral part of these consolidated financial statements

CARDO MEDICAL, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	April 6, 2007,		April 6, 2007,
	Inception,	Six Months	Inception,
	Through	Ended	Through
	December 31,	June 30,	June 30,
	2007	2008	2007
		(unaudited)	(unaudited)
Operating activities:
Net loss	$(286,623)	$(2,286,625)	$(85,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	48,068	79,031	5,037
Amortization of license fees	12,500	25,000	—
Non-controlling interest in earnings (loss) of subsidiaries	7,691	147,631	(33,774)
Share based compensation	—	35,156	—
Acquisition of in-process research and development	—	937,500	—
Effect of changes in:
Accounts receivable	(179,602)	84,235	(31,267)
Inventories	(241,881)	(161,013)	(70,041)
Prepaid expenses and other current assets	(84,316)	7,104	10,890
Accounts payable and accrued expenses	142,052	417,789	74,050

Net cash used in operating activities	(582,111)	(714,192)	(130,354)

Investing activities:
Purchase of property and equipment	(250,719)	(46,003)	(36,830)
Cash acquired from Accin transaction (see Note 6)	611,425	—	611,425
Payments made to acquire minority interest of subsidiaries	—	(3,486,690)	—
Increase in other assets	(125,000)	(130,000)	—

Net cash provided by (used in) investing activities	235,706	(3,662,693)	574,595

Financing activities:
Capital contribution	5,000,000	12,075,000	5,000,000
Proceeds from membership interests refundable	—	540,000	—
Proceeds from notes payable	—	1,200,000	—
Distribution to Accin Corporation shareholders	(3,750,000)	(6,150,000)	(3,750,000)

Net cash provided by financing activities	1,250,000	7,665,000	1,250,000

Net increase (decrease) in cash	903,595	3,288,115	1,694,241
Cash, beginning of period	—	903,595	—

Cash, end of period	$903,595	$4,191,710	$1,694,241

Supplemental disclosure of non-cash investing and financing activities:
Capital contributions through note receivable from members	$—	$900,000	$—
The accompanying notes are an integral part of these consolidated financial statements

CARDO MEDICAL, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007 AND
FOR THE PERIOD FROM APRIL 6, 2007, INCEPTION, THROUGH DECEMBER 31, 2007, AND FOR THE SIX MONTHS ENDED JUNE 30, 2008 (unaudited)
1. DESCRIPTION OF BUSINESS
Organization
Cardo Medical, LLC (“Cardo” or the “Company”) was organized on April 6, 2007 as a California limited liability company. Shortly after the formation of Accelerated Innovation, LLC (“Accelerated”), a Delaware limited liability company, the Company acquired 37.5% of the membership interest in Accelerated. Accelerated owns 51.21% of Uni-Knee, LLC (“Uni”), a New Jersey limited liability company, and 52.083% of Cervical Xpand, LLC (“Cervical”), a New Jersey limited liability company.
On June 19, 2008 (unaudited), the Company exercised the option to acquire the 62.5% non-controlling interest of Accelerated, held by Accin Corporation (“Accin”), a New Jersey Corporation (see Note 6).
On June 23, 2008 (unaudited), the Company completed its acquisition from the minority interest members of Uni and Cervical to acquire the remaining interests not owned by Accelerated of 48.79% and 47.917%, respectively (see Note 7).
Nature of Business
The Company develops and distributes reconstructive orthopedic and spinal surgery products to various medical organizations. The Company works in small, focused development teams in conjunction with physicians to rapidly develop products from conception to launch. The Company launched and commenced sales of its first product in late 2006, which was a high-performance, uni-compartmental knee replacement. The Company commenced sales of its reconstructive and hip products in 2008.
Management’s Plan
As reflected in the accompanying financial statements, the Company had losses from operations and negative cash flows from operations. The Company also had limited resources to fund the payments necessary to complete the business combination of Accelerated (see Note 7). These matters raise substantial doubt about the Company’s ability to continue as a going concern.
Management’s plan regarding these matters included a private placement of membership interests on June 18, 2008, in which the Company raised $12,975,000 (see Note 8). The capital raised in this private placement was adequate to cover the payments necessary to complete the business combination of Accelerated, and the Company expects that this capital will be sufficient to fund operations for the next 12 months.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated financial statements include the accounts of Cardo, Accelerated, Uni and Cervical. All significant intercompany transactions have been eliminated in consolidation. The non-controlling and minority interests in these companies is represented by a single balance in the consolidated balance sheets. As of December 31, 2007, the total non-controlling interest balance of $633,685 is comprised of $76,372 for minority interest in Uni, ($42,825) in Cervical and $600,138 in Accelerated. As of June 30, 2008 (unaudited), the non-controlling interest balance amounted to $0, as the Company by then had acquired the minority interests in Uni, Cervical, and Accelerated.
Use of Estimates
Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management makes estimates relating to allowances for doubtful accounts, excess and obsolete inventory items, the estimated depreciable lives of property and equipment and the allocation of the purchase price paid for the minority interests in Uni, Cervical and Accelerated. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk.

Accounts Receivable
The Company periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. Once collection efforts have been exhausted, the account receivable is written off against the allowance. The Company does not require collateral for trade accounts receivable and has not experienced any write-offs. Management believes that all accounts receivable as of December 31, 2007 and June 30, 2008 (unaudited) are collectable.
Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out basis; and the inventory is comprised of work in process and finished goods. Work in process consists of fabrication costs paid relating to items not physically received. Finished goods are completed knee, spine and hip replacement products ready for sales to customers.
At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation includes an analysis of sales levels by product type. Among other factors, the Company considers current product configurations, historical and forecasted demand, market conditions and product life cycles when determining the net realizable value of the inventory. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory. The Company did not have any inventory considered by management to be excess or obsolete as of December 31, 2007 and June 30, 2008 (unaudited).
Property and Equipment
Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives, which range from three to five years. When items are retired or disposed of, income is charged or credited for the difference between the net book value of the asset and the proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.
Other Assets
During the period of April 6, 2007, inception, through December 31, 2007, the Company entered into agreements with two manufacturers to market and distribute the Company’s uni-polar and mono-polar hip products, as well as its pedicle screw and cervical plate systems. As part of these agreements, the manufacturers granted non-exclusive licenses to the Company to use certain information and improvements so that the Company may obtain regulatory approval for the products that are the subject of the agreements, and in connection with the Company’s commercialization of those products. The total costs capitalized as of December 31, 2007 and June 30, 2008 amounted to $125,000 and $255,000 (unaudited), respectively. During the six months ended June 30, 2008, the Company paid an additional $130,000 (unaudited) in additional license fees relating to these products. The amounts are being amortized using the straight-line method over a period of five years, which represents the contractual life of the agreement. Amortization of the license fees commenced in September 2007 and amounted to $12,500 for the period of inception through December 31, 2007 and $25,000 (unaudited) for the six months ended June 30, 2008.
Future amortization of other assets is as follows.

Year Ended
December 31,
2009	$50,000
2010	50,000
2011	50,000
2012	50,000
2013	22,083

Total	$222,083

Intangible and Long-Lived Assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in future impairment of long-lived assets.
Fair Value of Financial Instruments
For certain financial instruments, including accounts receivable, account payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. For the note payable, the carrying amount approximates its fair value due to its short maturity and interest rate commensurate with the interest rate the Company could get in the open market.
Revenue Recognition
The Company recognizes revenues when there is persuasive evidence of an arrangement, product delivery and acceptance have occurred, the sales price is fixed and determinable, and collectability of the resulting receivable is reasonably assured.
The Company records revenues when title and the risk of loss pass to the customer. Generally, these conditions occur on the date that the surgery takes place at the hospital.

Shipping and Handling Costs
The Company delivers its products to the customers. The related costs are considered necessary to complete the revenue cycle. Therefore, the Company records these costs as a component of the cost of goods sold.
Advertising Costs
The Company did not incur any advertising costs during the period of April 6, 2007, inception, through December 31, 2007 and the six months ended June 30, 2008 (unaudited).
Research and Development Costs
Research and development costs consist of expenditures for the research and development of new product lines and technology. These costs are primarily payroll and payroll related expenses and various sample parts. Research and development costs are expensed as incurred.
In connection with the acquisition of the minority interest of Accelerated (see Note 7), the Company acquired in-process research and development costs valued at $937,500 (unaudited), which are reflected as research and development expenses for the six months ended June 30, 2008 (unaudited).
Income Taxes
The Company is a limited liability company. As such, the Company’s net profit or net loss is deemed distributed to the members, who have to include it on their individual tax returns. The Company pays no income tax.
If the Company was a taxable entity, its rate of tax would be as follows.

April 6, 2007,
Inception,
Through
December 31,
2007
Statutory rate	-34%
State taxes	-6%
Change in valuation allowance	40%

Net	0%

Other Comprehensive Income
The Company has no other comprehensive income.

Concentrations and Other Risks — Related Party
As of December 31, 2007, the Company had five customers that accounted for 39.3%, 14.5%, 11.5%, 11.2% and 10.9% of its accounts receivable. As of June 30, 2008, the Company had three customers that accounted for 30.9% (unaudited), 30.5% (unaudited) and 17.6% (unaudited) of its accounts receivable. The Company had three customers that comprised 43.3%, 26.8% and 14.3% of the Company’s net sales for the period of April 6, 2007, inception, through December 31, 2007. For the six months ended June 30, 2008 , the Company had two customers that accounted for 56.2% (unaudited) and 10.2% (unaudited) of the Company’s net sales.
At December 31, 2007 and June 30, 2008 (unaudited), there were ten doctors using the Company’s product. At December 31, 2007 and June 30, 2008 (unaudited), four and ten of these doctors, respectively, were related parties, representing 88% and 100% (unaudited) of the Company’s net sales, respectively.
Recent Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.” This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has adopted the provisions of SFAS No. 161, but since the Company does not have any derivative instruments or hedging activities, the adoption did not have any impact on its financial position, results of operations or cash flows.
In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”) regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently does not have stock options outstanding, but it will follow the guidance in SAB 110 if it grants any options in the future. Adoption of this standard is not expected to have any impact on the Company.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning January 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.
In December 2007, the FASB, issued SFAS No. 141 (revised 2007), “Business Combinations.” This Statement replaces FASB Statement No. 141, “Business Combinations,” but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this Statement is the same as that of the related FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” The Company will adopt this Statement beginning January 1, 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of SFAS 115.” This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in SFAS No. 159 are elective; however, an amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS 157 “Fair Value Measurements.” We adopted SFAS No. 159 beginning January 1, 2008 and it had no impact on our financial statements.
Effective January 1, 2007, the Company adopted FSP No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48,” (FSP FIN 48-1). FSP FIN 48-1 was issued May 2, 2007 and amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term “effectively settled” replaces the term “ultimately settled” when used to describe recognition, and the terms “settlement” or “settled” replace the terms “ultimate settlement” or “ultimately settled” when used to describe measurement of a tax position under FIN 48. FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. As the Company is a tax flow-through entity, and is not itself an income taxpayer, the adoption of FSP FIN 48-1 did not have an impact on the accompanying financial statements.
In September 2006, the FASB issued FAS 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company adopted this Statement January 1, 2008, and it did not have an impact on the Company’s financial position, results of operations or cash flows.
Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes— an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” This interpretation prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return, including a decision whether to file or not to file a return in a particular jurisdiction. Under the Interpretation, the financial statements must reflect expected future tax consequences of these positions presuming the taxing authorities full knowledge of the position and all relevant facts. The Interpretation also revises disclosure requirements and introduces a prescriptive annual, tabular roll-forward of the unrecognized tax benefits. This Interpretation is effective for fiscal years beginning after December 15, 2006, including the Company’s 2008 fiscal year, although early adoption is permitted. As the Company’s form of organization is an LLC, it is not an income tax payer. Consequently, the adoption of this Interpretation had no impact on the Company’s financial statements.
3. INVENTORY
The Company’s inventory consisted of the following.

	December 31,	June 30,
	2007	2008
		(unaudited)
Work in process	$42,980	$124,912
Finished goods	393,611	472,692

	$436,591	$597,604

4. PROPERTY AND EQUIPMENT
Property and equipment consisted of the following.

	December 31,	June 30,
	2007	2008
		(unaudited)
Instrumentation	$362,171	$406,898
Computer equipment	70,165	71,441
Furniture and fixtures	2,467	2,467

	434,803	480,806

Less: accumulated depreciation	(48,068)	(127,099)

	$386,735	$353,707

Depreciation expense for the period from April 6, 2007, inception, through December 31, 2007 amounted to $48,068. Depreciation expense for the six months ended June 30, 2008 amounted to $79,031 (unaudited). Depreciation expense is included in selling, general and administrative expenses in the accompanying consolidated statements of operations.
5. NOTES PAYABLE (unaudited)
On February 6, 2008, the Company borrowed $1,200,000 (unaudited) from the trustee of a member (that is a trust) to make a down payment on the purchase price for the minority interests in Uni and Cervical. The note bears interest at 10% (unaudited) per annum and is due in full, along with any accrued interest, on July 6, 2008. The note is collateralized by all assets of the Company and is personally guaranteed by the majority member of the Company. The amounts are all classified as current on the consolidated balance sheet as of June 30, 2008 (unaudited).
In July 2008, the principal balance of $1,200,000 (unaudited) was repaid, along with all accrued interest amounting to $48,329 (unaudited).

6. ACCIN TRANSACTION
On April 6, 2007, Cardo was organized by a group of investors who made an initial capital contribution amounting to an aggregate of $5,000,000. On May 21, 2007, (1) Cardo contributed $3,750,000 to Accelerated and (2) Accin, a related party company through a common owner, contributed all of its net business assets, with a net book value of $866,819, to Accelerated. In exchange for this contribution, Cardo received 37.5% of the ownership interests in Accelerated and Accin received the remaining 62.5% of the ownership interests.
Concurrent with the above transaction, on May 21, 2007, the $3,750,000 contributed by Cardo was distributed by Accelerated to Accin. In this transaction, Cardo received a one-year option to purchase the remaining 62.5% of the ownership interests in Accelerated held by Accin for $6,250,000 (see Note 7).
Upon analysis of the Accin contribution, and by applying the precepts found in Emerging Issues Task Force (“EITF”) Issue No. 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business,” it was determined that the net assets constituted a business. This was based on the inputs, outputs, customer base and processes of the operation.
Therefore, it was determined that the transaction was a business combination subject to the guidance of SFAS No. 141, “Business Combinations.” Under that guidance, since Cardo obtained control of the operations despite not having majority ownership, Cardo was the acquirer for accounting purposes. Accordingly, the transaction was recorded as a purchase, and the accounts of Accelerated were consolidated with those of Cardo.
However, since the assets contributed by Accin were in exchange for ownership interests in Accelerated, in accordance with Staff Accounting Bulletin Topic 5, the assets were recorded on the books of Accelerated at Accin’s historical cost basis.

Following is an unaudited pro forma presentation of Cardo and Accin assuming they were combined at the beginning of 2007.

	Cardo
	April 6, 2007,
	Inception,	Accin
	Through	Five Months
	December 31,	Ended	Pro Forma
	2007	May 31, 2007	Combined
			(unaudited)
Net sales	$642,810	$157,305	$800,115
Cost of sales	68,553	24,878	93,431

Gross profit	574,257	132,427	706,684
Research and development expenses	215,251	41,119	256,370
Selling, general and administrative expenses	671,409	250,517	921,926

Loss from operations	(312,403)	(159,209)	(471,612)
Interest income (expense), net	33,471	20,363	53,834

Loss before non-controlling interest	(278,932)	(138,846)	(417,778)
Non-controlling interest in loss (earnings) of subsidiaries	(7,691)	127,553	$119,862

Net loss	$(286,623)	$(11,293)	(297,916)

7. ACQUISITION OF NON-CONTROLLING INTERESTS (unaudited)
On February 7, 2008 (unaudited), the Company entered into Membership Interest Purchase Agreements (the “Agreements”) pursuant to which it agreed to purchase the minority interests in Uni and Cervical subject to certain conditions prior to closing. Together with the execution of the Agreements, Cardo made deposits to the minority interest holders of Uni and Cervical in the aggregate amount of $1,160,484. On June 23, 2008 (unaudited), the Company paid an additional $2,326,206 to the minority interest holders of Uni and Cervical to close the acquisition. As a result, the Company became the 100% owner of all interests in Uni and Cervical.
On June 19, 2008 (unaudited), the Company exercised its option to acquire the non-controlling interest in Accelerated for $6,250,000 (see Note 6). Of this amount, $6,150,000 (unaudited) was paid to Accin as of June 30, 2008, and $100,000 (unaudited) was held for payment of acquisition costs, with any amounts left over due to the minority interest holders. The amount has been reflected in accounts payable and accrued expenses in the accompanying consolidated balance sheet as of June 30, 2008 (unaudited).
The Company’s acquisition of the Uni, Cervical and Accelerated minority interest have been accounted for using the purchase accounting method. The financial statements reflect the allocation of the purchase price to the net assets acquired based on their estimated fair values as of the acquisition date. The Company’s allocation of purchase price is as follows.

	Uni	Cervical	Accelerated	Total
Estimated fair value of tangible net assets acquired	$14,893	$(19,504)	$785,927	$781,316

In-process research and development	—	—	937,500	937,500
Other intangible assets	2,034,287	—	3,293,750	5,328,037
Goodwill	—	1,457,014	1,232,823	2,689,837

Total purchase price	$2,049,180	$1,437,510	$6,250,000	$9,736,690

The amounts allocated to in-process research and development for Accelerated have been recorded as research and development expenses in the consolidated statement of operations during the six months ended June 30, 2008 (unaudited).
8. CAPITAL CONTRIBUTIONS (unaudited)
On June 18, 2008 (unaudited), Cardo entered into a Unit Purchase Agreement with certain investors, pursuant to which the investors invested $9,500,000 (unaudited) in Cardo in exchange for units of membership interests in Cardo. After the execution of the Unit Purchase Agreement, Cardo completed a private placement of units of membership interests in Cardo to certain other investors, resulting in an additional investment of $3,475,000 (unaudited). The total capital raised from these sources was $13,315,000 (unaudited). Of the total capital raised, $900,000 (unaudited) is due from members at June 30, 2008, which has been reflected as a note receivable from members on the consolidated balance sheet as of June 30, 2008. Also of the total capital raised, $540,000 (unaudited) is due back to certain investors, which has been reflected as a current liability — membership interest refundable.
On June 18, 2008 (unaudited), Cardo entered into a Merger Agreement with clickNsettle.com, Inc., a publicly traded shell company (“CKST”), and Cardo Acquisition, LLC, a California limited liability company and wholly-owned subsidiary of CKST. The Merger Agreement provides for the merger of Cardo with and into Cardo Acquisition, LLC, with Cardo continuing as the surviving entity in the merger and a wholly-owned subsidiary of CKST. If Cardo does not consummate this merger prior to August 31, 2008, the investors who were party to the Unit Purchase Agreement have the right (“Put Option”) to cause Cardo to repurchase their units for the amount of their original investment, plus the amount of any liability for taxes the investors (or their equity holders or other beneficial owners) may have incurred based upon Cardo’s income.
In accordance with SFAS No. 133, “Accounting for Derivative Interests and Hedging Activities,” the Put Option is a derivative embedded within the units sold under the Unit Purchase Agreement. The fair value of the derivative as of June 18, 2008 was $283,555 (unaudited). This amount has been deducted from the value of the units, and recorded as a liability. As of June 30, 2008 (unaudited), there was no change in the estimated fair value of the derivative.
On August 29, 2008 (unaudited), Cardo completed the merger pursuant to the terms of the Merger Agreement. As a result, the Put Option was cancelled and the amount originally recorded as a liability was reclassified to equity.
9. RELATED PARTY TRANSACTIONS
For the period of April 6, 2007, inception, through December 31, 2007, the Company paid $50,020 to a member for consulting services provided. The Company paid $61,970 (unaudited) to the member for consulting services for the six months ended June 30, 2008.

On May 21, 2007, the Company entered into a transaction in which Cardo received a 37.5% ownership interest in Accelerated and Accin, a related party company through a common owner, received a 62.5% ownership interest in Accelerated and a $3,750,000 cash distribution (see Note 6).
In February and March 2008 (unaudited), the Company used office space located in Van Nuys, California that was being leased by the majority member of the Company. The total monthly lease payments for the two months amounted to approximately $3,800 and were paid by the member. The member did not charge the Company for rent, and as the amount is not material, nothing has been recorded in the unaudited consolidated statement of operations for these months.
10. COMMITMENTS AND CONTINGENCIES
Royalties Payable
The Company has agreements with the developers of its uni-compartmental knee product, one of whom is a member of the Company, wherein those two developers are each entitled to 5% of the revenue generated from the sales of that product.
Employee Agreements
On February 25, 2008 (unaudited), the Company presented an offer letter to a key employee pursuant to which the employee was to be granted a 1.25% share of the Company’s outstanding membership interests to be issued upon a proposed private placement of securities. The membership interest was to vest over a five year period commencing one year from the issuance date, with acceleration upon a change in control of the Company. The offer letter was not signed by the Company, but was returned to the Company executed by the employee.
The private placement was consummated on June 18, 2008 (see Note 8). As a result, the Company had a potential commitment to issue the employee membership interests with an estimated fair value of $562,500 (unaudited). As of June 30, 2008, the estimated fair value of the vested portion of these membership interests amounted to $35,156 (unaudited).
On September 5, 2008, the Company and the employee agreed that the February 25, 2008 offer letter was void and of no effect, and entered into a new letter agreement with the employee granting him options to purchase membership interests in the Company.
On May 21, 2007, in connection with the contribution of all the business assets of Accin to Accelerated, the Company took assignment of an employment agreement with a key employee, who is also a related party. The term of the agreement was from June 1, 2005 through May 30, 2008, with automatic renewal for successive one-year periods, and had a specified salary of $52,000 per year and a severance clause. On June 6, 2008 (unaudited), the employment agreement was amended to remove certain references to the predecessor company and its shareholder agreement. On September 8, 2008 (unaudited), the entire agreement was terminated, effective June 23, 2008 (unaudited).
Purchase Commitment
The Company has purchase commitments with a vendor to purchase inventory in the amount of $318,125 pending Food and Drug Administration approval of the items.
Operating Leases
The Company leases its office facilities in Beverly Hills, California and Clifton, New Jersey under operating leases extending through August 2008. Total rent expense amounted to $22,511 and $25,180 (unaudited) for the period of April 6, 2007 (inception) through December 31, 2007 and for the six months ended June 30, 2008, respectively.
Future minimum lease payments under non-cancelable operating leases are as follows.

Year Ended
December 31,
2009	$15,520

Total	$15,520

11. SUBSEQUENT EVENTS
In July 2008 (unaudited), the Company repaid the principal balance of its note payable of $1,200,000 and all accrued interest of $48,329 (see Note 5).
On August 29, 2008 (unaudited), Cardo completed the merger pursuant to the terms of the Merger Agreement (see Note 8).
In August 2008 (unaudited), Cardo issued options exercisable for 3.6 (unaudited) units of membership interests, or 1.23% (unaudited) of the outstanding membership interests in Cardo with an exercise price of $147,625 (unaudited) per unit (which is not less than the fair market value on the date of grant). Each option has a term of 10 years and vests in equal installments over a five-year period commencing on the first anniversary of the date of grant.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
Accin Corporation
Clifton, New Jersey
     We have audited the accompanying consolidated balance sheets of Accin Corporation (the “Company”) as of December 31, 2006 and May 31, 2007 and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2006 and for the five months ended May 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Accin Corporation as of December 31, 2006 and May 31, 2007, and the results of their operations and their cash flows for the year ended December 31, 2006 and for the five months ended May 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Los Angeles, California
May 21, 2008

ACCIN CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31,	May 31,
	2006	2007
ASSETS

Current assets:
Cash and cash equivalents	$906,051	$611,425
Accounts receivable	9,547	28,758
Inventory	63,001	194,710
Prepaid expenses and other current assets	4,945	22,833

Total current assets	983,544	857,726

Property and equipment, net	49,753	184,084

Total assets	$1,033,297	$1,041,810

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$43,400	$90,759

Total liabilities	43,400	90,759

Commitments and contingencies (See Note 7)

Non-controlling interest	211,785	84,232

Shareholders’ equity
Common stock, no par value, 2,000,000 shares authorized, issued and outstanding	1,740,000	1,740,000
Additional paid-in capital	457,492	457,492
Stock subscription receivable	(100,000)	—
Accumulated deficit	(1,319,380)	(1,330,673)

Total shareholders’ equity	778,112	866,819

Total liabilities and shareholders’ equity	$1,033,297	$1,041,810

The accompanying notes are an integral part of these consolidated financial statements

ACCIN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year
	Ended	Five Months
	December 31,	Ended
	2006	May 31, 2007
Net sales	$9,547	$157,305
Cost of sales	2,107	24,878

Gross profit	7,440	132,427
Research and development expenses	479,723	41,119
Selling, general and administrative expenses	146,297	250,517

Loss from operations	(618,580)	(159,209)
Interest income	47,024	20,363

Loss before minority interest	(571,556)	(138,846)
Non-controlling interest in losses of subsidiaries	203,399	127,553

Net loss	$(368,157)	$(11,293)

The accompanying notes are an integral part of these consolidated financial statements

ACCIN CORPORATION
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
AND MINORITY INTEREST
FOR THE YEAR ENDED DECEMBER 31, 2006 AND
FOR THE FIVE MONTHS ENDED MAY 31, 2007

						Total
	Common Stock		Additional	Stock Subscription	Accumulated	Shareholders’	Non-Controlling
	Shares	Amount	Paid-In Capital	Receivable	Deficit	Equity	Interest
Balance at December 31, 2005	2,000,000	$1,740,000	$224,999	$(100,000)	$(951,223)	$913,776	$193,677

Capital investment in Uni-Knee, LLC			232,493			232,493	221,507
Net loss					(368,157)	(368,157)
Non-controlling interest in losses of subsidiaries							(203,399)

Balance at December 31, 2006	2,000,000	1,740,000	457,492	(100,000)	(1,319,380)	778,112	211,785

Collection of stock subscription receivable				100,000		100,000
Net loss					(11,293)	(11,293)
Non-controlling interest in losses of subsidiaries							(127,553)

Balance at May 31, 2007	2,000,000	$1,740,000	$457,492	$—	$(1,330,673)	$866,819	$84,232

The accompanying notes are an integral part of these consolidated financial statements

ACCIN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Five Months
	December 31,	Ended
	2006	May 31, 2007
Operating activities:
Net loss	$(368,157)	$(11,293)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,922	11,449
Minority interest in losses of subsidiaries	(203,399)	(127,553)
Effect of changes in:
Accounts receivable	(9,547)	(19,211)
Inventories	(63,001)	(131,709)
Prepaid expenses and other current assets	(3,445)	(17,888)
Accounts payable and accrued expenses	(7,958)	47,359

Net cash used in operating activities	(644,585)	(248,846)

Investing activities:
Purchase of property and equipment	(16,714)	(145,780)

Net cash used in investing activities	(16,714)	(145,780)

Financing activities:
Proceeds from formation of Uni-Knee, LLC	454,000	—
Proceeds from collection of note receivable from shareholder	—	100,000

Net cash provided by financing activities	454,000	100,000

Net increase (decrease) in cash	(207,299)	(294,626)
Cash, beginning of period	1,113,350	906,051

Cash, end of period	$906,051	611,425

The accompanying notes are an integral part of these consolidated financial statements

ACCIN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2006 AND MAY 31, 2007, AND
FOR THE YEAR ENDED DECEMBER 31, 2006 AND
THE FIVE MONTHS ENDED MAY 31, 2007
1. DESCRIPTION OF BUSINESS
Organization
Accin Corporation (“Accin” or the “Company”) was organized on February 14, 2005 under the laws of the state of New Jersey. The Company owns 51.21% of Uni-Knee, LLC (“Uni”), a New Jersey limited liability company, and 52.083% of Cervical Xpand, LLC (“Cervical”), a New Jersey limited liability company (see Note 5).
Nature of Business
The Company develops and distributes reconstructive orthopedic and spinal surgery products to various hospitals. The Company works in small, focused development teams in conjunction with physicians to rapidly develop products from concept to launch. The Company launched and commenced sales of its first product in late 2006, which was a high-performance, uni-compartmental knee replacement.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Principles of Consolidation
The consolidated financial statements include the accounts of Accin, Uni and Cervical. All significant intercompany transactions have been eliminated in consolidation. As Accin has owned majority interests in Uni and Cervical since their formation, the accounts of these companies are included in their entirety. The minority interest in these companies is represented by a single balance in the consolidated balance sheets. As of December 31, 2006, the total minority interest balance of $211,785 was comprised of $98,052 in minority interest for Uni and $113,733 for minority interest in Cervical. As of May 31, 2007, the total minority interest of $84,232 was comprised of $3,809 in minority interest in Uni and $80,423 in minority interest in Cervical.
Accelerated Transaction (see Note 8)
The accompanying financial statements are presented through May 31, 2007 because the Company maintains its books on a monthly basis. On May 21, 2007, Accin contributed all of its net business assets to Accelerated Innovation LLC (“Accelerated”). Because the Company keeps its books and records on a monthly basis, the balances transferred to Accelerated on June 1, 2007. Accordingly, the divestiture of the assets is not shown on these financial statements.
Use of Estimates
Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Among other things, management makes estimates relating to allowances for doubtful accounts, excess and obsolete inventory items and estimated depreciable lives of property and equipment. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced any losses related to this concentration of risk.
Accounts Receivable
The Company periodically assesses its accounts receivable for collectability on a specific identification basis. If collectability of an account becomes unlikely, an allowance is recorded for that doubtful account. Once collection efforts have been exhausted, the account receivable is written off against the allowance. The Company does not require collateral for trade accounts receivable. The Company’s sales commenced late during the year ended December 31, 2006 and escalated during the period from January 1, 2007 through May 31, 2007. There have been no receivable write-offs during that period. Management believes that all accounts receivable as of December 31, 2006 and May 31, 2007 are collectable.
Inventory
Inventory is stated at the lower of cost or net realizable value. Cost is determined on a first-in, first-out basis; and the inventory is comprised of work in process and finished goods. Work in process consists of fabrication, calibration and cleaning costs paid relating to items at various stages of production, but not yet physically received. Finished goods are completed knee, spine and hip replacement products ready for sales to customers.
At each balance sheet date, the Company evaluates its ending inventories for excess quantities and obsolescence. This evaluation includes an analysis of sales levels by product type. Among other factors, the Company considers current product configurations, historical and forecasted demand, market conditions and product life cycles when determining the net realizable value of the inventory. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventory. The Company did not have any inventory considered by management to be excess or obsolete as of December 31, 2006 or May 31, 2007.

Property and Equipment
Property and equipment are recorded at historical cost and depreciated on a straight-line basis over their estimated useful lives, which range from three to five years. When items are retired or disposed of, income is charged or credited for the difference between the net book value of the asset and the proceeds realized thereon. Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.
Long-Lived Assets
In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in future impairment of long-lived assets.
Fair Value of Financial Instruments
For certain financial instruments, including accounts receivable, account payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities.
Revenue Recognition
The Company recognizes revenues when there is persuasive evidence of an arrangement, product delivery and acceptance have occurred, the sales price is fixed and determinable, and collectability of the resulting receivable is reasonably assured.
The Company records revenues when title and the risk of loss pass to the customer. Generally, these conditions occur on the date that the surgery takes place at the hospital.
Shipping and Handling Costs
The Company delivers its products to the customers. The related costs are considered necessary to complete the revenue cycle. Therefore, the Company records these costs as a component of the cost of goods sold.
Advertising Costs
The Company did not incur any advertising costs during the year ended December 31, 2006 or during the five months ended May 31, 2007.

Research and Development Costs
Research and development costs consist of expenditures for the research and development of new product lines and technology. These costs are primarily payroll and payroll related expenses and various sample parts. Research and development costs are expensed as incurred.
Income Taxes
Accin made an election under Subchapter S of the Internal Revenue Code. As such, the corporation’s net profit or net loss is deemed distributed to the stockholders, who have to include it on their individual tax returns. The Company pays no income tax.
If the Company were a taxable entity, its rate of tax would be as follows.

	December 31,	May 31,
	2006	2007
Statutory rate	-34%	-34%
State taxes	-6%	-6%
Change in valuation allowance	40%	40%

	0%	0%

Other Comprehensive Income
The Company has no other comprehensive income.
Concentrations and Other Risks — Related Party
As of December 31, 2006, the Company had one customer that accounted for 100% of its accounts receivable. As of May 31, 2007, the Company had two customers that accounted for 83.2% and 16.8% of accounts receivable. The Company had one customer that comprised 100% of the Company’s net sales for the year ended December 31, 2006. For the period from January 1, 2007 through May 31, 2007, the Company had two customers that comprised 73.0% and 24.0% of the Company’s net sales.
At December 31, 2006 and May 31, 2007, there were one and four doctors, respectively using the Company’s product. These doctors are related parties and represent 100% of the Company’s revenue.
Recent Accounting Pronouncements
In December 2007, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards (“SFAS”) No. 161 “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under

Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
In December 2007, the SEC issued Staff Accounting Bulletin No. 110 (“SAB 110”) regarding the use of a “simplified” method, as discussed in SAB No. 107 (“SAB 107”), in developing an estimate of expected term of “plain vanilla” share options in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently does not have stock options outstanding and has not adopted the provisions of this pronouncement. Going forward, this is not expected to have an impact on the Company’s financial position, operations or cash flows.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this Statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This Statement improves comparability by eliminating that diversity. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141 (revised 2007). The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
In December 2007, the FASB, issued SFAS No. 141 (revised 2007), ‘‘Business Combinations.’’ This Statement replaces FASB Statement No. 141, “Business Combinations,” but retains the fundamental requirements in Statement 141. This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquire; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this Statement is the same as that of the related FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements.” The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
In February 2007, the FASB, issued SFAS No. 159, ‘‘The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of SFAS 115.’’ This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in SFAS 159 are elective; however, an amendment to SFAS 115 ‘‘Accounting for Certain Investments in Debt and Equity Securities’’ applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS 157 ‘‘Fair Value Measurements.’’ The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
Effective January 1, 2007, the Company adopted FSP No. FIN 48-1, ‘‘Definition of Settlement in FASB Interpretation No. 48,’’ (FSP FIN 48-1). FSP FIN 48-1 was issued May 2, 2007 and amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term ‘‘effectively settled’’ replaces the term ‘‘ultimately settled’’ when used to describe recognition, and the terms ‘‘settlement’’ or ‘‘settled’’ replace the terms ‘‘ultimate settlement’’ or ‘‘ultimately settled’’ when used to describe measurement of a tax position under FIN 48. FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
In September 2006, the FASB issued FAS 157 “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes– an interpretation of FASB Statement No. 109,” which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.   This interpretation prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that it has taken or expects to take on a tax return, including a decision whether to file or not to file a return in a particular jurisdiction.  Under the Interpretation, the financial statements must reflect expected future tax consequences of these positions presuming the taxing authorities full knowledge of the position and all relevant facts.  The Interpretation also revises disclosure requirements and introduces a prescriptive annual, tabular roll-forward of the unrecognized tax benefits.  This Interpretation is effective for fiscal years beginning after December 15, 2006, which is the Company’s 2008 fiscal year, although early adoption is permitted.  The Company has not adopted the provisions of this pronouncement; however it is not expected to have an impact on the Company’s financial position, operations or cash flows.
3. INVENTORY
The Company’s inventory consisted of the following.

	December 31,	May 31,
	2006	2007
Work in process	$8,455	$31,633
Finished goods	54,546	163,077

	$63,001	$194,710

4. PROPERTY AND EQUIPMENT
Property and equipment consisted of the following.

	December 31,	May 31,
	2006	2007
Instrumentation	$10,985	$144,152
Computer equipment	54,812	66,657
Furniture and fixtures	2,747	3,515

	68,544	214,324

Less: accumulated depreciation	(18,791)	(30,240)

	$49,753	$184,084

Depreciation expense for the year ended December 31, 2006 and for the five months ended May 31, 2007 amounted to $10,922 and $11,449, respectively. Depreciation expense is recorded in selling, general and administrative expenses on the accompanying consolidated statements of operations.
5. CAPITAL STRUCTURE
On October 13, 2005, Accin formed Cervical with a group of investors. Accin contributed the intellectual property it had developed related to a reconstructive spinal product and the investors contributed $432,000 in cash. Accin had previously expensed all costs related to the intellectual property. In exchange for these contributions, Accin retained a 52.083% membership interest in Cervical and the investors received 47.917%. As the Accin contribution was a non-monetary exchange for ownership interests, in accordance with SEC Staff Accounting Bulletin Topic 5, the Accin contribution was recorded on the books of Cervical at Accin’s historical cost basis, which was zero.
On May 25, 2006, Accin formed Uni with a group of investors. Accin contributed the intellectual property it had developed related to a high-performance, uni-compartmental knee replacement and the investors contributed $454,000 in cash. Accin had previously expensed all costs related to the intellectual property. In exchange for these contributions, Accin retained a 51.21% membership interest in Uni and the investors received 48.79%. As the Accin contribution was a non-monetary exchange for ownership interests, in accordance with SEC Staff Accounting Bulletin Topic 5, the Accin contribution was recorded on the books of Uni at Accin’s historical cost basis, which was zero.

6. RELATED PARTY TRANSACTIONS
For the year ended December 31, 2006, the Company paid $212,888 to a shareholder for consulting services provided. For the five months ended May 31, 2007, the Company paid $57,096 to the shareholder for consulting services provided.
As of December 31, 2006, the Company had an outstanding note receivable of $100,000 due from three shareholders of Accin for the purchase of common stock during the year ended December 31, 2005. The note receivable is reflected as a reduction of shareholders’ equity in the accompanying consolidated balance sheet as of December 31, 2006. During the five months ended May 31, 2007, the amount was collected. As a result, the amount outstanding as of May 31, 2007 amounted to $0.
7. COMMITMENTS AND CONTINGENCIES
Royalties Payable
The Company has agreements with the developers of its uni-compartmental knee product wherein those two developers are each entitled to 5% of the revenue generated from the sales of that product.
Operating Leases
The Company leases its operating facility located in Clifton, New Jersey under an operating lease extending through August 2008. Total rent expense amounted to $18,500 and $8,000 for the year ended December 31, 2006 and for the five months ended May 31, 2007, respectively.
Future minimum lease payments under non-cancelable operating leases are as follows.

Year Ended
December 31,
2008	$19,200
2009	4,800

Total	$24,000

8. SUBSEQUENT EVENTS
On May 21, 2007, (1) Accin contributed all of its net business assets to Accelerated Innovation LLC (“Accelerated”) and (2) Cardo Medical LLC (“Cardo”) contributed $3.75 million. In exchange for these contributions, Accin got 62.5% and Cardo got 37.5% of Accelerated.
Concurrent with the above transaction, on May 21, 2007, the $3.75 million contributed by Cardo was distributed out of Accelerated into Accin for distribution to Accin shareholders. In exchange, Accin granted Cardo a one-year option to purchase the remaining 62.5% of the ownership interests in Accelerated from Accin for $6.25 million.

Upon analysis of the Accin contribution, and by applying the precepts found in Emerging Issues Task Force (“EITF”) Issue No. 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business,” it was determined that the net assets constituted a business.
Therefore, it was determined that the transaction was a business combination subject to the guidance of SFAS No. 141, “Business Combinations.” Under that guidance, since Cardo obtained control of the operation despite not having majority ownership, Cardo was the acquirer for accounting purposes. Accordingly, the transaction was recorded as a sale, and the accounts of Accelerated were consolidated with those of Cardo, not Accin.
However, since the assets contributed by Accin were in exchange for ownership interests in Accelerated, in accordance with SEC Staff Accounting Bulletin Topic 5, the assets were recorded on the books of Accelerated at Accin’s historical cost basis.
The actual transfer of accounts from Accin to Accelerated occurred on June 1, 2007 (see Note 2). As a result of that sale, Accin recognized a gain of approximately $2,900,000 on June 1, 2007 representing the difference between the $3.75 million it received in the above transaction and the net book value of the assets it contributed of $866,819.
On May 20, 2008, the Company exercised the option to acquire the minority interest in Accelerated.

(b) Pro Forma Financial Information

			Pro Forma Adjustments
	Historical		Effect of		Effect of		Effect of
	December 31, 2007		Private Placement		Purchasing		Discontinued		Pro Forma
	Cardo	clickNsettle.com	And Merger		Non-Cont. Interests		Operation		Combined
		(unaudited)	(unaudited)		(unaudited)		(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$903,595	$1,419,351	$14,055,649	C	$(8,536,690)		$		$7,841,905
Accounts receivable	208,360	—							208,360
Inventories	436,591	—							436,591
Prepaid expenses and other current assets	107,149	25,008					(25,008)		107,149

Total current assets	1,655,695	1,444,359	14,055,649		(8,536,690)		(25,008)		8,594,005

Property and equipment, net	386,735	—							386,735
Goodwill	—	—			2,689,837				2,689,837
Other intangible assets	—	—			5,328,037				5,328,037
Other assets, net	112,500	—							112,500

Total assets	$2,154,930	$1,444,359	$14,055,649		$(518,816)		$(25,008)		$17,111,114

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$232,811	$9,361	$100,000		$—		$(9,361)		$332,811
Fair value of put option derivative	—	—	283,555		—		—		283,555
Membership interests refundable	—	—	540,000		—		—		540,000

Total current liabilities	232,811	9,361	923,555		—		(9,361)		1,156,366

Note payable	—	—			1,200,000	A			1,200,000

Non-controlling interest	633,685	—			(633,685)				—

Members’ equity	1,288,434	1,434,998	13,132,094		(1,085,131)		(15,647	) B	14,754,748

Total liabilities, non-controlling interest and members’ equity	$2,154,930	$1,444,359	$14,055,649		$(518,816)		$(25,008)		$17,111,114

A	This is a note payable to a member issued in connection with the acquisition of non-controlling interests.

B	This represents the discontinuation of the operations of clickNsettle.com, Inc.

C	The balance includes $12,975,000 raised from the private placement transaction, along with $1,080,649 in additional cash required to be contributed by clickNsettle.com, Inc.

	Cardo		Pro Forma
	April 6, 2007,		Cardo & Accin	Pro Forma	Pro Forma Adjustments
	Inception,	Accin	Combined	clickNsettle	Effect of
	Through	Five Months	Year Ended	Year Ended	Merger and		Effect of
	December 31,	Ended	December 31,	December 31,	Purchase of		Discontinued	Pro Forma
	2007	May 31, 2007	2007	2007	Non-Cont. Interests		Operation	Combined
			(unaudited)	(unaudited)	(unaudited)		(unaudited)	(unaudited)
				(A)			(B)
Net sales	$642,810	$157,305	$800,115					$800,115
Cost of sales	68,553	24,878	93,431					93,431

Gross profit	574,257	132,427	706,684					706,684
Research and development expenses	215,251	41,119	256,370		937,500	(C)		1,193,870
Selling, general and administrative expenses	671,409	250,517	921,926	$187,748	$—		$(187,748)	921,926

Loss from operations	(312,403)	(159,209)	(471,612)	(187,748)	(937,500)		187,748	(1,409,112)
Interest income (expense), net	33,471	20,363	53,834	16,877			(16,877)	53,834

Loss before non-controlling interest	(278,932)	(138,846)	(417,778)	(170,871)	(937,500)		170,871	(1,355,278)
Non-controlling interest in loss (earnings) of subsidiaries	(7,691)	127,553	119,862		(119,862)			—

Net loss before discontinued operation	(286,623)	(11,293)	(297,916)	(170,871)	(1,057,362)			(1,355,278)
Discontinued operation
Net loss							170,871	170,871
Loss on disposal							(15,647)	(15,647)

Net loss	$(286,623)	$(11,293)	$(297,916)	$(170,871)	$(1,057,362)		$155,224	$(1,200,054)

Basic and diluted loss before discontinued operation				(0.08)	(0.01)		0.08	(0.01)
Discontinued operation							(0.01)	0.00

Net loss per share				(0.08)	(0.01)		0.07	(0.01)

Weighted average shares outstanding:
Basic and diluted (E)	NA (D)	NA (D)	NA (D)	2,207,546	192,081,572	(F)		194,289,118

(A)	The results of operations for clickNsettle.com, Inc. includes the results of operations for the fiscal year ended June 30, 2007, less the results of operations for the six months ended December 31, 2006, plus the results of operations for the six months ended December 31, 2007.

(B)	This pro forma adjustment is to present clickNsettle.com, Inc. as a discontinued operation.

(C)	This represents in-process research and development costs acquired in connection with the acquisition of the non-controlling interests.

(D)	Cardo and Accin are limited liability companies. As such they have no shares outstanding.

(E)	The share figures take into account the one for ten reverse stock split on March 13, 2008

(F)	This assumes the new shares were outstanding for the entire year

			Pro Forma Adjustments
	Historical		Effect of
	Six Months Ended		Merger and	Effect of
	June 30, 2008		Purchase of	Discontinued	Pro Forma
	Cardo	clickNsettle	Non-Cont. Interests	Operation	Combined
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
		(B)		(A)
Net sales	$521,328	$—		—	$521,328
Cost of sales	72,893	—		—	72,893

Gross profit	448,435	—		—	448,435
Research and development expenses	1,088,127	—		—	1,088,127

Selling, general and administrative expenses	1,457,640	153,466	—	(153,466)	1,457,640

Loss from operations	(2,097,332)	(153,466)	—	153,466	(2,097,332)
Interest income (expense), net	(41,662)	30,742		(30,742)	(41,662)

Loss before non-controlling interest	(2,138,994)	(122,724)	—	122,724	(2,138,994)
Non-controlling interest in loss (earnings) of subsidiaries	(147,631)	—	147,631	—	—

Net loss before discontinued operation	(2,286,625)	(122,724)	147,631		(2,138,994)
Discontinued operation
Net loss				122,724	122,724
Gain on disposal				5,109	5,109

Net loss	(2,286,625)	(122,724)	147,631	127,833	(2,011,161)

Basic and diluted loss before discontinued operation		(0.02)	0.00	0.02	(0.01)
Discontinued operation				0.00	0.00

Net loss per share		(0.02)	0.00	0.02	(0.01)

Weighted average shares outstanding:
Basic and diluted (D)	NA (C)	6,065,160	192,081,572		198,146,732

(A)	This pro forma adjusment is to present clickNsettle.com Inc. as a discontinued operation.

(B)	The results of operations for clickNsettle.com, Inc. includes the results of operations for the fiscal year ended June 30, 2008, less the results of operations for the six months ended December 31, 2007.

(C)	Cardo is a limited liability company. As such, it has no shares outstanding.

(D)	These figures take into account the one for ten reverse stock split on March 13, 2008.

(E)	This assumes the new shares were outstanding for the entire period.

(d) Exhibits

Exhibit Number	Description

2.1(1)	Merger Agreement and Plan of Reorganization, dated as of June 18, 2008, by and among clickNsettle.com, Inc., Cardo Medical, LLC and Cardo Acquisition, LLC.

2.2†	First Amendment to Merger Agreement and Plan of Reorganization, dated as of August 29, 2008, by and among clickNsettle.com, Inc., Cardo Medical, LLC and Cardo Acquisition, LLC.

3.1(2)	Amended and Restated Certificate of Incorporation.

3.2(3)	Amended and Restated Bylaws.

10.1†	Escrow Agreement, dated as of August 29, 2008, by and among Chicago Title Company, clickNsettle.com, Inc., Andrew A. Brooks, M.D. and Mikhail Kvitnitsky.

10.2†	Form of Lockup Agreement

10.3†	Lockup Agreement, dated August 29, 2008, for Derrick Romine.

10.4(4)	Amended and Restated 1996 Incentive and Nonqualified Stock Option Plan.

10.5†*	Form of Cardo Medical, LLC Nonstatutory Option Agreement.

10.6(5)	Stock Purchase Agreement, dated as of December 19, 2007, by and among clickNsettle.com, Inc., Frost Gamma Investments Trust, Dr. Jane Hsiao, Steven D. Rubin and Subbarao Uppaluri.

10.7(3)	First Amendment to Stock Purchase Agreement, dated as of January 31, 2008, by and among clickNsettle.com, Inc., Frost Gamma Investments Trust, Dr. Jane Hsiao, Steven D. Rubin and Subbarao Uppaluri.

10.8†*	Employment Agreement, dated as of January 31, 2005, by and between Accelerated Innovation, LLC, as successor to Accin Corporation, and Mikhail Kvitnitsky.

10.9†*	Amendment to Employment Agreement, dated as of June 6, 2008, by and between Accelerated Innovation, LLC and Mikhail Kvitnitsky.

10.10†*	Termination Agreement, effective as of June 23, 2008, by and between Accelarated Innovation, LLC and Mikhail Kvitnitsky.

10.11†*	Employment Offer Letter with Derrick Romine dated September 5, 2008.

10.12†	Form of Indemnification Agreement for officers and directors.

10.13†‡	Agreement, dated as of August 22, 2006, by and between Accelerated Innovation, LLC, as successor to Accin Corporation, and Infinesse Corporation.

10.14†	Supplier Agreement, dated June 16, 2006, between Stelkast Company and Accelerated Innovation, LLC, as successor to Accin.

Exhibit Number	Description

10.15†‡	Contracted Services Agreement, dated September 1, 2007, by and between Accelerated Innovation, LLC and Summit Corporate Services, Inc.

10.16†	Agreement dated April 30, 2008, by and among Mikhail Kvitnitsky and Accelerated Innovation, LLC, Cervical Xpand, LLC and Uni-Knee, LLC.

10.17†	Agreement dated April 30, 2008, by and among John D. Kuczynski, Accelerated Innovation, LLC and Uni-Knee, LLC.

10.18†	Agreement dated April 30, 2008, by and among Richard H. Rothman, M.D., Ph.D., Accelerated Innovation, LLC and Cervical Xpand, LLC.

10.19†	Agreement dated April 30, 2008, by and among Todd J. Albert, M.D., Accelerated Innovation, LLC and Cervical Xpand, LLC.

10.20†	Agreement dated April 28, 2008, by and among, Rafail Zubok, Accelerated Innovation, LLC and Cervical Xpand, LLC.

21.1†	Subsidiaries of clickNsettle.com, Inc.

99.1†	Press release, dated September 2, 2008.

†	Filed herewith.

‡	Confidential treatment has been requested as to a portion of this exhibit. The confidential portion of this exhibit has been omitted and filed separately with the Securities and Exchange Commission.

*	Management compensation plan or agreement.

(1)	Previously filed as an exhibit to the Current Report on Form 8-K filed by us on June 23, 2008.

(2)	Previously filed as an exhibit to the Current Report on Form 8-K filed by us on March 18, 2008.

(3)	Previously filed as an exhibit to the Current Report on Form 8-K filed by us on February 1, 2008.

(4)	Previously filed as an exhibit to the Annual Report on Form 10-KSB filed by us on September 28, 1998.

(5)	Previously filed as an exhibit to the Current Report on Form 8-K filed by us on December 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2008	CLICKNSETTLE.COM, INC.
	By:	/s/ Glenn L. Halpryn
		Name:	Glenn L. Halpryn
		Title:	Chief Executive Officer and President